    As filed with the Securities and Exchange Commission on October 17, 2005
                                                    Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          ----------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                               CEPTOR CORPORATION
                 (Name of Small Business Issuer in Its Charter)

Delaware                                     2834                      11-2897392
(State or Other Jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)     Identification No.)

                            200 International Circle
                                   Suite 5100
                           Hunt Valley, Maryland 21030
                                 (410) 527-9998
   (Address and Telephone Number of Registrant's Principal Executive Offices)
                          ----------------------------

                               William H. Pursley
                      Chairman and Chief Executive Officer
                               CepTor Corporation
                            200 International Circle
                                   Suite 5100
                           Hunt Valley, Maryland 21030
                                 (410) 527-9998
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                             Harvey J. Kesner, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                               65 East 55th Street
                            New York, New York 10022
                                 (212) 451-2300
                          ----------------------------

 As soon as practicable after the effective date of this registration statement
                (Approximate Date of Proposed Sale to the Public)

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933 ("Securities Act"), check the following box.|X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the
Securities  Act  registration   statement   number  of  the  earlier   effective
registration statement for the same offering. |_|

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement
for the same offering. |_|

If this Form is a  post-effective  amendment filed pursuant to Rule 462(d) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement
for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                      Proposed
                                                      Maximum
Title of Each Class of                                Offering               Proposed Maximum         Amount of
Securities To Be                  Amount To Be        Price Per              Aggregate Offering       Registration
Registered                        Registered(1)       Share                  Price                    Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.0001 per share
outstanding                       6,182,076           $1.50(2)               $ 9,273,114.00           $ 1,091.45
--------------------------------------------------------------------------------------------------------------------
Common Stock
underlying Warrants                 377,359           $1.50(2)               $   566,038.50           $    66.62
--------------------------------------------------------------------------------------------------------------------

(1)  Pursuant  to Rule 416 of the  Securities  Act,  the shares of Common  Stock offered  hereby also include an  indeterminate  number of  additional  shares of
Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)  Estimated  at $1.50  per  share,  the last sale  price of  Common  Stock as reported on the OTC Bulletin Board  regulated  quotation  service on October 12,
2005, for the purpose of calculating  the  registration  fee in accordance  with
Rule 457(c) under the Securities Act.

(3)  Estimated  at $1.50  per  share,  the last sale  price of  Common  Stock as reported on the OTC Bulletin Board  regulated  quotation  service on October 12,
2005, for the purpose of calculating  the  registration  fee in accordance  with
Rule 457(g)(3) under the Securities Act.

The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant  shall file a further amendment which specifically  states that this Registration  Statement shall  thereafter  become  effective  in  accordance  with  Section  8(a) of the
Securities  Act of  1933  or  until  the  Registration  Statement  shall  become effective on such date as the  Commission,  acting pursuant to Section 8(a), may determine.

                                       2

                  Subject to completion, dated October 17, 2005

                                   PROSPECTUS

                               CEPTOR CORPORATION

                        6,559,435 Shares of Common Stock

This prospectus relates to the sale by certain selling  stockholders  identified in  this  prospectus  (the  "Selling  Stockholders")  of up to an  aggregate  of
6,559,435  shares of common stock,  par value $0.0001 per share ("Common Stock")
which includes  377,359  shares  issuable upon the exercise of a warrant with an exercise price of $0.01 per share.  All of such shares of Common Stock are being offered for resale by the Selling Stockholders.

The prices at which the Selling  Stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions.  We will not  receive  any of the  proceeds  from the  sale of these  shares  by the
Selling Stockholders. However, we will receive proceeds from the exercise of the warrant if it is exercised by the Selling Stockholder. See "Use of Proceeds."

We will bear all costs relating to the  registration of the Common Stock,  other than any Selling Stockholder's legal or accounting costs or commissions.

Our  Common  Stock is  quoted  on the  regulated  quotation  service  of the OTC
Bulletin  Board  under the symbol  "CEPO.OB"  The last sales price of our Common
Stock on October 12, 2005 as  reported by the OTC  Bulletin  Board was $1.50 per share.

The  information  in this  prospectus is not complete and may be changed.  These securities  may not be sold (except  pursuant to a  transaction  exempt from the registration  requirements  of the  Securities  Act of  1993,  as  amended  (the
"Securities  Act")) until the  Registration  Statement filed with the Securities and Exchange Commission ("SEC") is declared effective. This prospectus is not an offer to sell these  securities  and it is not  soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING  IN OUR COMMON STOCK  INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD READ
THIS ENTIRE PROSPECTUS CAREFULLY,  INCLUDING THE SECTION ENTITLED "RISK FACTORS"
BEGINNING ON PAGE 4 WHICH  DESCRIBES  CERTAIN  MATERIAL  RISK FACTORS YOU SHOULD
CONSIDER BEFORE INVESTING.

Fusion Capital Fund II, LLC ("Fusion  Capital"),  a Selling  Stockholder,  is an
"underwriter"  within the  meaning  of the  Securities  Act with  respect to the shares being offered under this prospectus  which it purchases from us under the
Stock Purchase  Agreement.  Selling  Stockholders may be deemed an "underwriter"
within the meaning of the Securities Act.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION  HAS APPROVED OR DISAPPROVED  OF THESE  SECURITIES,  OR DETERMINED IF
THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this prospectus is October 17, 2005

                                TABLE OF CONTENTS

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES

You should rely only on the information  contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent  information,  you should not rely on it. The
Selling  Stockholders  will not make an offer to sell  these  securities  in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement is accurate as of the date on the front cover of this prospectus or any supplement only, regardless of the time of  delivery of this  prospectus  or any  supplement  or of any sale of
Common  Stock.  Our business,  financial  condition,  results of operations  and prospects may have changed since that date.

                                       i

                               PROSPECTUS SUMMARY

The following summary highlights  aspects of the offering.  This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus  carefully,  including the "Risk Factors" section and the financial  statements,  related  notes and the other more  detailed  information appearing  elsewhere in this  prospectus  before making an investment  decision.
Unless  otherwise  indicated,  all references to "we",  "us",  "our" and similar terms, as well as references to the  "Registrant" in this  prospectus,  refer to
CepTor Corporation and not to the Selling Stockholders.

Corporate History

We were  incorporated  in  Delaware  in 1986  under  the  name  Aloe  Scientific
Corporation. In 1988 our name was changed to CepTor Corporation (the "Company").
Until  December 2003 our stock was held by ten persons and our  operations  were privately  funded by loans from our  owners,  through  research  grants,  and by testing and development  agreements with third parties.  In January 2004 we were
acquired  by  Xechem   International,   Inc.  ("Xechem")  in  a  stock-for-stock
transaction.  Thereafter,  Xechem  determined  that it would  be in  their  best interest  and our best  interest  to  spin-off  our company to permit us to seek separate financing in order to pursue further development of our products.  As a result, on December 8, 2004, we completed a merger (the "Merger") with Medallion
Crest Management, Inc., a Florida corporation ("Medallion").  Medallion acquired all of our  outstanding  capital  stock in  exchange  for  5,278,068  shares  of
Medallion Common Stock and the assumption of certain obligations.

On December 8, 2004 we also filed an amendment to our Articles of  Incorporation in order to adopt the name  CepTor  Corporation  and to  authorize  our Series A
Convertible  Preferred Stock, par value $0.0001 per share,  ("Series A Preferred
Stock"). As a result of these transactions, we succeeded to the type of business of  CepTor  Corporation  as had been  conducted  since  1986 as our sole line of business  under the direction of a management  team appointed by Xechem in 2004, and relocated our principal executive offices to Hunt Valley, Maryland.

On January 31, 2005,  we merged with our  wholly-owned  subsidiary to change our domicile  to  Delaware  from  Florida  and  to  collapse  the  parent-subsidiary relationship resulting from the December 8, 2004 transactions.

Private Placement

In connection with the Merger, we completed the closing of a private offering of our securities ("Private Placement") in which, through February 11, 2005 we sold an aggregate of 511.65 Units to accredited  investors in the Private  Placement, pursuant  to the terms of a  Confidential  Private  Placement  Memorandum  dated
October 22, 2004, as  supplemented.  Each Unit consists of one share of Series A
Preferred Stock and a three-year warrant to purchase our common stock, par value
$0.0001 per share  ("Common  Stock") at $2.50 per share.  Each share of Series A
Preferred Stock is convertible  into 10,000 shares of Common Stock and each unit warrant  entitles the holder to purchase  5,000 shares of Common Stock for $2.50 per  share.  The Units were  offered  by the  Placement  Agent  pursuant  to the
Placement  Agent  Agreement  under which the  Placement  Agent is  entitled,  in addition to a percentage of gross proceeds of the Private Placement,  to receive
300,000  shares of Common  Stock and a warrant to purchase up to an aggregate of
10% of the shares of Common Stock into which the Series A Preferred Stock may be converted that is sold in the Private Placement. We realized gross proceeds from the  Private  Placement  of  $12,791,250,  before  payment  of  commissions  and expenses.

The information in this prospectus is presented as if the company existing since
1986  had  been  the   registrant  for  all  periods   presented.   The  section
"Management's  Discussion  and Analysis or Plan of Operation"  and the financial statements  presented in this  prospectus are exclusive of any assets or results of operations or business attributable to Medallion.

Description of Business

We are a development-stage biopharmaceutical company focusing on the development
of  proprietary,   cell-targeted  therapeutic  products  for  neuromuscular  and neurodegenerative  diseases. Our goal is to increase the quality and quantity of life of people  suffering  with these  diseases.  Primary  efforts are currently being  focused  on moving our lead  product,  Myodur,  into phase I/II  clinical trials for Duchenne's  muscular  dystrophy.  Our broad platform  technology also
includes  the   development   of  products  for  multiple   sclerosis,   retinal
degeneration and epilepsy.

We currently have no revenues from operations and are funding the development of our products  through the sale of our  securities  and will continue to fund our activities  through  sales of  securities  or  partnering  arrangements  for the foreseeable  future.  Our current emphasis is on filing an  investigational  new drug  ("IND")  application  for  Myodur,  manufacturing  supplies  required  for pre-clinical  studies  and  initial  clinical  trials of our  proposed  product, conducting  toxicological  and other  pre-clinical  studies,  pursuing  clinical studies  and  United  States  Food and Drug  Administration  ("FDA")  approvals.
Currently our available  capital resources are not sufficient to sustain planned operations,  which raises  substantial  doubt about our ability to continue as a going concern.  In the absence of the  availability of financing from additional sales of our  securities  on a timely  basis,  we could be forced to  materially curtail, limit, or cease our operations.

Technology

Through an existing proprietary  platform  technology,  we intend to pursue drug candidates  that  exploit the  understanding  that  activation  of the  cysteine protease  calpain  initiates  the cellular  degradation  that  accompanies  many neuromuscular and  neurodegenerative  diseases.  Early studies  undertaken by us found  that  the  calpain  inhibitor  leupeptin  substantially  ameliorated  the degenerative  effects of these diseases.  Our technology  includes utilizing the carrier  molecules  carnitine  and  taurine,  which are used to  target  various passenger  molecules,  including our analogue of leupeptin,  to skeletal  muscle cells and nerve cells, respectively. This provides for potential applications of this  technology  in muscular  dystrophy,  multiple  sclerosis  (MS),  epilepsy,
amyotrophic  lateral  sclerosis  (ALS),   chronic   inflammatory   demyelinating
polyneuropathy  (CIDP), cancer cachexia,  AIDS wasting,  traumatic nerve injury, retinal degeneration, ototoxicity, Alzheimer's disease, Huntington's disease and cardiomyopathies.

We have been issued compound  patents on both carrier  molecules  (carnitine and taurine) in combination with any passenger  molecule and have applied for orphan drug status for Myodur.  Additional  provisional  and other patent  applications have been filed or are in process.

Much of our  technology is based on muscle and nerve cell  targeting for calpain inhibition.  Calpain  exists in every  cell of the body and is a  protease  that degrades cells  naturally,  in a normal metabolic  process,  in concert with new
cells  that  are  constantly  being  developed.   If  calpain  is  up  regulated
abnormally,  the  cellular  degradation  process  breaks  down cells and tissues faster than they can be restored, resulting in several serious neuromuscular and neurodegenerative diseases. Whether by genetic defect, trauma or insult, if cell membrane  integrity  is  compromised,  it can lead to up  regulation  of calpain causing  deleterious muscle or nerve cell and tissue  degradation.  Although the subject  of our  continued  research,  we believe  this to be  because  the cell membrane  defect allows the entry of  extracellular  calcium ions into the cell, which, consequently,  up regulates calpain. Our technology is designed to target calpain  inhibitors to muscle and nerve cells  preventing  degradation  of those tissues.

Strategy

We  are  focusing  on  a  two-pronged  business  strategy  to  minimize  product development  risk and time to market and maximize  market  protection  through a combination of internal  development and licensing and the orphan drug model. We
seek  to  take  advantage  of  the  legislative,   regulatory,   and  commercial
opportunities common to these rare orphan diseases. We currently intend to focus on developing  and  commercializing  orphan drug  candidates  internally,  while working  to  partner  product  development  opportunities  for  non-orphan  drug candidates with third parties. This strategy may be further refined to take into
account  foreign  partnering  opportunities,   including  for  our  orphan  drug
candidates.

We have developed a unique  technology that we believe has broad application and which may be used to target drugs orally to many human organ and tissue systems.
The basis of this technology is a concept that  integrates the special  chemical
properties   of   active,   currently   available,   and   naturally   occurring
bio-pharmaceuticals  and the specific  biological  characteristics  of targeting drugs to cells. Our technology  provides a means for targeting drugs to the site for which the drug has  therapeutic  effect.  This targeting  capability has the potential effect of reducing,  potentially markedly,  the amount of drug that is circulated to other places in the body. Therefore,  effective targeting makes it possible to use much less drug in the patient's  body,  thereby  decreasing  the probability of harmful side effects and delivering it much more efficiently,  in terms of efficacy, directly to the affected site.

Our current focus  includes three  proprietary  products,  Myodur,  Neurodur and
C-301.  In  pre-clinical  studies Myodur has  demonstrated  efficacy in muscular dystrophy,  Neurodur has demonstrated efficacy in MS, and C-301 has demonstrated efficacy  in animal  models for  epilepsy.  We  presently  expect to file an IND application for Myodur in January 2006.

In September 2004, we granted an exclusive license to JCR  Pharmaceuticals  Co.,
Ltd.  ("JCR") to  develop,  manufacture,  use,  sell and  sublicense  Myodur for muscular  dystrophy in Japan,  South Korea,  China,  Taiwan and  Singapore.  The
license agreement provides, among other things, for an initial equity investment in and future milestone payments to us, plus future royalties.

Our principal executive offices are located at 200 International  Circle,  Suite
5100, Hunt Valley, Maryland, 21030 and our telephone number is (410) 527-9998.

The Offering

On October 7, 2005, we entered into a common stock  purchase  agreement  ("Stock
Purchase  Agreement")  with  Fusion  Capital  Fund II, LLC  ("Fusion  Capital"), pursuant to which  Fusion  Capital  has agreed,  under  certain  conditions,  to purchase on each trading day $25,000 of Common Stock up to an  aggregate,  under certain  conditions,  of $20 million over a 40-month period,  subject to earlier termination at our discretion. If the market price of our Common Stock increases to certain  levels,  then in our  discretion,  we may elect to sell more  Common
Stock to Fusion Capital than the minimum daily amount. The purchase price of the shares of Common Stock will be calculated  based upon the future market price of the Common Stock without any fixed discount to the market price.  Fusion Capital does not have the right or the obligation to purchase  shares of Common Stock in the event that the price of our Common Stock is less than $0.50 per share.

Fusion Capital is offering for sale up to 6,534,435  shares of Common Stock.  In connection  with entering into the Stock Purchase  Agreement,  we authorized the sale to Fusion  Capital of up to  5,000,000  shares of Common  Stock for maximum proceeds of $20 million.  Assuming  Fusion Capital  purchases all $20 million of
Common Stock,  we estimate that the maximum  number of shares of Common Stock we will sell to Fusion Capital under the Stock Purchase Agreement will be 5,000,000 shares (exclusive of 377,359 shares (the "Initial  Commitment Shares") issued to

Fusion Capital and a warrant to purchase 377,359 shares at $0.01 per share which expires December 31, 2010 (the "Fusion  Warrant") as an initial  commitment fee,
25,000  shares  issued to Fusion  Capital  as an  expense  reimbursement  and an additional 754,717 shares that will be issued to Fusion Capital as an additional commitment  fee).  Unless an event of default  occurs,  Fusion  Capital  may not transfer or sell the Initial  Commitment  Shares or the shares issuable pursuant to the Fusion  Warrant until the earlier of 40 months from the date of the Stock
Purchase  Agreement or the date the Stock Purchase  Agreement is terminated.  In the event we elect to sell more than the 5,000,000  shares of Common  Stock,  we will be  required  to file a new  registration  statement  and have it  declared effective by the SEC. The number of shares ultimately offered for sale by Fusion
Capital is dependent upon the number of shares purchased by Fusion Capital under the Stock Purchase Agreement.

The offering  also includes an aggregate of 25,000 shares of Common Stock issued to other Selling Stockholders.

Use of Proceeds

We will not receive any proceeds from the sale of shares in this offering by the
Selling  Stockholders.  We will, however,  receive proceeds from the exercise of the Fusion Warrant if it is exercised by the Selling  Stockholder.  In addition, we may receive up to $20 million in  proceeds  from the sale of Common  Stock to
Fusion Capital under the Stock Purchase Agreement. We intend to use any proceeds for working capital and general corporate purposes.

Common Stock Outstanding

As of October  12,  2005 we had  10,930,303  shares of Common  Stock  issued and outstanding, which includes 377,359 shares that we have issued to Fusion Capital as  compensation  for its  purchase  commitment  and 25,000  shares that we have issued  to Fusion  Capital  as an  expense  reimbursement,  but  which  excludes
5,00,000 shares offered by Fusion Capital  pursuant to this prospectus  which it has not yet  purchased  from us and  377,359  issuable  to Fusion  Capital  upon exercise of the Fusion Warrant. If all of shares offered by this prospectus were issued and  outstanding  as of the date hereof,  the number of shares offered by this prospectus  would represent 38.4% of the total common stock  outstanding as of October 12, 2005.

                                  RISK FACTORS

The following  risk factors  should be  considered  carefully in addition to the other information contained in this prospectus you should carefully consider the risks described below before  purchasing our common stock.  Our most significant risks and  uncertainties  are described  below;  however,  they are not the only risks we face.  If any of the  following  risks  actually  occur,  our business, financial  condition,  or results or operations  could be  materially  adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment  therein.  You should acquire shares of our common stock only if you can afford to lose your entire investment.

Risks Related to Our Business and Industry

IF WE CANNOT OBTAIN  ADDITIONAL FUNDS WHEN NEEDED,  OR ACHIEVE  PROFITABILITY WE
MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

Absent  additional  funding  from private or public  equity or debt  financings, collaborative or other  partnering  arrangements,  or other sources,  we will be unable to conduct our product development efforts as planned, and we may need to curtail our development plans, cease operations or sell assets.

WE HAVE A LIMITED OPERATING HISTORY WITH SIGNIFICANT LOSSES AND EXPECT LOSSES TO
CONTINUE FOR THE FORESEEABLE FUTURE.

We have yet to establish any history of profitable operations. At June 30, 2005, we had an  accumulated  deficit  of  $29,540,000.  Our  revenues  have  not been sufficient  to sustain our  operations.  We expect that our revenues will not be
sufficient  to  sustain  our  operations  for  the   foreseeable   future.   Our
profitability  will  require the  successful  commercialization  of our proposed products.  No assurances  can be given when this will occur or that we will ever be profitable.

Our ability to obtain additional  funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EVEN WITH THE SALE OF COMMON STOCK TO FUSION CAPITAL, WE WILL REQUIRE ADDITIONAL
FINANCING  TO  SUSTAIN  OUR  OPERATIONS  AND  WITHOUT  IT WE WILL NOT BE ABLE TO
CONTINUE OPERATIONS.

We only  have the  right to  receive  $25,000  per  trading  day under the Stock
Purchase  Agreement with Fusion Capital unless our stock price equals or exceeds
$1.60, in which case the daily amount may be increased under certain  conditions as the price of the Common Stock  increases.  Fusion  Capital shall not have the right nor the  obligation  to purchase any shares of Common Stock on any trading days that the market  price of the  Common  Stock is less than  $0.50.  Since we initially  registered  5,000,000  shares for sale by Fusion Capital  pursuant to this  prospectus,  the selling price of the Common Stock to Fusion  Capital will have to average at least $4.00 per share for us to receive the maximum  proceeds of $20  million  without  registering  additional  shares of the  Common  Stock.
Assuming a  purchase  price of $1.50 per share,  the  closing  sale price of the
Common Stock as reported on the OTC  Bulletin  Board on October 12, 2005 and the
purchase by Fusion  Capital of the full  5,000,000  shares  under  Common  Stock
Purchase Agreement,  proceeds to us would only be $7,500,000 unless we choose to register  more  than  5,000,000  shares,  which we have the  right,  but not the obligation, to do. In the event we elect to issue more than 5,000,000 shares, we will be  required  to file a new  registration  statement  and have it  declared effective by the SEC.

The extent we rely on Fusion  Capital as a source of  funding  will  depend on a number of factors including, the prevailing market price of the Common Stock and the extent to which we are able to secure  working  capital from other  sources.
Specifically,  Fusion  Capital  shall not have the right nor the  obligation  to purchase any shares of Common Stock on any trading days that the market price of our common stock is less than $0.50 per share. If obtaining sufficient financing from Fusion Capital were to prove  unavailable or prohibitively  dilutive and if we are unable to commercialize and sell our proposed  products,  we will need to secure another source of funding in order to satisfy our working  capital needs.
Even if we are able to access  the full $20  million  under  the Stock  Purchase
Agreement with Fusion  Capital,  we may still need  additional  capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working  capital needs be  unavailable  or  prohibitively expensive  when we require  it,  the  consequences  would be a material  adverse effect on our business, operating results, financial condition and prospects.

WE WILL REQUIRE  ADDITIONAL  FUNDING WHICH WILL BE  SIGNIFICANT  AND WE MAY HAVE
DIFFICULTY RAISING NEEDED CAPITAL IN THE FUTURE BECAUSE OF OUR LIMITED OPERATING
HISTORY AND BUSINESS RISKS ASSOCIATED WITH OUR COMPANY.

We currently do not generate any revenue from our proposed  products and revenue from  grants and  collaborative  agreements  may not be  sufficient  to meet our future capital  requirements.  We do not know when, or if, this will change.  We have expended substantial funds in research and development and will continue to expend substantial funds in contract  manufacturing,  research,  development and pre-clinical  testing and clinical  trials of our drug delivery  technology  and compounds.  We will require substantial additional funds to conduct research and development,  establish and conduct  clinical and  pre-clinical  trials,  obtain required  regulatory  approvals and clearances,  establish  clinical and, if our products are  subsequently  considered  candidates for FDA approval,  commercial scale manufacturing arrangements, and provide for the marketing and distribution of our products.  Additional funds may not be available on acceptable  terms, if at all. If adequate  funds are  unavailable or are not available on terms deemed acceptable by management, we may have to delay, reduce the scope of or eliminate one or more of our  research or  development  programs  or product or  marketing efforts which may materially harm our business, financial condition, and results of operations. Our long term capital requirements are expected to depend on many factors, including:

o    the number of potential products and technologies in development;

o    continued progress and cost of our research and development programs;

o    progress with pre-clinical studies and clinical trials;

o    the time and costs involved in obtaining regulatory clearance;

o    costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

o    costs of  developing  sales,  marketing and  distribution  channels and our ability to sell our drugs;

o    costs  involved in  establishing  manufacturing  capabilities  for clinical trial and commercial quantities of our drugs;

o    competing technological and market developments;

o    market acceptance of our products;

o    costs for recruiting and retaining management,  employees, and consultants;
     and

o    costs for training physicians.

We may consume  available  resources  more rapidly than  currently  anticipated, resulting in the need for additional funding. We may seek to raise any necessary additional funds through the exercise of warrants,  equity,  or debt financings, collaborative  arrangements with corporate partners,  or other sources. Any such equity financing may be dilutive to existing stockholders and debt financing, if available, may involve restrictive covenants that would limit how we conduct our business or finance our  operations,  or otherwise have a material effect on our current or future business prospects.  In addition, in the event that additional funds are obtained through  arrangements  with  collaborative  partners or other sources, we may have to relinquish economic and/or proprietary rights to some of our  technologies or products under  development that we would otherwise seek to develop or commercialize by ourselves.  If adequate funds are not available,  we may be required  to  significantly  reduce,  refocus,  or delay our  development efforts with regard to our drug delivery technology, compounds, and drugs.

THE  FAILURE  TO  COMPLETE  DEVELOPMENT  OF OUR  TECHNOLOGY,  OBTAIN  GOVERNMENT
APPROVALS,   INCLUDING  REQUIRED  FDA  APPROVALS,  OR  TO  COMPLY  WITH  ONGOING
GOVERNMENTAL  REGULATIONS COULD DELAY OR LIMIT INTRODUCTION OF PROPOSED PRODUCTS
AND RESULT IN FAILURE TO ACHIEVE REVENUES OR MAINTAIN OUR ONGOING BUSINESS.

Our research and development activities and the manufacture and marketing of our intended products are subject to extensive regulation for safety,  efficacy, and quality by  numerous  government  authorities  in the United  States and abroad.
Before receiving FDA clearance to market our proposed products,  we will have to demonstrate  that our products are safe and effective on the patient  population and for the diseases that are to be treated. Clinical trials,  manufacturing and marketing of drugs are subject to the rigorous  testing and approval  process of the FDA and equivalent  foreign regulatory  authorities.  The Federal Food, Drug and Cosmetic Act ("FDC Act") and other federal,  state, and foreign statutes and
regulations   govern  and   influence   the  testing,   manufacture,   labeling,
advertising,  distribution,  and  promotion of drugs and medical  devices.  As a result,  clinical  trials and regulatory  approval can take a number of years or longer to  accomplish  and require the  expenditure  of  substantial  financial, managerial, and other resources.

In order to be commercially  viable,  we must  successfully  research,  develop, obtain regulatory approval for, manufacture,  introduce,  market, and distribute our technologies.  For each drug utilized with our drug delivery technology, and for  Myodur  and  Neurodur,  we must  successfully  meet a  number  of  critical developmental milestones, including:

o    demonstrate  benefit from  delivery of each  specific drug through our drug delivery technology;

o    demonstrate through pre-clinical and clinical trials that our drug delivery technology and patient specific therapy is safe and effective;

o    establish  a  viable  Good  Manufacturing   Process  capable  of  potential
     scale-up.

The time frame necessary to achieve these  developmental  milestones may be long and uncertain,  and we may not successfully complete these milestones for any of our intended products in development.

In addition to the risks  previously  discussed,  our  technology  is subject to additional developmental risks which include the following:

o    the uncertainties  arising from the rapidly growing  scientific  aspects of drug delivery, therapies, and potential treatments;

o    uncertainties  arising  as  a  result  of  the  broad  array  of  potential treatments related to nerve and muscle injury and disease; and

o    anticipated expense and time believed to be associated with the development and  regulatory  approval  of  treatments  for nerve and muscle  injury and disease.

In order to conduct clinical trials that are necessary to obtain approval by the
FDA to market a product it is  necessary  to receive  clearance  from the FDA to conduct such clinical  trials.  The FDA can halt clinical trials at any time for safety  reasons or because our  clinical  investigators  do not follow the FDA's requirements  for  conducting  clinical  trials.  If we are  unable  to  receive clearance  to conduct  clinical  trials or the trials are halted by the FDA,  we would not be able to achieve any revenue from such product,  as it is illegal to sell any drug or  medical  device in the  United  States  for human  consumption without FDA  approval,  and many foreign  countries  are  influenced in granting their own required approvals by the FDA.

DATA OBTAINED FROM CLINICAL  TRIALS IS SUSCEPTIBLE  TO VARYING  INTERPRETATIONS,
WHICH COULD DELAY, LIMIT OR PREVENT REGULATORY CLEARANCES.

Data already obtained, or in the future obtained,  from pre-clinical studies and clinical  trials (as of the date of this  prospectus  no clinical  trials of our technology  have been  undertaken) do not  necessarily  predict the results that will be obtained from later pre-clinical studies and clinical trials.  Moreover, pre-clinical and clinical data is susceptible to varying interpretations,  which could delay, limit or prevent regulatory  approval. A number of companies in the pharmaceutical  industry have suffered significant setbacks in advanced clinical trials,  even  after  promising  results  in  earlier  trials.  The  failure  to adequately demonstrate the safety and effectiveness of an intended product under development  could delay or prevent  regulatory  clearance of a potential  drug, resulting  in  delays  to  commercialization,  and  could  materially  harm  our business.  Our clinical trials may not demonstrate  sufficient  levels of safety and efficacy  necessary to obtain the  requisite  regulatory  approvals  for our drugs, and thus our proposed drugs may not be approved for marketing. Even after approval, further studies could result in withdrawal of FDA and other regulatory approvals and voluntary or involuntary withdrawal of products from the market.

We  may  encounter  delays  or  rejections  based  upon  additional   government
regulation from future  legislation or  administrative  action or changes in FDA policy  during the period of  development,  clinical  trials and FDA  regulatory review.  We may  encounter  similar  delays in foreign  countries.  Sales of our products outside the U.S. would be subject to foreign regulatory  approvals that vary from country to country. The time required to obtain approvals from foreign countries  may be shorter or longer than that  required  for FDA  approval,  and requirements for foreign licensing may differ from FDA  requirements.  We may be unable  to  obtain  requisite  approvals  from  the FDA and  foreign  regulatory authorities,  and even if obtained, such approvals may not be on a timely basis, or they may not cover the uses that we request.

In the  future,  we may  select  drugs for  "molecular  binding"  using our drug delivery technology which may contain controlled substances which are subject to state,  federal and foreign laws and regulations  regarding  their  manufacture, use, sale,  importation and distribution.  For such drugs containing  controlled substances,  we and any  suppliers,  manufacturers,  contractors,  customers and distributors  may be required to obtain and  maintain  applicable  registrations from state,  federal and foreign law  enforcement  and  regulatory  agencies and comply  with  state,  federal and foreign  laws and  regulations  regarding  the manufacture,  use, sale,  importation and distribution of controlled substances.
These regulations are extensive and include regulations governing manufacturing, labeling, packaging, testing, dispensing,  prescription, and procurement quotas, record keeping, reporting,  handling,  shipment, and disposal. Failure to obtain and maintain  required  registrations or comply with any applicable  regulations could  delay or  preclude  us from  developing  and  commercializing  our  drugs containing  controlled  substances  and  subject us to  enforcement  action.  In addition, because of their restrictive nature, these regulations could limit our commercialization of drugs containing controlled substances.

OUR DRUGS OR  TECHNOLOGY  MAY NOT GAIN FDA  APPROVAL  IN  CLINICAL  TRIALS OR BE
EFFECTIVE AS A THERAPEUTIC AGENT WHICH COULD AFFECT OUR FUTURE PROFITABILITY AND
PROSPECTS.

In order to obtain regulatory approvals,  we must demonstrate that the procedure is safe and effective  for use in humans and functions as a therapeutic  against the effects of injury or disease. To date, we have not conducted any human pilot study pursuant to  Institutional  Review Board  oversight in anticipation of our initial FDA submission for  patient-specific or other therapy.  Further, we have conducted only sporadic and limited animal studies to observe the effects of our drugs and have not  subjected  our drugs or  technologies  to  rigorous  testing standards  that would be acceptable for  publication  in scientific  peer review journals.

We may  not be  able to  demonstrate  that  any  potential  drug or  technology, including Myodur or Neurodur,  although appearing  promising in pre-clinical and animal  observations,  is safe or  effective  in advanced  clinical  trials that involve human  patients.  We are also not able to assure that the results of the tests already  conducted  and which we intend to repeat will be consistent  with our prior observations or support our applications for regulatory approval. As a result, our drug and technology research program may be curtailed, redirected or eliminated at any time.

The diseases and illnesses to which our drugs and  technologies are directed are very complex and may be prone to genetic  mutations.  These  mutations may prove resistant to currently approved therapeutics or our drugs or technologies.  Even if we gain  regulatory  approval there may develop  resistance to our treatment.
This could have a material adverse effect on our business,  financial condition, and results of operations.

WE HAVE  ACCUMULATED  DEFICITS IN THE RESEARCH AND DEVELOPMENT OF OUR TECHNOLOGY
AND  THERE  IS NO  GUARANTEE  THAT WE  WILL  EVER  GENERATE  REVENUE  OR  BECOME
PROFITABLE EVEN IF ONE OR MORE OF OUR DRUGS ARE APPROVED FOR COMMERCIALIZATION.

Since our inception in 1986, we have incurred  operating  losses. As of June 30,
2005,  our  accumulated  deficit  amounted  to  approximately  $29,540,000.   In
addition,  we expect to continue incurring  operating losses for the foreseeable future as we  continue  to  develop  our  products  which will cause us to incur substantial  research and development and clinical trials costs.  Our ability to generate revenue and achieve  profitability  depends upon our ability,  alone or with others,  to complete the development of our proposed  products,  obtain the required  regulatory  approvals and manufacture,  market,  and sell our proposed products.  Development,  including  the cost of  contract  manufacturing  of our proposed  products  for  pre-clinical  testing  and  human  clinical  trials  is extremely  costly  and  requires  significant  investment.  In  the  absence  of additional financing we may not be able to continue our development  activities.
In addition,  we may choose to license the rights to  particular  drugs or other technology. License fees may increase our costs.

We have not  generated  any revenue  from the  commercial  sale of our  proposed products  or any drugs and do not  expect to  receive  such  revenue in the near future.  Our primary  activity to date has been research and  development of our technology.  All revenues to date are from grants, both public and private,  and collaborative  agreements.  A  substantial  portion of the research  results and observations on which we rely were performed by  third-parties at those parties'
sole or shared cost and  expense.  We cannot be certain as to when or whether to anticipate  commercializing  and marketing our proposed products in development, and do not expect to generate sufficient revenues from proposed product sales to cover our expenses or achieve profitability in the foreseeable future.

WE HAVE RELIED  SOLELY ON THE  FACILITIES  OF THE STATE  UNIVERSITY OF NEW YORK,
HEALTH SCIENCE CENTER AT DOWNSTATE  MEDICAL CENTER AND STONY BROOK UNIVERSITY AS
WELL AS OTHER  THIRD-PARTY  RESEARCH  INSTITUTIONS  FOR ALL OF OUR  RESEARCH AND
DEVELOPMENT,  WHICH COULD BE MATERIALLY  DELAYED  SHOULD WE LOSE ACCESS TO THOSE
FACILITIES.

Although we are in discussions to lease  laboratory  facilities for our on-going research and development programs, we currently have no research and development facilities  of our own. We are entirely  dependent on third parties to use their facilities  to conduct  research and  development.  To date,  we have  primarily relied on the Health Science Center at Downstate  Medical Center and Stony Brook
University and other  third-party  research  institutions for this purpose.  Our inability to have continued  access to these  facilities to conduct research and
development   may  delay  or  impair  our  ability  to  gain  FDA  approval  and commercialization of our drug delivery technology and products.

We currently maintain a good working relationship with the Health Science Center at  Downstate  Medical  Center  and  Stony  Brook  University.  Although  we are
evaluating various facilities in which to establish our laboratories,  should we be required to relocate on short notice,  we do not currently  have an alternate facility where we could relocate our research  activities.  The cost and time to establish or locate an alternative  research and development facility to develop our technology, other than through the universities, will be substantial and may delay gaining FDA approval and commercializing our products.

WE ARE DEPENDENT ON OUR  COLLABORATIVE  AGREEMENTS  FOR THE  DEVELOPMENT  OF OUR
TECHNOLOGIES AND BUSINESS  DEVELOPMENT  WHICH EXPOSES US TO THE RISK OF RELIANCE
ON THE VIABILITY OF THIRD PARTIES.

In conducting our research and development activities, we rely and expect in the future  to  rely  upon  numerous  collaborative  agreements  with  universities, governmental agencies, charitable foundations,  manufacturers, contract research organizations,  and corporate partners.  The loss of or failure to perform under any of these arrangements,  by any of these entities,  may substantially disrupt or delay our research  and  development  activities  including  our  anticipated clinical trials.

WE ARE EXPOSED TO PRODUCT LIABILITY,  CLINICAL AND PRE-CLINICAL  LIABILITY RISKS
WHICH  COULD  PLACE A  SUBSTANTIAL  FINANCIAL  BURDEN UPON US SHOULD WE BE SUED,
BECAUSE WE DO NOT CURRENTLY HAVE PRODUCT  LIABILITY  INSURANCE  ABOVE AND BEYOND
OUR GENERAL INSURANCE COVERAGE.

Our business exposes us to potential product liability and other liability risks that  are  inherent  in  the  testing,  manufacturing,  marketing  and  sale  of pharmaceutical products. We cannot assure that such potential claims will not be
asserted   against  us.  In  addition,   the  use  in  our  clinical  trials  of
pharmaceutical  products  that we may develop and the  subsequent  sale of these products by us or our potential  collaborators may cause us to bear a portion of or all product liability risks. A successful liability claim or series of claims brought  against  us could  have a  material  adverse  effect  on our  business, financial condition, and results of operations.

All of our  pre-clinical  trials have been and all of our proposed  clinical and pre-clinical  trials are anticipated to be conducted by collaborators  and third party contractors.  We do not currently have any product liability  insurance or other  liability  insurance  relating  to  clinical  trials or any  products  or compounds.  We intend to seek  insurance  against  such risks before we initiate clinical trials or before our product sales are commenced. We cannot assure that we will be able to obtain or maintain  adequate product  liability  insurance on acceptable  terms,  if at all,  or that such  insurance  will  provide  adequate coverage against our potential  liabilities.  An inability to obtain  sufficient insurance  coverage  at an  acceptable  cost or  otherwise  to  protect  against
potential    product   liability   claims   could   prevent   or   inhibit   the
commercialization  of our drug delivery  technology.  A product  liability claim could also  significantly harm our reputation and delay market acceptance of our intended products.  Furthermore, our current and potential partners with whom we have  collaborative  agreements  or our future  licensees  may not be willing to indemnify  us against  these  types of  liabilities  and may not  themselves  be sufficiently  insured  or have a net worth  sufficient  to satisfy  any  product liability  claims.  Product  liability  claims or other  claims  related  to our intended  products,  regardless  of their  outcome,  could  require  us to spend significant  time  and  money in  litigation  or to pay  significant  settlement amounts or  judgments.  Any  successful  product  liability  or other  claim may prevent  us  from  obtaining  adequate  liability  insurance  in the  future  on commercially  desirable or reasonable  terms.  Claims or losses in excess of any

                                       10

product  liability  insurance  coverage  that may be obtained by us could have a material  adverse effect on our business,  financial  condition,  and results of operations.

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS MORE DIFFICULT,  AND
THEREFORE, INVESTORS HAVE LIMITED INFORMATION UPON WHICH TO RELY.

An investor can only evaluate our business based on a limited operating history.
While we were  organized in 1986,  our current level of activity and  operations only recently began following our  acquisition by Xechem and subsequent  closing on our  financing  during  December  2004 and January  and  February  2005.  Our
operations  will continue to change and our costs will increase  dramatically as we evolve from primarily a technology  holding company to a capitalized  company with  employees  and  internal  operations.  Since  inception,  we have  engaged primarily in research and  development,  relied to a great extent on third-party efforts, sought avenues for licensing technology, sought grants, raised capital, and recruited  scientific and management  personnel  external to us. We have not generated any meaningful  revenue to date, other than research grants,  and have no  royalty  revenue  or  products  ready for use and in the  marketplace.  This limited  history may not be  adequate to enable an investor to fully  assess our ability to develop our technologies and proposed products,  obtain FDA approval, and  achieve  market  acceptance  of  our  proposed  products,  and  respond  to competition, or conduct such affairs as are presently contemplated.

THE SALE OF THE COMMON STOCK TO FUSION  CAPITAL MAY CAUSE  DILUTION AND THE SALE
OF THE SHARES OF COMMON STOCK  ACQUIRED BY FUSION  CAPITAL COULD CAUSE THE PRICE
OF THE COMMON STOCK TO DECLINE.

The purchase price for the Common Stock to be sold to Fusion Capital pursuant to the Stock Purchase  Agreement  will  fluctuate  based on the price of the Common
Stock.  Fusion Capital may sell none,  some or all of the shares of Common Stock purchased  from us at any time.  We expect that the shares  purchased  by Fusion
Capital offered by this prospectus will be sold over a period of up to 40 months from the date of this prospectus. Depending upon market liquidity at the time, a sale of shares  under this  offering  at any given time could  cause the trading price of the Common Stock to decline. The sale of a substantial number of shares of the Common Stock under this offering,  or anticipation  of such sales,  could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

ACCEPTANCE  OF OUR  PRODUCTS  IN THE  MARKETPLACE  IS  UNCERTAIN  AND FAILURE TO
ACHIEVE  MARKET  ACCEPTANCE  WILL  PREVENT  OR DELAY  OUR  ABILITY  TO  GENERATE
REVENUES.

Our future financial performance will depend, in part, upon the introduction and customer acceptance of our proposed products.  Even if approved for marketing by the  necessary  regulatory  authorities,  our  products  may not achieve  market acceptance.  The  degree  of  market  acceptance  will  depend  upon a number of factors, including:

o     the receipt of regulatory  clearance of marketing claims for the uses that we are developing;

o     the establishment and demonstration of the advantages, safety and efficacy of our technologies;

o     pricing and  reimbursement  policies of government  and third party payors such as insurance  companies,  health maintenance  organizations and other health plan administrators;

o     our  ability  to  attract  corporate  partners,  including  pharmaceutical companies, to assist in commercializing our intended products; and

                                       11

o     our ability to market our products.

Physicians,  patients,  payors  or  the  medical  community  in  general  may be unwilling to accept, utilize, or recommend any of our products. If we are unable to obtain regulatory approval,  commercialize,  and market our proposed products when planned, we may not achieve any market acceptance or generate revenue.

WE MAY FACE  LITIGATION  FROM THIRD PARTIES THAT CLAIM OUR PRODUCTS  INFRINGE ON
THEIR INTELLECTUAL  PROPERTY RIGHTS,  PARTICULARLY  BECAUSE THERE IS SUBSTANTIAL
UNCERTAINTY ABOUT THE VALIDITY AND BREADTH OF MEDICAL PATENTS.

We may be exposed to future litigation by third parties based on claims that our technologies,  products, or activities infringe the intellectual property rights of others or that we have the trade secrets of others.  This risk is exacerbated by the  fact  that the  validity  and  breadth  of  claims  covered  in  medical technology  patents and the breadth and scope of trade secret protection involve complex legal and factual  questions for which  important  legal  principles are unresolved.  Any litigation or claims  against us,  whether or not valid,  could result in substantial  costs,  could place a significant strain on our financial and managerial  resources,  and could harm our  reputation.  Most of our license agreements  would likely require that we pay the costs associated with defending this type of litigation. In addition, intellectual property litigation or claims could force us to do one or more of the following:

o     cease  selling,  incorporating  or using  any of our  technologies  and/or products that  incorporate  the challenged  intellectual  property,  which would adversely affect our future revenue;

o     obtain a license from the holder of the  infringed  intellectual  property right,  which  license may be costly or may not be available on reasonable terms, if at all; or

o     redesign our products, which would be costly and time consuming.

We have not engaged in discussions, received any communications,  nor do we have any  reason to believe  that any third  party is  challenging  or has the proper legal  authority to challenge our  intellectual  property rights or those of the actual  patent  holders,  other than a letter  received  during August 2004 from
counsel  to  a  company  named  Ceptyr  Corporation  alleging   infringement  of
trademarks  issued to Ceptyr with  respect to our name  CepTor.  In light of our formation  and use of the  name  CepTor  in  commerce  many  years  prior to the formation  of Ceptyr and issuance of their  trademark,  we believe the demand to cease and desist from future infringement to be substantially  without merit. No further communication has been received since mid-2004.

CERTAIN  UNIVERSITY   RELATIONSHIPS  ARE  IMPORTANT  TO  OUR  BUSINESS  AND  OUR
SCIENTIFIC  ADVISORY BOARD'S UNIVERSITY  RELATIONSHIPS MAY POTENTIALLY RESULT IN
CONFLICTS OF INTERESTS.

Dr. Alfred Stracher and Dr. Leo Kesner are the chief scientific investigators of our technology and have had  longstanding  associations  with the Health Science
Center at Downstate  Medical Center and Stony Brook University for more than the last five years. Dr. Stracher is also Chairman of the Department of Biochemistry of the Health Science Center at Downstate Medical Center. Dr. Stracher's and Dr.
Kesner's  association  with those  universities  may  currently or in the future involve conflicting interests.

                                       12

IF WE ARE UNABLE TO  ADEQUATELY  PROTECT OR ENFORCE  OUR RIGHTS TO  INTELLECTUAL
PROPERTY OR SECURE RIGHTS TO THIRD PARTY PATENTS,  WE MAY LOSE VALUABLE  RIGHTS,
EXPERIENCE  REDUCED  MARKET SHARE,  ASSUMING ANY, OR INCUR COSTLY  LITIGATION TO
PROTECT SUCH RIGHTS.

Our ability to obtain  licenses to  third-party  patents,  maintain trade secret protection, and operate without infringing the proprietary rights of others will be  important  to our  commercialization  of  any  products  under  development.
Therefore,  any disruption in access to the technology could substantially delay the development of our technology.

The patent positions of biotechnology and  pharmaceutical  companies,  including ours,  which also involve  licensing  agreements,  are frequently  uncertain and involve complex legal and factual questions.  In addition,  the coverage claimed in a patent  application  can be  significantly  reduced  before  the  patent is issued.  Consequently,  our patent  applications  and any  issued  and  licensed patents may not provide  protection against  competitive  technologies or may be
held  invalid  if  challenged  or   circumvented.   Our   competitors  may  also
independently  develop drug delivery technologies or products similar to ours or design  around or  otherwise  circumvent  patents  issued or  licensed to us. In addition,  the laws of some foreign  countries  may not protect our  proprietary rights to the same extent as U.S. law.

We  also  rely  upon  trade   secrets,   technical   know  how,  and  continuing
technological  innovation to develop and maintain our competitive  position.  We generally  require our employees,  consultants,  advisors and  collaborators  to execute  appropriate  confidentiality  and assignment of inventions  agreements.
These  agreements   typically   provide  that  all  materials  and  confidential
information  developed or made known to the individual  during the course of the individual's  relationship  with us is to be kept confidential and not disclosed to third  parties  except in  specific  circumstances,  and that all  inventions arising  out of the  individual's  relationship  with us shall be our  exclusive property.  These  agreements  may be breached and we may not have an appropriate remedy available for breach of the agreements.  Furthermore, our competitors may independently  develop  substantially  equivalent  proprietary  information  and techniques,  reverse engineer our information and techniques,  or otherwise gain access to our proprietary  technology.  We may be unable to meaningfully protect our  rights  in trade  secrets,  technical  know how,  and  other  non  patented technology.

Although our trade secrets and technical know how are  important,  our continued
access  to  the  patents  is  a  significant   factor  in  the  development  and
commercialization of our drug delivery  technology.  Aside from the general body of scientific  knowledge from other drug delivery  processes and technology,  we believe these  patents,  based upon our current  scientific  data,  are the only intellectual  property necessary to develop our short-term plans for our current drug delivery system using our proposed Myodur,  Neurodur and other drugs. We do not believe that we are or will be violating any other patents in developing our technology  although we anticipate  seeking a license from Sigma-Tau in order to employ a manufacturing method useful for large scale manufacturing of Myodur.

We may  have  to  resort  to  litigation  to  protect  its  rights  for  certain intellectual property, or to determine their scope, validity, or enforceability.
Enforcing or defending  our rights is  expensive,  could cause  diversion of our resources,  and may not prove successful.  Any failure to enforce or protect our rights  could  cause us to lose the  ability  to exclude  others  from using our technology to develop or sell competing products.

We currently  depend and will  continue to depend  heavily on third  parties for support in research and development and clinical and  pre-clinical  testing.  We expect to conduct  activities  with  Downstate  Medical  Center and other  State
University of New York facilities at Stony Brook and Buffalo.  We currently have no significant  formal  agreement with either of these  institutions  other than research and testing agreements  entered through the Research  Foundation of the

                                       13

State University of New York. Under certain circumstances,  the State University
of  New  York  and  others  may  acquire   certain  rights  in  newly  developed
intellectual property developed in conjunction with us.

Research and  development  and clinical  trials involve a complex  process,  and these  universities'  facilities  may not be sufficient.  Inadequate  facilities could  delay  clinical  trials of our drugs and  result in delays in  regulatory approval and  commercialization  of our drugs,  either of which would materially harm our business. We may, if adequate funding is obtained,  decide to establish an independent facility to replace or supplement university facilities. To date, we have not identified the location,  negotiated leases or equipment  purchases, and, accordingly,  we are subject to various uncertainties and risks that may be associated with the potential establishment of a new facility.

We may rely on third party contract research  organizations,  service providers, and  suppliers  to support  development  and clinical  testing of our  products.
Failure of any of these contractors to provide the required services in a timely manner or on reasonable  commercial terms could materially delay the development and approval of our products,  increase our expenses,  and  materially  harm our business, financial condition, and results of operations.

KEY COMPONENTS OF OUR TECHNOLOGIES MAY BE PROVIDED BY SOLE OR LIMITED NUMBERS OF
SUPPLIERS,  AND SUPPLY  SHORTAGES  OR LOSS OF THESE  SUPPLIERS  COULD  RESULT IN
INTERRUPTIONS IN SUPPLY OR INCREASED COSTS.

Certain  components  used in our research  and  development  activities  such as
leupeptin,   carnitine  and  taurine  compounds,   are  currently  purchased  or
manufactured  for us from a single or a limited number of outside  sources.  The reliance on a sole or limited number of suppliers could result in:

o     potential delays associated with research and development and clinical and pre-clinical  trials  due to an  inability  to  timely  obtain a single or limited source component;

o     potential  inability  to timely  obtain  an  adequate  supply of  required components; and

o     potential of reduced control over pricing, quality, and timely delivery.

We do not have long-term agreements with any of our suppliers, and therefore the supply of a particular  component  could be  terminated  without  penalty to the supplier.  Any  interruption in the supply of components  could cause us to seek alternative sources of supply or manufacture these components internally. If the supply of any components is interrupted,  components from alternative  suppliers may not be available in sufficient  volumes within  required  timeframes,  if at all,  to meet our needs.  This could  delay our  ability  to  complete  clinical trials, obtain approval for commercialization or commence marketing, or cause us to lose sales, incur additional costs, delay new product introductions,  or harm our reputation.  Further, components from a new supplier may not be identical to those provided by the original  supplier.  Such  differences if they exist could affect  product  formulations  or the safety and effect of our products that are being developed and delay regulatory approvals.

WE HAVE LIMITED MANUFACTURING  EXPERIENCE AND ONCE OUR PRODUCTS ARE APPROVED, IF
AT ALL, WE MAY NOT BE ABLE TO MANUFACTURE SUFFICIENT QUANTITIES AT AN ACCEPTABLE
COST.

Our products remain in the research and development and pre-clinical trial phase of commercialization.  Once our products are approved for commercial sale, if at all, we will need to establish the capability to  commercially  manufacture  our products  in  accordance  with FDA and other  regulatory  requirements.  We have limited  experience in  establishing,  supervising,  and  conducting  commercial manufacturing.  If we fail to adequately establish,  supervise,  and conduct all aspects of the manufacturing  processes, we may not be able to commercialize our

                                       14

products. We do not presently own manufacturing  facilities necessary to provide clinical or commercial quantities of our intended products.

We presently plan to rely on third party  contractors to manufacture part or all of our  products.  This may expose us to the risk of not being able to  directly oversee the production and quality of the  manufacturing  process.  Furthermore, these  contractors,  whether  foreign or  domestic,  may  experience  regulatory compliance  difficulty,  mechanic  shut downs,  employee  strikes,  or any other unforeseeable acts that may delay production.

DUE TO OUR LIMITED  MARKETING,  SALES,  AND DISTRIBUTION  EXPERIENCE,  WE MAY BE
UNSUCCESSFUL IN OUR EFFORTS TO SELL OUR PRODUCTS,  ENTER INTO RELATIONSHIPS WITH
THIRD PARTIES, OR DEVELOP A DIRECT SALES ORGANIZATION.

We have yet had to establish any marketing,  sales, or distribution capabilities for our proposed products.  Until such time as our products are further along in the regulatory  process,  we will not devote any meaningful time or resources to this effort.  At the  appropriate  time, we intend to enter into agreements with third parties to sell our products or we may develop our own sales and marketing force. We may be unable to establish or maintain third party  relationships on a commercially  reasonable basis, if at all. In addition,  these third parties may have similar or more  established  relationships  with our  competitors  who may exist after our introduction of products, if any.

If we do not enter  into  relationships  with  third  parties  for the sales and marketing of our  products,  we will need to develop our own sales and marketing capabilities. We have limited experience in developing,  training, or managing a sales  force.  If we choose to  establish  a direct  sales  force,  we may incur substantial  additional expenses in developing,  training,  and managing such an organization.  We may be unable to build a sales force on a cost effective basis or at all.  Any  such  direct  marketing  and  sales  efforts  may  prove  to be unsuccessful.  In  addition,  we will  compete  with many other  companies  that currently have extensive marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all,  and may be unable to engage  qualified  distributors.  Even if engaged, these distributors may:

o    fail to satisfy financial or contractual obligations to us;

o    fail to adequately market our products;

o    cease operations with little or no notice; or

o    offer, design, manufacture, or promote competing products.

If we fail to develop sales,  marketing,  and  distribution  channels,  we would experience  delays in product sales and incur increased costs,  which would harm our financial results.

IF WE ARE UNABLE TO  CONVINCE  PHYSICIANS  AS TO THE  BENEFITS  OF OUR  INTENDED
PRODUCTS,  WE MAY INCUR DELAYS OR ADDITIONAL EXPENSE IN OUR ATTEMPT TO ESTABLISH
MARKET ACCEPTANCE.

Broad use of our drug delivery  technology may require physicians to be informed regarding our intended products and the intended benefits.  The time and cost of such an educational process may be substantial.  Inability to successfully carry out this physician  education  process may adversely affect market acceptance of our  products.  We may be unable  to timely  educate  physicians  regarding  our intended  products in sufficient  numbers to achieve our  marketing  plans or to achieve  product  acceptance.  Any delay in physician  education may  materially delay or reduce demand for our products.  In addition, we may expend significant

                                       15

funds  towards  physician  education  before  any  acceptance  or demand for our products is created, if at all.

THE MARKET  FOR OUR  PRODUCTS  IS  RAPIDLY  CHANGING  AND  COMPETITIVE,  AND NEW
MECHANISMS,  TECHNOLOGIES, NEW THERAPEUTICS, NEW DRUGS, AND NEW TREATMENTS WHICH
MAY BE  DEVELOPED  BY OTHERS  COULD  IMPAIR OUR ABILITY TO MAINTAIN AND GROW OUR
BUSINESS AND REMAIN COMPETITIVE.

The  pharmaceutical  and  biotechnology  industries  are  subject  to rapid  and
substantial  technological  change.   Developments  by  others  may  render  our
technologies  and intended  products  noncompetitive  or obsolete,  or we may be unable to keep pace with  technological  developments  or other market  factors.
Technological  competition  from  pharmaceutical  and  biotechnology  companies, universities,  governmental  entities and others  diversifying into the field is intense and is expected to increase.  Many of these entities have  significantly greater research and development capabilities and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources.
These entities  represent  significant  competition for us.  Acquisitions of, or investments in, competing  pharmaceutical  or  biotechnology  companies by large
corporations   could   increase   such   competitors'   financial,    marketing,
manufacturing, and other resources.

We are a start-up  development  stage enterprise that heretofore has operated in all material  respects  only as a virtual  company with no  day-to-day  business management,  operating  as a vehicle to hold  certain  technology  for  possible future  exploration,  and have  been  and will  continue  to be  engaged  in the development of novel untested drug delivery and therapeutic  technologies.  As a result, our resources are limited and we may experience management, operational, or technical  challenges  inherent in such  activities  and novel  technologies.
Other  companies,  which may become  competitors,  have  developed or are in the process of developing  technologies  that could now be, or in the future become, the basis  for  competition.  Some of these  technologies  may have an  entirely different  approach  or  means  of  accomplishing  similar  therapeutic  effects
compared  to  our   technology.   Our  competitors  may  develop  drug  delivery
technologies and drugs that are safer,  more effective,  or less costly than our intended products and,  therefore,  present a serious  competitive threat to us.
The potential  widespread  acceptance of therapies that are alternatives to ours may limit market acceptance of our products even if commercialized.  Many of our targeted diseases and conditions can also be treated by other medication or drug delivery  technologies.  These  treatments  may be widely  accepted  in  medical communities  and have a longer  history  of use.  The  established  use of these competitive  drugs may limit the potential for our  technologies and products to receive widespread acceptance if commercialized.

WE MAY NOT BE  SUCCESSFUL  IN  OBTAINING  ORPHAN  DRUG STATUS FOR CERTAIN OF OUR
PRODUCTS OR, IF THAT STATUS IS OBTAINED,  FULLY  ENJOYING THE BENEFITS OF ORPHAN
DRUG STATUS.

Under the Orphan Drug Act,  the FDA may grant orphan drug  designation  to drugs intended to treat a rare disease or  condition  generally  affecting  fewer than
200,000  people in the United  States.  We may not be  successful  in  receiving orphan drug status for certain of our products.  Orphan drug designation must be requested before submitting a NDA. After the FDA grants orphan drug designation, the generic  identity of the therapeutic  agent and its potential orphan use are publicized by the FDA.  Under current law,  orphan drug status is conferred upon the first company to receive FDA approval to market the designated  drug for the designated  indication.  Orphan drug status also grants marketing exclusivity in the United  States for a period of seven  years  following  approval of the NDA, subject to limitations.  Orphan drug  designation does not provide any advantage in, or shorten the duration of, the FDA regulatory  approval  process.  Although obtaining  FDA  approval  to market a product  with  orphan  drug  status can be advantageous, the scope of protection or the level of marketing exclusivity that is  currently  afforded  by orphan drug status and  marketing  approval  may not remain in effect in the future.

                                       16

Our business strategy involves  obtaining orphan drug designation for certain of the  products we have under  development.  Although we have  applied for certain orphan drug designation with the FDA, we do not know whether any of our products will  receive an orphan  drug  designation.  Orphan  drug  designation  does not prevent other  manufacturers  from  attempting to develop  similar drugs for the designated  indication  or from  obtaining the approval of an NDA for their drug prior to the approval of our NDA  application.  If another  sponsor's  NDA for a competing  drug in the same  indication  is  approved  first,  that  sponsor  is entitled to exclusive  marketing rights if that sponsor has received orphan drug designation  for its drug. In that case, the FDA would refrain from approving an application  by us to market our competing  product for seven years,  subject to limitations.  Competing  products may receive orphan drug  designations  and FDA marketing  approval  before the  products  under  development  by us may receive orphan drug designation.

NDA approval for a drug with an orphan drug designation does not prevent the FDA from  approving  the  same  drug  for a  different  indication,  or a  molecular variation  of the same drug for the same  indication.  Because  doctors  are not restricted by the FDA from prescribing an approved drug for uses not approved by the FDA, it is also possible that another company's drug could be prescribed for indications  for  which  products  developed  by us have  received  orphan  drug designation and NDA approval.  The prescribing of approved drugs for alternative uses,  commonly  referred to as "off label" sales,  could  adversely  affect the marketing  potential of products that have  received an orphan drug  designation and NDA  approval.  In  addition,  NDA  approval  of a drug with an orphan  drug designation does not provide any marketing exclusivity in foreign markets.

The possible  amendment of the Orphan Drug Act by the U.S. Congress has been the subject of frequent  discussion.  Although no significant  changes to the Orphan
Drug Act have been made for a number of years,  members  of  Congress  have from time to time proposed legislation that would limit the application of the Orphan
Drug Act. The precise  scope of  protection  that may be afforded by orphan drug designation and marketing approval may be subject to change in the future.

IF USERS OF OUR PRODUCTS ARE UNABLE TO OBTAIN ADEQUATE  REIMBURSEMENT FROM THIRD
PARTY PAYORS, OR IF NEW RESTRICTIVE LEGISLATION IS ADOPTED, MARKET ACCEPTANCE OF
OUR PRODUCTS MAY BE LIMITED AND WE MAY NOT ACHIEVE ANTICIPATED REVENUES.

The continuing efforts of government and insurance companies, health maintenance organizations,  and other payors of healthcare  costs to contain or reduce costs of health care may affect our future revenues and profitability,  and the future
revenues  and   profitability   of  our  potential   customers,   suppliers  and
collaborative partners, and the availability of capital. For example, in certain foreign markets,  pricing or profitability  of prescription  pharmaceuticals  is subject to government  control.  In the United States,  given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals,  and on the reform of the
Medicare  and  Medicaid  systems.  While  we  cannot  predict  whether  any such legislative  or  regulatory  proposals  will be  adopted,  the  announcement  or adoption  of such  proposals  could  materially  harm  our  business,  financial condition, and results of operations.

Our ability to  commercialize  our products will depend in part on the extent to which appropriate  reimbursement levels for the cost of our products and related treatment are obtained by governmental authorities,  private health insurers and
other  organizations,   such  as  HMOs.  Third  party  payors  are  increasingly
challenging  the prices charged for medical drugs and services.  Also, the trend toward  managed  health care in the United States and the  concurrent  growth of organizations  such as HMOs, which could control or significantly  influence the purchase of health care services and drugs, as well as legislative  proposals to reform health care or reduce government  insurance  programs,  may all result in lower prices for or rejection of our drugs. The cost  containment  measures that

                                       17

health care payors and  providers are  instituting  and the effect of any health care reform could materially harm our ability to operate profitably.

OUR  BUSINESS  INVOLVES   ENVIRONMENTAL  RISKS  RELATED  TO  HANDLING  REGULATED
SUBSTANCES  THAT COULD  SEVERELY  AFFECT OUR  ABILITY  TO CONDUCT  RESEARCH  AND
DEVELOPMENT OF OUR DRUG DELIVERY TECHNOLOGY.

In connection  with our research and  development  activities and manufacture of materials and drugs,  we are subject to federal,  states and local laws,  rules, regulations, and policies governing the use, generation,  manufacture,  storage, air emission,  effluent discharge,  handling, and disposal of certain materials, biological specimens, and wastes. Although we believe that we have complied with the applicable laws, regulations, and policies in all material respects and have not been required to correct any material  noncompliance,  we may be required to incur  significant  costs to comply  with  environmental  and  health and safety regulations  in the  future.  Our  research  and  development  may in the future involve the controlled use of hazardous materials,  including but not limited to certain hazardous  chemicals and narcotics.  Although we believe that our safety procedures  for storing,  handling,  and disposing of such materials will comply with the  standards  prescribed  by state  and  federal  regulations,  we cannot completely  eliminate the risk of accidental  contamination or injury from these materials.  In the event of such an occurrence,  we could be held liable for any damages that result and any such liability could exceed our resources.

WE DEPEND UPON KEY PERSONNEL WHO MAY TERMINATE  THEIR  EMPLOYMENT WITH US AT ANY
TIME,  AND WE WILL  NEED TO HIRE  ADDITIONAL  QUALIFIED  PERSONNEL  WHICH MAY BE
UNAVAILABLE DUE TO THE NECESSITY OF UNIQUE SKILLS AND RESOURCES.

Our success will depend to a significant  degree upon the continued  services of key management,  including William H. Pursley (age 52) and Norman W. Barton (age
58).  We  maintain  directors  and  officers  insurance  for our  directors  and executive  officers and "key man" life insurance for Dr. Barton in the amount of
$1,000,000.  This  insurance may not  adequately  compensate for the loss of Dr.
Barton's services.  Our success will depend on the ability to attract and retain highly skilled personnel.  Competition for qualified  personnel is intense,  and the process of hiring and integrating such qualified personnel is often lengthy.
We may be  unable  to  recruit  such  personnel  on a timely  basis,  if at all.
Management and other employees may voluntarily terminate their employment at any time. The loss of the services of key personnel, or the inability to attract and retain additional qualified personnel,  could result in delays to development or approval,  loss of sales and  diversion of management  resources.  Additionally, failure to attract and retain highly qualified management personnel would damage our business prospects.

Risks Related to Our Common Stock

WE HAVE RAISED SUBSTANTIAL AMOUNTS OF CAPITAL IN PRIVATE PLACEMENTS FROM TIME TO
TIME.

The securities  offered in such private placements were not registered under the
Securities Act or any state "blue sky" law in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature and if we inadvertently failed to comply with the requirements of any of such exemptive provisions,  investors  would have the right to rescind  their  purchase  of our securities or sue for damages.  If one or more  investors  were to  successfully seek such rescission or prevail in any such suit, we could face severe financial demands that could  materially  and  adversely  affect our  financial  position.
Financings  that  may  be  available  to  us  under  current  market  conditions frequently  involve  sales at prices  below the prices at which our Common Stock currently is reported on the OTC Bulletin  Board or exchange on which our Common
Stock may in the  future,  be listed,  as well as the  issuance  of  warrants or convertible securities at a discount to market price.

                                       18

INVESTORS IN OUR SECURITIES MAY SUFFER DILUTION.

The  issuance  of shares of our  Common  Stock,  or shares of our  Common  Stock underlying warrants, options or preferred stock or convertible notes will dilute the equity  interest  of  existing  stockholders  who do not have  anti-dilution rights and could have a  significant  adverse  effect on the market price of our
Common Stock.  The sale of our Common Stock  acquired at a discount could have a negative  impact on the market price of our Common Stock and could  increase the volatility  in the market price of our Common  Stock.  In addition,  we may seek additional  financing  which may result in the issuance of additional  shares of our Common Stock and/or rights to acquire additional shares of our Common Stock.
The issuance of our Common Stock in connection with such financing may result in substantial dilution to the existing holders of our Common Stock who do not have anti-dilution  rights.  Those  additional  issuances  of our Common  Stock would result  in a  reduction  of an  existing  holder's  percentage  interest  in our company.

OUR COMMON STOCK IS THINLY  TRADED,  SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK
PRICES OR AT ALL IF YOU NEED TO SELL YOUR  SHARES  TO RAISE  MONEY OR  OTHERWISE
DESIRE TO LIQUIDATE YOUR SHARES.

Our Common Stock  historically been sporadically or  "thinly-traded"  on the OTC
Bulletin Board,  meaning that the number of persons interested in purchasing our
Common Stock at or near ask prices at any given time may be relatively  small or non-existent. As of October 12, 2005, our average trading volume per day for the past three months was  approximately  38,625 shares a day with a high of 358,400 shares traded and a low of no shares traded. This situation is attributable to a number  of  factors,  including  the fact that we are a small  company  which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment  community that generate or influence sales volume, and that  even if we came to the  attention  of such  persons,  they  may tend to be risk-averse  and may be reluctant to follow an unproven  company such as ours or purchase or  recommend  the  purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when  trading  activity  in our shares is minimal  or  non-existent,  as compared  to a seasoned  issuer  which has a large and steady  volume of trading activity that will generally support  continuous sales without an adverse effect on share price.  We cannot give you any assurance  that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained.

Fusion  Capital's  purchase  and sale into the  market of  $25,000 of our Common
Stock each  trading day could cause our Common Stock price to decline due to the additional  shares  available  in  the  market,  particularly  in  light  of the relatively  thin trading  volume of our Common  Stock.  For  example,  using the closing  price on October 12, 2005,  of $1.50,  Fusion  Capital  would be issued approximately 16,700 shares each trading day if we elected to have them purchase the daily  purchase  amount,  whereas our average  trading  volume for the prior three  months is 38,625 per day.  The market  price of our  Common  Stock  could decline  given our  minimal  average  trading  volume  compared to the number of shares potentially  issuable to Fusion Capital and the voting power and value of your  investment  would be  subject  to  continual  dilution  if Fusion  Capital purchases the shares and resells those shares into the market, although there is no obligation for Fusion Capital to sell such shares.  Any adverse affect on the market price of our Common Stock would increase the number of shares issuable to
Fusion  Capital  each  trading day which  would  increase  the  dilution of your investment.  Although  we have the  right to reduce or  suspend  Fusion  Capital purchases at any time,  our financial  condition at the time may require that we not exercise our right to suspend such  purchases  even if there is a decline in the market price.

Contractual  9.9%  beneficial  ownership  limitations  prohibit  Fusion Capital, together with its  affiliates,  from  beneficially  owning more than 9.9% of our outstanding  Common Stock.  This 9.9% limitation does not prevent Fusion Capital from  purchasing  shares of our Common Stock and then reselling  those shares in

                                       19

stages over time where Fusion  Capital and its  affiliates  do not, at any given time,  beneficially own shares in excess of the 9.9%  limitation.  Consequently, these  limitations  will not  necessarily  prevent  substantial  dilution of the voting power and value of your investment.

HISTORICALLY, OUR COMMON STOCK HAS EXPERIENCED SIGNIFICANT PRICE FLUCTUATIONS.

There can be no assurance that the market price for our Common Stock will remain at its  current  level  and a  decrease  in the  market  price  could  result in substantial  losses for  investors.  The market price of our Common Stock may be significantly affected by one or more of the following factors:

o     announcements or press releases relating to the bio-pharmaceutical  sector or to our own business or prospects;

o     regulatory,  legislative,  or  other  developments  affecting  us  or  the healthcare industry generally;

o     conversion of our preferred stock and  convertible  debt into Common Stock at  conversion  rates based on then current  market prices or discounts to market prices of our Common Stock, and exercise of options and warrants at below current market prices;

o     sales by those  financing our company through  convertible  securities the underlying Common Stock of which have been registered with the SEC and may be sold into the public market immediately upon conversion; and

o     market conditions specific to bio-pharmaceutical companies, the healthcare industry and general market conditions.

IN ADDITION, IN RECENT YEARS THE STOCK MARKET HAS EXPERIENCED  SIGNIFICANT PRICE
AND VOLUME FLUCTUATIONS.

These  fluctuations,  which are often unrelated to the operating  performance of specific  companies,  have had a substantial effect on the market price for many healthcare and life science related technology companies.  Factors such as those cited above,  as well as other  factors  that may be unrelated to our  operating performance, may adversely affect the price of our Common Stock.

WE HAVE NOT HAD  EARNINGS,  BUT IF EARNINGS  WERE  AVAILABLE,  IT IS OUR GENERAL
POLICY TO RETAIN ANY EARNINGS FOR USE IN OUR OPERATIONS.

We do not  anticipate  paying any cash dividends on our Common Stock or Series A
Preferred  Stock in the foreseeable  future despite the recent  reduction of the federal  income tax rate on  dividends.  Any  payment of cash  dividends  on our
Common Stock or Series A Preferred  Stock in the future will be  dependent  upon our financial  condition,  results of operations,  current and anticipated  cash requirements,  preferred  rights of  holders  of  preferred  stock,  restrictive covenants in debt or other  instruments or agreements,  plans for expansion,  as well as other factors that our board of directors deems relevant.  We anticipate that any future  financing  agreements  may  restrict or prohibit the payment of dividends without prior consent.

WE ARE SIGNIFICANTLY INFLUENCED BY OUR DIRECTORS AND EXECUTIVE OFFICERS.

As of October 12, 2005, our directors,  officers and employees  beneficially own an aggregate  of  approximately  23.2% (or 18.8% giving  effect to the rights of currently  outstanding  Series A Preferred  Stock  holders)  of our  outstanding
Common  Stock.  These  stockholders,  acting  together,  would  be able to exert significant  influence on substantially  all matters  requiring  approval by our stockholders,  including  the election of directors  and approval of mergers and other significant corporate transactions.

                                       20

CERTAIN PROVISIONS OF DELAWARE CORPORATE LAWS AND OTHER PROVISIONS THAT MAY HAVE
CERTAIN ANTI-TAKEOVER EFFECTS.

The  anti-takeover  provisions of the Delaware General  Corporation Law ("DGCL")
may have the effect of discouraging a future takeover  attempt which  individual or Series A Preferred  stockholders may deem to be in their best interests or in which  stockholders  may receive a  substantial  premium  for their  shares over then-current  market  prices.  We are subject to such  anti-takeover  provisions which could  prohibit  or delay a merger or other  takeover or change of control and may discourage  attempts by other companies to acquire us.  Stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

Following  the  reincorporation  merger,  which became  effective on January 31,
2005,  our  certificate  of  incorporation  and by-laws were amended and provide additional provisions  applicable to a Delaware  corporation,  including Section
203 of the DGCL "Business  Combinations With Interested  Stockholders" which, in general,  restricts a  corporation  organized  under the laws of  Delaware  from certain  business  combinations for a period of three years with an "interested"
stockholder  (generally,  15%  ownership)  without  approval  of  the  board  of directors.  In addition,  our by-laws contain  provisions  providing for advance notice of certain stockholder  actions,  such as the nomination of directors and stockholder proposals.

OUR BOARD OF DIRECTORS  HAS TAKEN UNDER  CONSIDERATION  AND SOUGHT ADVICE ON THE
ADVISABILITY OF ADOPTION OF A STOCKHOLDER RIGHTS PLAN.

A stockholder rights plan may prevent a change in control or sale of our company in a manner or on terms not previously approved by our board of directors.

A  stockholder  rights  plan,  in general,  is a right  granted as a dividend to existing  stockholders  as of a record date as a defensive  mechanism to prevent unwanted  takeovers and are  triggered  upon the  announcement  that a party has acquired a specified  percentage  or more of the  outstanding  voting stock of a company without approval by the company's board of directors.

THERE MAY BE A LIMITED PUBLIC MARKET FOR OUR SECURITIES;  WE MAY FAIL TO QUALIFY
FOR AMEX OR OTHER LISTING.

Although we intend to apply for listing of our Common  Stock on either the AMEX,
NASDAQ or other registered stock exchange, there can be no assurance if and when initial listing criteria could be met or if such  application  would be granted, or that the trading of our Common Stock will be sustained. In the event that our
Common Stock fails to qualify for initial or  continued  listing on a registered stock  exchange  or for initial or  continued  inclusion  in the NASDAQ  system, trading, if any, in our Common Stock, would then continue to be conducted on the
NASD's "Electronic  Bulletin Board" in the  over-the-counter  market and in what are commonly  referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate  quotations as to the market value of our Common Stock, and our Common Stock would become  substantially less attractive  for margin  loans,  for  investment  by financial  institutions,  as consideration  in future capital raising  transactions or other purposes.  We do not presently satisfy the listing criteria for the NASDAQ or AMEX markets.

Trading  of our  Common  Stock may be subject  to penny  stock  rules  under the
Exchange Act. Unless exempt,  for any transaction  involving a penny stock,  the regulations  require  broker-dealers  making a  market  in our  Common  Stock to provide  risk  disclosure  to their  customers  including  regarding  the  risks associated  with our  Common  Stock,  the  suitability  for the  customer  of an investment in our Common Stock, the duties of the broker-dealer to the customer, information  regarding  prices for our  Common  Stock and any  compensation  the broker-dealer would receive.  The application of these rules may result in fewer

                                       21

market makers in our Common Stock. Our Common Stock is presently  subject to the rules on penny stocks, and the liquidity of the Common Stock could be materially adversely affected so long as we remain subject to such rule.

COMPLIANCE  WITH  CHANGING   REGULATION  OF  CORPORATE   GOVERNANCE  AND  PUBLIC
DISCLOSURE MAY RESULT IN ADDITIONAL EXPENSES.

Keeping  abreast of, and in compliance  with,  changing  laws,  regulations  and standards relating to corporate governance and public disclosure,  including the
Sarbanes-Oxley  Act of  2002,  new SEC  regulations  and,  in the  event  we are approved for listing on either NASDAQ or a registered exchange, NASDAQ and stock exchange  rules,  will require an increased  amount of management  attention and external  resources.  We intend to continue to invest all  reasonably  necessary resources  to comply  with  evolving  standards,  which may result in  increased general and  administrative  expenses  and a diversion  of  management  time and attention from revenue-generating activities to compliance activities.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains  forward-looking  statements (as defined in Section 27A of the  Securities  Act and Section 21E of the  Securities  Exchange Act of 1934
(the "Exchange  Act"). To the extent that any statements made in this prospectus contain  information  that is not historical,  these  statements are essentially forward-looking.  Forward-looking  statements  can be  identified  by the use of words  such as  "expects,"  "plans"  "will,"  "may,"  "anticipates,"  believes,"
"should,"  "intends,"  "estimates,"  and other words of similar  meaning.  These statements  are subject to risks and  uncertainties  that cannot be predicted or quantified and  consequently,  actual results may differ  materially  from those expressed  or  implied  by  such  forward-looking  statements.  Such  risks  and uncertainties  include,  without  limitation,  our  ability to raise  capital to finance the development of our products,  the  effectiveness,  profitability and the  marketability  of those  products,  our ability to protect our  proprietary
information,   general   economic  and  business   conditions,   the  impact  of
technological  developments and competition,  including entry of newly-developed alternative drug technologies,  our expectations and estimates concerning future financial  performance  and  financing  plans,  adverse  results  of  any  legal proceedings, the impact of current, pending or future legislation and regulation on the  healthcare  industry,  our ability to satisfy  government and commercial
customers   using  our   technology,   our  ability  to  develop   manufacturing
capabilities or the inability to enter into acceptable relationships with one or more contract  manufacturers for our products and key components and the ability of such  contract  manufacturers  to  manufacture  products or  components of an acceptable  quality on a  cost-effective  basis, the volatility of our operating results and  financial  condition,  our  ability to attract or retain  qualified senior  management  personnel,  including  sales and  marketing  and  scientific personnel  and other risks  detailed  from time to time in our filings  with the
SEC.

Information   regarding  market  and  industry  statistics   contained  in  this
prospectus is included based on  information  available to us that we believe is accurate.  It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources,  and cannot assure  investors of the accuracy or completeness of the data included in this prospectus.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties  accompanying any estimates of future market size,  revenue and market  acceptance of products and services.
We do not  undertake  any  obligation  to  publicly  update any  forward-looking statements.  As  a  result,  you  should  not  place  undue  reliance  on  these forward-looking statements.

                                       22

                                 USE OF PROCEEDS

The Selling  Stockholders  will receive all of the proceeds from the sale of the shares offered for sale by them under this  prospectus.  We will not receive any proceeds from the resale of shares by the Selling  Stockholders  covered by this prospectus.  We will, however,  receive proceeds from the exercise of the Fusion
Warrant and we may receive up to $20 million in proceeds from the sale of Common
Stock to Fusion  Capital under the Stock Purchase  Agreement.  Any such proceeds will be used for working capital and general corporate purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our Common  Stock has been quoted on the OTC Bulletin  Board since  December 13,
2004 under the symbol  CEPO.OB.  Prior to that date,  there was no active market for our Common Stock. Based upon information furnished by our transfer agent, as of October 12, 2005, we had 285 holders of record of our Common Stock.

The  following  table  sets  forth the high and low sales  prices for our Common
Stock for the periods indicated as reported by the OTC Bulletin Board:

Fiscal Year 2003                           High              Low
----------------                           ----              ---
First Quarter                          $   N/A           $   N/A
Second Quarter                             N/A               N/A
Third Quarter                              N/A               N/A
Fourth Quarter                             N/A               N/A

Fiscal Year 2004
First Quarter                          $   N/A           $   N/A
Second Quarter                             N/A               N/A
Third Quarter                              N/A               N/A
Fourth Quarter                             5.00              2.75

Fiscal Year 2005
First Quarter                          $   6.70          $   3.85
Second Quarter                             4.09              2.25
Third Quarter                              3.00              0.88
Fourth Quarter (through October 12, 2005)  1.84              1.40

We have not  declared or paid any cash  dividends on our Common Stock and do not anticipate  declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future  earnings,  if any, for the development of our business. Dividends may be paid on our Common Stock only if and when declared by our board of directors and paid on an  as-converted  basis to the holders of our
Series A Preferred Stock.

Equity Compensation Plan Information

We maintain a Founders' Plan and a 2004 Incentive  Stock Plan. As of October 12,
2005 (i) we have issued  3,031,943  shares of Common  Stock under the  Founders'
Plan, and (ii) 908,381 shares of Common Stock under our 2004 Incentive Plan, and have  outstanding  non-qualified  stock  options to  purchase a total of 646,695 shares of our Common Stock,  with exercise prices at the fair market value or in excess of the fair market value on the date of grant,  under the 2004  Incentive
Stock Plan.  (See  "Management - Stock Plans" for a detailed  description of our equity compensation plans.)

                                       23

The following table provides information as of December 31, 2004 with respect to the shares of our  Common  Stock that may be issued  under our  existing  equity compensation plans:

                               Number of securities to       Weighted-average
                               be issued upon exercise       exercise price of           Number of securities
                               of outstanding options,       outstanding options,        available for future
Plan Category                  warrants and rights           warrants and rights         issuance
-------------                  -----------------------       -------------------         --------------------

Equity compensation
plans not approved by
security holders(1)                    607,695                  $   3.16                       1,170,435

-------------------

(1)  Represents the 2004 Stock Incentive Plan and Founders' Plan.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following  discussion of our plan of operation should be read in conjunction with our  financial  statements  and notes thereto  appearing  elsewhere in this document.

Overview

We are a development-stage  biopharmaceutical  company engaged in the discovery, development,  and  commercialization of proprietary,  cell-targeted  therapeutic products for the treatment of neuromuscular and neurodegenerative  diseases with a focus on orphan diseases. An orphan disease is defined in the United States as a serious or life-threatening  disease that affects less than 200,000 people and for which no definitive  therapy  currently  exists. We are seeking to create an
efficient   orphan  drug  platform  by  taking  advantage  of  the  legislative, regulatory and commercial  opportunities common to these rare diseases. Our plan of operation is to focus on developing and commercializing  domestic orphan drug
candidates   internally,   while   working   to  partner   product   development
opportunities  for non-orphan  drug  candidates and foreign  opportunities  with third parties.  Presently our  activities  primarily  include three  proprietary products,  Myodur,  Neurodur  and  C-301.  In  pre-clinical  studies  Myodur has demonstrated efficacy in muscular dystrophy,  Neurodur has demonstrated efficacy in multiple sclerosis, and C-301 has demonstrated efficacy in epilepsy.

Capital Resources and Cash Requirements

In February  2005, we completed  the Private  Placement of an aggregate of $12.8
million  of   securities   (approximately   $9.2  million   after   expenses  of
approximately  $2.3 million and the repurchase of Common Stock for approximately
$1.3  million  from our former  parent as  required  by our  spinoff  agreement)
through the sale of 511.65 units at $25,000 per Unit,  with each Unit consisting of  one  share  of  Series  A  Convertible  Preferred  Stock  and  a  detachable transferable,  three-year  warrant to purchase shares of our Common Stock.  Each share of Series A Preferred Stock is convertible initially into 10,000 shares of common stock at any time. The Unit warrants entitle the holder to purchase 5,000 shares of Common Stock for a three-year period after the date of issuance, at an exercise price of $2.50 per share.

In addition to 511,650 shares of Common Stock  repurchased  from Xechem pursuant to our spinoff  agreement for  approximately  $1.3 million,  on June 17, 2005 we
elected  to  repurchase  an   additional   2,886,563   shares  from  Xechem  for
approximately  $2.3  million  which  reduced  the  number of shares  issued  and outstanding at a per share price below market value.

                                       24

In April 2005 we entered  into a  manufacture  and supply  agreement  to provide materials for both our pre-clinical  and toxicology  studies and to initiate our human  clinical  trials for our  proposed  product,  Myodur,  to treat  muscular dystrophy. We do not anticipate that we will have sufficient capital to purchase materials necessary to continue our long-term  toxicology studies or to complete our initial human clinical trials for Myodur  currently  expected to commence in
2006.  In  addition,  our planned  activities  for the  foreseeable  future will require us to engage additional  consultants and contract research organizations
to  support  our  clinical  development  programs,   and  additional  personnel,
including  management,  with  expertise  in areas such as  preclinical  testing, clinical trial design and  management,  regulatory  affairs,  manufacturing  and marketing.  We will  need to raise  substantial  additional  capital  for  these purposes  and to  continue  funding  the  development  of  Myodur  and our other products.  In the absence of the availability of financing from additional sales of our securities on a timely basis,  we could be forced to materially  curtail, limit, or cease our operations.

On October 7, 2005,  we entered into the Stock  Purchase  Agreement  with Fusion
Capital,  pursuant to which Fusion Capital has agreed, under certain conditions, to purchase on each  trading  day  $25,000 of Common  Stock up to an  aggregate, under  certain  conditions,  of $20 million over a 40-month  period,  subject to earlier  termination at our discretion.  If the market price of our Common Stock increases to certain levels,  then in our discretion,  we may elect to sell more
Common Stock to Fusion Capital than the minimum daily amount. The purchase price of the shares of Common Stock will be  calculated  based upon the future  market price of the Common Stock without any fixed discount to the market price. Fusion
Capital does not have the right or the  obligation to purchase  shares of Common
Stock in the event  that the price of our  Common  Stock is less than  $0.50 per share.

In our discretion, we may elect to sell more Common Stock to Fusion Capital than the  minimum  daily  amount.  We have the right to increase  the daily  purchase amount as the market  price of the Common  Stock  increases.  Specifically,  for every  $0.10  increase in  Threshold  Price  above  $1.50,  we have the right to increase the daily purchase amount by up to an additional  $2,500.  For example, if the  Threshold  Price is $1.70 we would have the right to increase  the daily purchase amount to up to an aggregate of $30,000.  The "Threshold  Price" is the lowest sale price of the Common Stock  during the five trading days  immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If at any time during any  trading day the sale price of the Common  Stock is below the Threshold Price,  the applicable  increase in the daily purchase amount will be void.

In addition to the daily purchase amount, we may elect to require Fusion Capital to purchase on any single trading day, Common Stock in an amount up to $250,000, provided that the price is above $2.00 during the ten prior  trading  days.  The price at which such shares would be purchased will be the lowest  purchase price during the previous  fifteen  trading days prior to the date that such  purchase notice was received by Fusion  Capital.  We may increase this amount to $500,000 if our share  price is above  $4.00  during the five  trading  days prior to our delivery  of the  purchase  notice to Fusion  Capital.  This  amount may also be increased  to up to  $1,000,000  if the price of the Common Stock is above $6.00 during the five trading  days prior to our  delivery of the  purchase  notice to
Fusion Capital.  We may deliver multiple purchase notices;  however at least ten trading  days must have passed  since the most  recent  non-daily  purchase  was completed.

Fusion Capital may terminate the Stock Purchase  Agreement without any liability or payment to the  Company if,  among other  events,  the  effectiveness  of our registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of Common
Stock and such lapse or unavailability continues for a period of ten consecutive trading days or for more than an aggregate of thirty trading days in any 365-day period.

                                       25

We have the  unconditional  right at any time for any  reason to give  notice to
Fusion Capital  terminating the Stock Purchase  Agreement.  Such notice shall be effective one trading day after Fusion Capital receives such notice.

After giving effect to our  repurchase of shares of Common Stock from Xechem and the additional commitments  associated with our planned activities,  our current capital  resources  are not  sufficient  to allow us to execute our  development
plans  without  raising  substantial   additional  funds.  These  matters  raise
substantial doubt about our ability to continue as a going concern.

Research, Development and Manufacturing

Currently,  our primary efforts are moving our lead product,  Myodur, into phase
I/II  clinical  trials for  Duchenne's  muscular  dystrophy.  We plan to use our available cash to continue the  pre-clinical  development  of our  technologies, which  primarily  includes the  manufacture of Myodur,  conducting  pre-clinical tests  and  toxicology  studies,  compiling,  drafting  and  submitting  an  IND application  for  Myodur,  and  preparing  for  initiation  of Phase  I/II human clinical  trials in 2006,  if approved by the FDA. As resources  permit,  we may also fund  other  working  capital  needs.  We  presently  expect to file an IND application for Myodur in January 2006 and initiate human clinical trials during the first half of 2006.

Manufacturing

We do not have, and do not intend to establish, our own manufacturing facilities to produce our product  candidates  in the near or mid-term.  We  outsource  the manufacturing  of our  proposed  product,  Myodur,  to  contract  manufacturers.
Following  placement of an initial  purchase order for product during the end of
2004,  the Company  learned  that the  quantity  and  delivery  time of clinical materials  required would cause the manufacturing  costs of its proposed product to exceed initial  estimates.  As a result of discussions  with its manufacturer during the latter part of the first  quarter of 2005,  the Company has increased
its  anticipated   capital   requirements  that  will  need  to  be  devoted  to
manufacturing  of its proposed  product.  During April 2005,  we entered into an exclusive manufacture and supply agreement with Bachem AG, whereby Bachem is, in addition to cash payments, entitled to receive royalty payments in the amount of the lesser of 5% of "net sales" (as defined in the  agreement)  of the  proposed product or $10  million,  $15  million or $25  million in the first,  second and third (and  thereafter)  years of the agreement,  respectively.  During the year ended December 31, 2004, we paid approximately $0.8 million to Bachem and others for the proposed product and during the six-month period ended June 30, 2005, we paid  approximately  $1.1 million to Bachem and others for the proposed  product and related materials.  We have undelivered  purchase  commitments over the next twelve months of an additional  $4.0 million for the manufacture and delivery of product  materials  required for our  pre-clinical  and toxicology  programs and initial clinical trials. We expect to continue to incur significant expenditures for the foreseeable future to manufacture our proposed product Myodur.

Employees

As of  October  12,  2005,  we had ten  full-time  employees,  all of  whom  are full-time  employees,  one of  whom  focuses  on and  coordinates  our  research program,  five that focus on and coordinate clinical and regulatory strategy and operations, one in business and corporate development,  and three in management, finance,  and administration.  Three of our employees have doctorate and/or M.D.
degrees.  As our current business strategy is primarily to coordinate  research, clinical development,  and manufacturing  activities by third parties, we do not anticipate  hiring a significant  number of additional  employees  over the next twelve months.

                                       26

Properties

We currently lease our executive offices in Hunt Valley,  Maryland consisting of approximately 5,200 square feet for approximately $6,500 per month, subject to a
3% annual rent escalation clause. This lease expires on December 31, 2006 and we believe it should  provide  sufficient  space for our clinical,  regulatory  and other administrative functions during the remaining term of the lease.

We plan to expand and secure laboratory facilities for our own internal research activities.  Suitable laboratory facilities have been identified and efforts are underway to negotiate the lease and purchase of research equipment  necessary to continue our internal research activities.  We are currently conducting research in various  third party  commercial  and academic  settings.  Our plans  include continuing  this  practice  in  addition  to  expanding  the use of  third-party research organizations and facilities to meet specific needs.

                                    BUSINESS

We are a development-stage biopharmaceutical company focusing on the development
of  proprietary,   cell-targeted  therapeutic  products  for  neuromuscular  and neurodegenerative  diseases. Our goal is to increase the quality and quantity of life of people  suffering  with these  diseases.  Primary  efforts are currently being  focused  on moving our lead  product,  Myodur,  into phase I/II  clinical trials for Duchenne's  muscular  dystrophy.  Our broad platform  technology also
includes  the   development   of  products  for  multiple   sclerosis,   retinal
degeneration and epilepsy.

We currently have no revenues from operations and are funding the development of our products  through the sale of our  securities  and will continue to fund our activities  through  sales of  securities  or  partnering  arrangements  for the foreseeable  future.  In the  absence  of the  availability  of  financing  from additional  sales of our  securities  on a timely  basis,  we could be forced to materially  curtail,  limit, or cease our operations.  Currently,  our available capital  resources are not sufficient to sustain our planned  operations,  which raises  substantial doubt about our ability to continue as a going concern.  Our current  emphasis  is on filing an IND  application  for  Myodur,  manufacturing supplies  required for  pre-clinical  studies and initial clinical trials of our proposed  product,  conducting  toxicological  and other  pre-clinical  studies, pursuing clinical studies and required FDA approvals.

Technology

Through an existing proprietary  platform  technology,  we intend to pursue drug candidates  that  exploit the  understanding  that  activation  of the  cysteine protease  calpain  initiates  the cellular  degradation  that  accompanies  many neuromuscular and  neurodegenerative  diseases.  Early studies  undertaken by us found  that  the  calpain  inhibitor  leupeptin  substantially  ameliorated  the degenerative  effects of these diseases.  Our technology  includes utilizing the carrier  molecules  carnitine  and  taurine,  which are used to  target  various passenger  molecules,  including our analogue of leupeptin,  to skeletal  muscle cells and nerve cells, respectively. This provides for potential applications of this technology in muscular dystrophy, MS, epilepsy, ALS, CIDP, cancer cachexia,
AIDS  wasting,  traumatic  nerve  injury,  retinal  degeneration,   ototoxicity,
Alzheimer's disease, Huntington's disease and cardiomyopathies.

We have been issued compound  patents on both carrier  molecules  (carnitine and taurine) in combination with any passenger  molecule and have applied for orphan drug status for Myodur.  Additional  provisional  and other patent  applications have been filed or are in process.

Much of our  technology is based on muscle and nerve cell  targeting for calpain inhibition.  Calpain  exists in every  cell of the body and is a  protease  that degrades cells  naturally,  in a normal metabolic  process,  in concert with new

                                       27

cells  that  are  constantly  being  developed.   If  calpain  is  up  regulated
abnormally,  the  cellular  degradation  process  breaks  down cells and tissues faster than they can be restored, resulting in several serious neuromuscular and neurodegenerative diseases. Whether by genetic defect, trauma or insult, if cell membrane  integrity  is  compromised,  it can lead to up  regulation  of calpain causing  deleterious muscle or nerve cell and tissue  degradation.  Although the subject  of our  continued  research,  we believe  this to be  because  the cell membrane  defect allows the entry of  extracellular  calcium ions into the cell, which, consequently,  up regulates calpain. Our technology is designed to target calpain  inhibitors to muscle and nerve cells  preventing  degradation  of those tissues.

Strategy

We  are  focusing  on  a  two-pronged  business  strategy  to  minimize  product development  risk and time to market and maximize  market  protection  through a combination of internal  development and licensing and the orphan drug model. We
seek  to  take  advantage  of  the  legislative,   regulatory,   and  commercial
opportunities  common to rare orphan  diseases.  We currently intend to focus on developing and commercializing orphan drug candidates internally,  while working to partner product development opportunities for non-orphan drug candidates with third parties. This strategy may be further refined to take into account foreign partnering opportunities, including for our orphan drug candidates.

We estimate the current total market potential of Myodur in Duchenne's  muscular dystrophy at approximately $2.9 billion worldwide.  FDA approval of Myodur would require an effective compound.  With a possible expected orphan drug fast track, and efforts to maintain a  relatively  low cost  development  process  plan,  we currently expect to internally develop and commercialize Myodur world-wide, with the exception of the Pacific Rim where we have granted an exclusive  license for
Myodur.  We also plan to apply for orphan  drug  status and  develop  internally drugs for ALS and CIDP.

Preliminary worldwide partnering discussions are currently underway for multiple sclerosis and retinal  degeneration.  We believe epilepsy drug development is an out-licensing  candidate to partner with larger pharmaceutical firms. We believe our largest  potential  indication  for  long-term  drug  development  to be for cardiomyopathies  (cardiac skeletal muscle  deterioration) which would also be a candidate for out-licensing and development with large pharmaceutical firms.

LOW-RISK  DEVELOPMENT.  We believe our  technology  affords the  opportunity  to minimize development risk because of the following:

o     MINIMAL DOSING FOR MAXIMUM EFFECTIVENESS.  Due to the targeting effects of the carrier  molecules,  only minimal dosing of the therapeutic  passenger molecules is  anticipated  to be required,  suggesting a direct,  positive safety effect and a more efficient delivery in terms of efficacy.

o     NATURALLY OCCURRING CARRIERS.  Carnitine and taurine are benign, naturally occurring,  endogenous molecules that reside in all humans.  Carnitine and taurine  perform the same transport  function with our compounds as occurs naturally.

o     CURRENTLY  APPROVED  PRODUCTS.  Carnitine,  and valproic acid, are already approved  compounds  for  carnitine  deficiency  in dialysis  patients and epilepsy,  respectively.  These drugs are currently administered at higher doses than we anticipate we will use in our activities.

o     LEUPEPTIN TESTED IN CHILDREN. The active ingredient in Myodur,  leupeptin, has already been studied in a limited DMD  pediatric  population  at doses higher than we envision using.
                                       28

o     MOLECULES FAMILIAR TO FDA.  Carnitine and taurine,  as well as the current passenger  molecules,  leupeptin  and  valproic  acid,  are well known and established  molecules  to the FDA  and no  denaturing  of the  individual molecules in combination has been demonstrated.

ORPHAN DRUG MODEL.  According to the National  Institutes of Health (NIH), there are over 6,000 orphan diseases (diseases  affecting less than 200,000 people) in the US directly affecting approximately 24,000,000 patients. The US gene pool is also  representative  of  Western  Europe,  Canada and  Australia.  Accordingly,
management  also  believes  orphan  disease  statistics  to be  similar in those regions.

We  believe  there  are  a  significant  number  of  efficiencies  that  can  be capitalized  on to create a  realistic,  focused  orphan  disease  platform  for numerous potential orphan diseases including:

o     UNMET MEDICAL NEED. By definition,  an orphan drug is one that addresses a disease  that  affects  less  than  200,000  patients  in the US, is for a serious  or  life  threatening  condition  and has no  definitive  therapy available.

o     MITIGATED  RISKS.  Since the Orphan Drug Act in 1983, 1456 drugs have been designated  as  orphans  and 269 (and  more to come)  have  been  approved
      representing  a   significantly   higher  success  rate  than   non-orphan
      development.

o     MARKET EXCLUSIVITY.  Government legislation protects and rewards companies for the  development  of drugs for orphan  diseases by providing for seven years of market  exclusivity  in the U.S.  and ten  years in the  European
      Union,  creating a competition  free  environment with that technology and providing for an absence of patent issues for those same periods of time.

o     REGULATORY.  As a  result  of  the  orphan  drug  legislation,  regulatory challenges  for product  approval can be less daunting than for non-orphan
      drugs.  Fewer  total  patient   exposures,   fewer  clinical  trials,  and
      acceptance of surrogate  markers along with clinical outcomes are possible for orphan drug  candidates.  The FDA is mandated to review an orphan drug approval  application (NDA or BLA) in six months (fast track),  instead of from one to two years.  Understanding the orphan legislation and designing clinical  trials  for  orphan  drugs  provides  efficiencies  across  many different  diseases.  Overall clinical trial costs and time lines may also be greatly reduced compared to non-orphan drug development.

o     COMMERCIALIZATION  AND HIGH  VALUE.  Orphan  drugs  demand a high  premium because of their potential to increase the quality and quantity of life in areas  where  there is very  little  or no other  hope.  Examples  include
      Genzyme's Cerezyme(TM) for Gaucher disease costing up to $300,000 per year per patient;  TKT's  Replagal(TM)  at $160,000 per year for Fabry disease;
      factor XIII costs  hemophiliacs  $70,000 per year;  and even for  non-life threatening  disorders like growth hormone  deficiency,  hGH costs $20,000 per  year.  Servicing  niche  markets  may  permit  low fixed  costs,  and efficient target  marketing.  A small sales force can focus on a specialty audience  in a very  connected  community  with  similar  tactics for many diseases.

o     DISTRIBUTION.  Due to the costs,  administration,  shipping  and  handling requirements for orphan drugs, a very specialized  distribution  system is required.  Similarities  may allow using the same "internal"  distribution

                                       29

      system and  infrastructure.  Today,  most orphan drugs are  contracted out separately  to specialty  distribution  companies at a  significant  cost, usually between 6-7% of top line revenues.

o     REIMBURSEMENT.  The  cost of  orphan  drugs  is  often  not  borne  by the individual patient and insurance complications cannot be tolerated for the prescribing  physicians requiring expert  reimbursement  service to assure uninterrupted therapy without undue complication. Orphan drugs continue to be reimbursed at a rate greater than 95% in the U.S.

o     COST OF GOODS SOLD.  The gross  amount of  material  required to supply an orphan  market is low  relative  to  non-orphan  drugs so that a favorable relationship  is possible  between  quantity  and  relative  sales  price, allowing for potential high gross margins.

Technology Overview

DRUG TARGETING/DELIVERY  TECHNOLOGY. When a pharmaceutical agent is administered to a patient, either orally or by injection, the drug distributes itself in most of the whole body water and tissues while only a small portion administered goes to the diseased area where it is expected to have its clinical  effect.  In some cases,  larger doses must be administered  which can produce severe  undesirable side effects in organs for which it was not intended. Thus, the means by which a drug reaches its target site or its delivery at the right moment and  frequency, takes on increasing significance.

Recent  developments  have fueled an increased  intensity  in research  aimed at creating new drug delivery  systems.  Much of this interest has stemmed from the advances in  biotechnology  immunology,  which has resulted in the creation of a new class of peptide and protein drugs. Concurrent attempts to overcome barriers which limit the availability of these  macromolecules  has led to an exploration of  non-parenteral  routes  for  their  systemic  delivery  as well as  means to overcome the  enzymatic  and  absorption  barriers for the purpose of increasing bioavailability.

Although for conventional  drugs the oral route is convenient and popular,  most peptide and protein drugs have low uptake due to proteolytic  degradation in the gastrointestinal  tract and poor  permeability of the intestinal  mucosa to high molecular weight substances. Several approaches to overcome these obstacles have been under intense investigation:  (i) inhibiting proteolytic degradation,  (ii)
increasing  the  permeability  across the relevant  membrane,  (iii)  structural
modification   to  improve   their   resistance   to  breakdown  or  to  enhance
permeability,  and (iv) by specific pharmaceutical  formulation to prolong their retention time at the site of administration using controlled delivery systems.

CONTROLLED-RELEASE  SYSTEMS.  A number of  combination  and  variations on these themes  have been  investigated.  For  example,  linkage of drugs to  monoclonal antibodies,  encapsulation  of drugs in liposomes,  modification of the liposome surface to alter the pharmacokinetics, coating of proteins and/or liposomes with polymers or  polysaccharides,  fusion of toxins to  antibodies  via  recombinant technology  and  many  others.  All  of  these  modifications  are  designed  to accelerate  and control the  transport of  pharmacologically-active  agents from sites of  administration  to organs.  These  systems do not  address  overcoming physical barriers common to macromolecules.

SITE-SPECIFIC DELIVERY (TARGETING).  These alterations in drug structure are not limited  entirely to enhancing the stability of drugs,  but are also designed to improve  the  targeting  of the drug to a specific  organ or  tissue.  By taking advantage  of a  feature  on a cell  membrane  that  becomes  a focal  point for incorporating a specific  carrier into the design of the drug to carry it to its designated  goal,  targeting or  site-specific  delivery  can be  improved.  The carriers generally utilized have been monoclonal antibodies that target specific cell  membrane  epitopes  or  receptors;  however,  a greater  understanding  of membrane-specific  features might enable one to design small molecular  carriers attached to drugs for enhanced uptake.  Thus, new drugs in the form of peptides, proteins, oligonucleotides, and genes are now on the horizon. The limitations at this juncture relate to how we deliver them, intact, to preferred sites in order to achieve maximal physiologic effectiveness and reduced side effects.

                                       30

Our Technology

We have developed a unique  technology that we believe has broad application and can be used to target oral drugs,  to many organ and tissue systems in the human body. The basis of this new technology is a concept that  integrates the special chemical  properties of active,  currently  available  and  naturally  occurring carrier molecules and the specific biological characteristics of targeting drugs to cells.  Our technology  provides a means for targeting  drugs to the site for which  the  drug has  therapeutic  effect.  This  targeting  capability  has the potential effect of reducing,  potentially markedly,  the amount of drug that is circulated to other places in the body.  Therefore,  targeting makes it possible to use much less drug in the patient's body, thereby drastically  decreasing the probability  of harmful side  effects.  Both  carnitine  and taurine,  naturally occurring substances, have been initially utilized in our technology as specific carriers of drugs,  particularly to muscle and nerve.  Any drug, new or old, can potentially  be linked to these  carriers if a functional  group is available to carry out the linkage.

There are many  medical  conditions  like  muscular  dystrophy  in which loss of muscle tissue is a prominent part of the disease process. There are also several diseases such as MS, ALS and spinal cord injury, where nerve cell degradation is secondary to the primary defect.

CALPAIN INHIBITION. It has been published that a protease,  calpain, is involved in initiating the degenerative  process in each of muscular dystrophy,  MS, ALS, and spinal cord injury.  Calpains are a family of Ca++  activated  intracellular proteases, whose activity is accelerated when abnormal amounts of Ca++ enter the cell by virtue of increased membrane  permeability as a result of some traumatic or ischemic event and/or a genetic defect,  such as the absence of dystrophin in
Duchenne muscular dystrophy. Our research program has identified an inhibitor of calpain, and has demonstrated usefulness in halting the loss of muscle tissue in certain circumstances.  The inhibitor,  (an analogue) leupeptin, is a tripeptide produced by streptomyces strains.

Calpain is one of a  relatively  small family of cysteine  proteases  which also include the caspases which are active in promoting  programmatic  cell death, or apoptosis.  It has  been  implicated  in the  initiation  of both  necrotic  and apoptotic cell death.  The trigger which activates  calpain is Ca++ ions leaking into  cells,  where the levels  are  generally  very low.  The  dystrophin  gene responsible  for muscular  dystrophy,  for instance,  is involved in maintaining muscle cell membrane  integrity and when it is mutated the membrane is leaky for calcium.  Overstimulation  of  neural  receptors  by GABA and  other  excitatory molecules  following  abnormal  GABA release  accompanying  injury,  can lead to excitatory neurotoxicity by allowing entrance of too much Ca++. Calpain has been implicated  in the  neurotoxicity  that  follows  spinal  cord  injury.  Tissues weakened  by  ischemia/reperfusion  injury  such as occurs  following  stroke or myocardial  infarct,  admit Ca++.  Over the past ten years it has  emerged  that calpain  enzymatic  activity plays a key role in a very large number of cellular degenerative conditions. Leupeptin, the tripeptide aldehyde has been shown to be a potent inhibitor of thiol proteases of the calpain class of enzymes.

One  of  the  problems  in  using   leupeptin,   either  by  oral  or  injection
administration,  is that it distributes itself  indiscriminately to all parts of the body,  when only  skeletal  muscle or nerve tissue  should be targeted.  One approach  involving  larger doses than are  necessary to get the desired  result often  causes  side  effects  in  other  parts  of the  body  and in the case of leupeptin,  would  be  very  expensive.  We  have  investigated  a way  to  more specifically  target the calpain  inhibitor to muscle by linking the active part of the inhibitor to a natural occurring substance in the body which is attracted to skeletal muscle by an active  transport  mechanism.  This substance is called carnitine  which is  normally  used to  transport  fatty  acids into muscle cell mitochondria.  We have  successfully  linked  leupeptin to carnitine to create a more efficient  calpain  inhibitor we call Myodur.  Our studies suggest that the chemical  entity  carnityl-leu-argininal  (Myodur)  is at least 100  times  more

                                       31

effective  in  inhibiting  calpain  intracellularly  in skeletal  muscle than is leupeptin  alone.  This has  resulted in  adoption of Myodur as a new  potential candidate  for therapy for the  treatment of muscle  wasting  diseases,  be they primary or secondary.

Leupeptin is not patent-protected,  having been first isolated and characterized in 1969.  We have been  granted  orphan drug status for the use of  leupeptin in nerve repair and filed for Orphan Drug status in muscular  dystrophy for Myodur, which includes the active part of leupeptin.

Another naturally occurring  substance,  taurine, is attracted to nervous tissue and to the retina.  When leupeptin is linked to taurine,  calpain  appears to be inhibited in a number of  nerve-related  disease states in our studies which are preliminary.  This result is subject to continued  review and assessment and may not be indicative of future  successful drug  development or  commercialization.
The diseases affected could include deafness as a result of antibiotic damage to hair cells in the ear,  diabetic  and  age-related  retinopathy,  seizures,  and possibly Alzheimer's  disease. We believe this drug, named Neurodur,  could be a particularly  effective  drug for the  treatment  of  hearing  loss due to nerve damage, as well as diabetic  retinopathy,  multiple  sclerosis,  and spinal cord injury.

In summary,  our  technology  provides us with the ability and potential to seek to:

o     Explore  potential  therapeutic,  including  oral,  agents in a variety of neuromuscular and neurodegenerative disorders;

o     Improve the safety  profile of new, as well as  existing,  pharmaceuticals currently on the market;

o     Investigate  new and  abandoned  pharmaceutical  research  projects  where untargeted  therapeutics possess toxic  characteristics that have not been able to be successfully managed when delivered untargeted;

o     Extend the patent life of existing major drugs by using them in a targeted compound  and  provide a means of product  differentiation  in the generic pharmaceutical industry; and

o     Investigate the potential for developing cardioactive drugs.

Manufacturing

We do not have,  and do not intend to  establish,  manufacturing  facilities  to produce  our product  candidates  in the near- or  mid-term.  We plan to utilize contract manufacturers for all of our production  requirements.  We believe that there are a number  of high  quality  Good  Laboratory  Practice  (GLP) and Good
Manufacturing  Practice  (GMP)  contract   manufacturers   available  for  these
purposes.

Contract Manufacturing Agreement with Bachem

We have agreed to purchase our clinical materials from Bachem AG through the end of 2005 pursuant to a manufacturing  agreement entered into during 2004 and have entered into an exclusive manufacturer and supply agreement with Bachem in April
2005 under which we would  purchase our  requirement  of product from Bachem for cash and  royalty  payments in the amount of the lesser of 5% of "net sales" (as defined in the  agreement)  or $10 million,  $15 million or $25 million,  in the first,  second and third (and thereafter) years of the agreement,  respectively.
We currently purchase certain patented components required for our products from
Sigma-Tau Industrie  Farmaceutiche  Riunite S.p.A.  ("Sigma Tau"). We expect the cost of the  required  product for  pre-clinical  studies  and initial  clinical trials to be significant.

                                       32

FDA Oversight of Manufacturing

The manufacturer of our product  candidates or any future product,  whether done
by  third-party   contractors  or  internally,   will  be  subject  to  rigorous
regulations,  including the need to comply with the FDA's current GMP standards.
As part of obtaining  FDA approval for each product,  each of the  manufacturing facilities  must be  inspected,  approved  by and  registered  with the FDA.  In addition to obtaining  FDA approval of the  prospective  manufacturer's  quality
control  and  manufacturing  procedures,   domestic  and  foreign  manufacturing
facilities  are  subject  to  periodic  inspection  by the  FDA  and/or  foreign
regulatory   authorities  which  have  the  authority  to  suspend  or  withdraw approvals.

Intellectual Property

Our intellectual property portfolio includes:

o     Patent  4,742,081--Carnitine,  which preferentially accumulates in cardiac and  skeletal  muscle,  is coupled to a  protease  inhibitor  or any other pharmaceutically  active compound,  for the purpose of site-specific  drug delivery to these  tissues.  These  products may be useful in a variety of muscle wasting diseases as well as cardiac  conditions  including  cardiac ischemia;

o     Patents  4,866,040,  5,008,288  and  5,876,747--These  patents  cover  the compounds carnitine, aminocarnitine and cysteic acid (taurine) as carriers linked to protease  inhibitors,  propranolol,  procainamide  and quinidine and, as well,  phosphatidyl  carnitine incorporated into liposomes for the treatment of muscle disorders as well as cardiac arrhythmias;

o     PCT international patent application no.  PCT/US05/16132,  which was filed on May 6, 2005,  covers  compound  C-301 and related  compounds to treat a number of  neurologic,  otologic,  and  ophthalmologic  disorders  such as epilepsy  and  bipolar  disorder.  The  international  application  claims priority upon a U.S.  provisional  application no.  60/568,720,  which was filed on May 6, 2004.

o     PCT international patent application (no. to be assigned), which was filed on June 13, 2005 and covers Myodur and related  compounds as well as their use to treat muscle disorders.  The application claims new compositions of matter (i.e.,  oral  prodrugs and  pharmaceutical  formulations  thereof), kits,  and use of these  materials to treat a variety of diseases  such as muscular  dystrophy.  The international  application  claims priority upon
      U.S.  provisional  application nos. 60/578,914 and 60/633,274,  which were filed on June 12, 2004 and December 3, 2004, respectively.  A U.S. utility application  will be filed  shortly  with the U.S.  Patent  and  Trademark office

o     PCT international patent application (no. to be assigned), which was filed on September 29, 2005,  covers  Neurodur and related  compounds to treat a
      number  of  neurologic,   otologic,  and  ophthalmologic   disorders.  The
      application   claims  new   compositions   of  matter  and  use  of  these
      compositions  as oral  pro-drugs  to treat a variety of  diseases  such as multiple  sclerosis.  The international  application  claims priority upon
      U.S.  provisional  application,  which was filed on September  29, 2004. A
      U.S.  utility  application  will be filed shortly with the U.S. Patent and
      Trademark office.

We have made, or plan to make, the following orphan drug designation filings:

o    Orphan Drug  Designation  has been  granted for  leupeptin  in  denervation injury;

o    Orphan  Designation  for Myodur in  muscular  dystrophy  was applied for on
     January 29, 2004;
                                       33

o    Orphan Designation for C-202 in ALS will be applied for in 2005; and

o    Orphan  Designation  for  C-208  in  chronic   inflammatory   demyelinating
     polyneuropathy will be applied for in 2005.

We  also  rely  on  protection   afforded  by   confidentiality   and  invention
acknowledgement agreements with key personnel in order to secure and protect our intellectual  property  rights that are not subject to patent or other statutory protection.

Licenses

On  September  15, 2004 we granted an exclusive  fifteen-year  license to JCR to develop,  manufacture,  use, sell,  and  sublicense  Myodur for the treatment of muscular  dystrophy in Japan,  South Korea,  China,  Taiwan and  Singapore.  The
licensing  agreement  provides,  among other things for, royalty payments in the amount of 25% of "net sales" (as such term is defined in the agreement) provided that the sum of the cost of goods sold,  plus royalty  payments  does not exceed
35% of net sales. Pursuant to the license agreement, JCR acquired 554,413 shares of Common Stock for $1,000,000 ($929,231 after expenses),  and upon FDA approval of an IND application for Myodur for muscular dystrophy in the United States, is obligated to purchase  $1,000,000 of additional  shares of our Common Stock. The purchase price at the time of the second  $1,000,000  investment  required under the license agreement will be the then market price of Common Stock which may be higher, or lower, on a price per share basis, than the purchase price applicable to the initial  investment.  In  addition,  JCR is obligated to make a milestone payment of $500,000 to us upon FDA  approval of an IND  application  to initiate
Phase I/II  clinical  studies for Myodur for  muscular  dystrophy  in the United
States.

Competitive  Business  Conditions  and  Competitive  Position  in the  Industry;
Methods of Competition

We  currently  have no  products  or  drugs  in  commercial  production  and are exclusively engaged in research and development, pre-clinical and pre-regulatory review and  preparation.  Accordingly,  we do not compete with any product or in any market or  industry.  While there is no  assurance  that any of our products will be capable of commercialization, we believe that competition in our planned area of concentration,  should any of our products obtain regulatory  clearances required for  commercialization,  will primarily  involve  effectiveness  of our products  for the  approved  indications,  dosage,  delivery,  and,  to a lesser degree, price and insurance availability.

Distribution Methods

We  currently  have  no  distribution  methods  since  all of our  products  are presently  in  development  and we have  neither  applied for nor  received  any regulatory approvals.

Sources and Availability of Raw Materials

We presently maintain relationships with two companies, Bachem AG and Sigma Tau, for raw materials for our research and testing needs. The raw materials required by us are  available  from a limited  number of suppliers  capable of production which meets our requirements and FDA standards.  We presently expect to purchase
certain   components  of  our  product  which  are  manufactured   under  patent
protection.

Customers

We currently have no customers.

                                       34

Government Regulation

The manufacturing and marketing of all of our drug and drug delivery technology, including  Myodur  and  Neurodur,  and  our  related  research  and  development activities  are  subject to  regulation  for  safety,  efficacy  and  quality by numerous governmental  authorities in the United States and other countries.  We anticipate  that  these  regulations  will  apply  separately  to each  drug and compound in our drug delivery technology. Compliance with these regulations will involve a considerable level of time, expense and uncertainty.

In the United States, drugs are subject to rigorous federal regulation and, to a lesser extent, state regulation.  The United States Food, Drug and Cosmetic Act, the regulations promulgated thereunder, and other federal and state statutes and regulations  govern,  among other  things,  the  testing,  manufacture,  safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of our drugs. Drug development and approval within this regulatory  framework is difficult  to  predict  and will  take a number of years  and  involve  material expenditures  that  cannot  be  accurately  projected  at this  early  stage  of development of our products but which will exceed our current resources and will require sources of funds, which are presently uncertain.

The steps required before a  pharmaceutical  agent may be marketed in the United
States include:

o     Pre-clinical   laboratory   tests,  in  vivo  pre  clinical   studies  and
      formulation studies;

o     The submission to the FDA of an IND application for human clinical testing which must become effective before human clinical trials can commence;

o     Adequate and well controlled human clinical trials to establish the safety and efficacy of the product;

o     The  submission of a NDA or Biologic Drug License  Application to the FDA;
      and

o     FDA approval of the NDA or Biologic Drug License  Application prior to any commercial sale or shipment of the product.

In addition to obtaining  FDA approval for each product,  each domestic  product manufacturing  facility  must be  registered  with,  and  approved  by, the FDA.
Domestic manufacturing facilities are subject to biennial inspections by the FDA and must comply with the FDA's Good Manufacturing Practices for products,  drugs and devices.

PRE-CLINICAL  TRIALS.  Pre-clinical  testing includes  laboratory  evaluation of chemistry  and  formulation,  as well as tissue  culture  and animal  studies to assess the  potential  safety and efficacy of the product.  Pre-clinical  safety tests  must be  conducted  by  laboratories  that  comply  with FDA  regulations regarding  Good  Laboratory  Practices.  No  assurance  can be  given  as to the ultimate  outcome of such  pre-clinical  testing.  The  results of pre  clinical testing are submitted to the FDA as part of an IND  application and are reviewed by the FDA prior to the commencement of human clinical trials.

We intend to largely rely upon contractors to perform  pre-clinical  trials.  To date, we have  established  limited  relationships  with regards to pre-clinical testing of our intended products.

CLINICAL TRIALS.  Clinical trials involve the  administration of the new product to healthy  volunteers  or to  patients  under the  supervision  of a  qualified principal  investigator.  Clinical  trials must be conducted in accordance  with
Good Clinical Practices under protocols that detail the objectives of the study, the  parameters  to be used to monitor  safety and the  efficacy  criteria to be evaluated.  Each  protocol  must  be  submitted  to the  FDA as  part of the IND

                                       35

application . Further,  each clinical study must be conducted under the auspices of an independent  institutional review board at the institution where the study will be conducted.  The  institutional  review board will consider,  among other things, ethical factors, the safety of human subjects and the possible liability of the institution. Compounds must be formulated according to Good Manufacturing
Practices.

Clinical  trials are typically  conducted in three  sequential  phases,  but the phases may  overlap.  In Phase I, the initial  introduction  of the product into healthy human  subjects,  the drug is tested for safety  (adverse side effects), absorption,  dosage  tolerance,  metabolism,  bio  distribution,  excretion  and pharmacodynamics  (clinical  pharmacology).  Phase II is the proof of  principal stage and involves studies in a limited patient population in order to:

o     Determine the efficacy of the product for specific, targeted indications;

o     Determine dosage tolerance and optimal dosage; and

o     Identify possible adverse side effects and safety risks.

If there  is  evidence  that the  product  is found to be  effective  and has an acceptable  safety  profile  in Phase  II  evaluations,  Phase  III  trials  are undertaken to further evaluate  clinical  efficacy and to test for safety within an expanded patient population at geographically dispersed multi center clinical study sites.  Phase III frequently  involves  randomized  controlled trials and, whenever  possible,  does  double  blind  studies.  We, or the FDA,  may suspend clinical trials at any time if it is believed that the individuals participating in such trials are being exposed to unacceptable health risks.

We intend to rely upon contractors to perform its clinical  trials.  We have not established  any  relationships  regarding  anticipated  clinical trials for any intended product.

NDA AND FDA APPROVAL PROCESS. The results of the pharmaceutical development, pre clinical  studies and clinical studies are submitted to the FDA in the form of a
NDA for approval of the marketing and  commercial  shipment of the product.  The testing and approval  process is likely to require  substantial  cost,  time and effort. In addition to the results of preclinical and clinical testing,  the NDA applicant must submit detailed  information  about chemistry,  manufacturing and controls that will determine how the product will be made. The approval  process is affected by a number of factors,  including the severity of the disease,  the availability of alternative  treatments and the risks and benefits  demonstrated in clinical  trials.  Consequently,  there can be no assurance that any approval will  be  granted  on a  timely  basis,  if at all.  The  FDA may  deny a NDA if applicable regulatory criteria are not satisfied,  require additional testing or information or require post marketing  testing and  surveillance  to monitor the safety of a company's  products if it does not believe the NDA contains adequate evidence of the safety and efficacy of the drug.  Notwithstanding the submission of such data,  the FDA may  ultimately  decide that a NDA does notes not satisfy its regulatory criteria for approval. Moreover, if regulatory approval of a drug is granted, such approval may entail limitations on the indicated uses for which it may be marketed.  Finally,  product  approvals may be withdrawn if compliance with  regulatory  standards is not  maintained  or if problems  occur  following initial marketing. Post approval studies may be conducted as Phase IV to explore further intervention, new indications or new product uses.

Among the conditions for NDA approval is the  requirement  that any  prospective manufacturer's  quality  control and  manufacturing  procedures  conform to Good
Manufacturing  Practices  and the  requirement  specifications  of the  FDA.  In complying  with  standards set forth in these  regulations,  manufacturers  must continue to expend time,  money and effort in the area of drug  application  and
quality   control   to   ensure   full   technical   compliance.   Manufacturing
establishments, both foreign and domestic, also are subject to inspections by or under the authority of the FDA and by other federal, state or local agencies.

                                       36

INTERNATIONAL APPROVAL. Whether or not FDA approval has been obtained,  approval of a product by regulatory  authorities  in foreign  countries  must be obtained prior to the commencement of commercial sales of the drug in such countries. The requirements  governing the conduct of clinical  trials and drug  approvals vary widely from country to country, and the time required for approval may be longer or  shorter  than  that  required  for FDA  approval.  Although  there  are some procedures for unified filings for certain European countries,  in general, each country at this time has its own procedures and requirements.

OTHER  REGULATION.  In addition to regulations  enforced by the FDA, we are also subject  to  regulation  under the  Occupational  Safety  and  Health  Act,  the
Environmental  Protection  Act, the Toxic  Substances  Control Act, the Resource
Conservation  and Recovery Act and other present and potential  future  federal, state or local  regulations.  Our  research  and  development  may  involve  the controlled  use of  hazardous  materials,  chemicals,  and  various  radioactive compounds.  Although we believe  that our safety  procedures  for  handling  and disposing of such  materials  comply with the standards  prescribed by state and federal regulations,  the risk of accidental  contamination or injury from these materials  cannot be completely  eliminated.  In the event of any  accident,  we could be held liable for any damages  that result and any such  liability  could exceed our resources.

In pre-clinical studies Myodur has demonstrated  efficacy in muscular dystrophy,
Neurodur has demonstrated efficacy in MS, and C-301 has demonstrated efficacy in animal models for epilepsy.  We presently  expect to file an IND application for
Myodur in the fourth  quarter of 2005.  However,  such  filing may be subject to further delay as a result of many factors either within or outside our control.

Employees

As of  October  12,  2005,  we had  ten  employees,  all of whom  are  full-time employees. Three of our employees have doctorate and/or M.D. degrees.

Properties

We  lease  our  executive  offices  in  Hunt  Valley,   Maryland  consisting  of
approximately 5,200 square feet for approximately $6,500 per month, subject to a
3% annual rent escalation clause. This lease expires on December 31, 2006 and we believe should provide  sufficient space for our clinical,  regulatory and other administrative functions during the remaining term of the lease.

                                   MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

         Name                        Age                  Position
         ----                        ---                  --------

William H. Pursley                   52        Chief Executive Officer, Chairman
                                               of the Board and Director

Norman W. Barton, M.D., Ph.D.        58        Executive Vice President and Chief
                                               Medical Officer

Donald W. Fallon                     51        Senior Vice President, Finance and
                                               Administration, Chief Financial
                                               Officer and Secretary

                                       37

Leonard A. Mudry                     68        Director

John W. Griffin, M.D.                63        Director

Each  director  holds office until the next annual  meeting of  stockholders  or until their successors have been duly elected and qualified.  Executive officers are elected  annually and serve at the  discretion  of our Board.  Pursuant to a placement  agent  agreement,  as amended  ("Placement  Agent  Agreement"),  with
Brookshire Securities  Corporation  ("Placement Agent"), the Placement Agent has
the right to designate  one director,  who shall also serve on our  Compensation and Audit Committees until December 2005. As of the date of this prospectus,  no such designation has been made.

No  compensation  has been paid to our  directors  for  services  rendered  as a director  during  fiscal 2004.  In February  2005,  we adopted a cash and equity compensation plan for our non-executive directors. (See "2004 Incentive Plan.")

The principal  occupations for the past five years (and, in some instances,  for prior years) of each of our directors and executive officers are as follows:

WILLIAM H. PURSLEY,  has served as our Chief  Executive  Officer and Chairman of our Board since March 2004.  From  September 2003 to March 2004, Mr. Pursley was
President and Vice  Chairman of Xechem,  where he developed a new focus for that company,  significantly increasing its value and spearheading the acquisition of the  Company.  From  August 2002 until  September  2003,  Mr.  Pursley was Chief
Executive  Officer of Osiris where he led a turnaround that revamped  management and operations through corporate partnerships with Boston Scientific Corporation
(BSX-NYSE),  among others. Prior thereto, from April 1999 until August 2002, Mr.
Pursley was Senior  Vice  President,  Commercial  Operations  for  Transkaryotic
Therapies,  Inc.  (TKTC-NASDAQ) where he developed its European business unit to launch Replagal(TM),  an orphan drug for Fabry disease.  Previously, Mr. Pursley has served in executive positions at Genentech,  Inc. (DNA-NYSE),  Genzyme, Inc.
(GENZ-NASDAQ),  and Bio-Technology  General  Corporation  (BTGC-NASDAQ) where he played key roles in the  commercialization  of over $2 billion in orphan  drugs.
The long-time  industry  executive  started his career  twenty-five years ago at
Merck & Co., Inc. Mr.  Pursley holds a BA degree in Biology from the  University of Louisville.

NORMAN W. BARTON,  M.D.,  PH.D.,  has served as our Executive Vice President and
Chief Medical Officer since April 2004, and previously was Senior Vice President and Chief  Medical  Officer with Osiris  Therapeutics,  Inc.,  a privately  held biotechnology company ("Osiris"),  from September 2002 to April 2004. Dr. Barton has had a distinguished  career over two decades in  investigative  medicine and development  of novel  therapeutic  agents in both the academic  and  commercial sectors.  Dr. Barton is formally  trained in  biological  chemistry and internal medicine  and is  certified  as a  specialist  in  neurology.  From  1996  until
September   2002,  Dr.  Barton  was  at   Bio-Technology   General   Corporation
(BTGC-NASDAQ)  where he was Senior Vice President and Chief Medical Officer.  In
this  capacity,   Dr.  Barton  had  overall  responsibility  for  the  worldwide development and registration  programs for four proprietary  recombinant protein products. Successful advancement of these programs required frequent interaction with US and European regulatory authorities and development of core competencies in clinical research, data management and biostatistics.  In addition to product development  responsibilities,  Dr. Barton also created and supervised a medical affairs group that provided critical support for commercialized products in both
US and  international  markets.  From  1981 to  1996,  Dr.  Barton  served  as a physician scientist and Chief of the Clinical  Investigations  Section (1985-96)

                                       38

with the  Neurological  Institute at the National  Institutes  of Health  (NIH).
While at the NIH,  Dr.  Barton was  responsible  for the  development  of enzyme replacement therapy for a severely  debilitating lipid storage disorder known as
Gaucher disease. For this precedent setting achievement,  Dr. Barton was awarded both the Outstanding and Meritorious  Service Medals of the United States Public
Health Service.  Dr. Barton received his MD and Ph.D.  from  Pennsylvania  State
University,  and he  completed  his  residency  in  Internal  Medicine at Albany
Medical  College  Hospital and his residency in Neurology at Cornell  University
New York Hospital.

DONALD  W.  FALLON,  has  served  as our  Senior  Vice  President,  Finance  and
Administration,  Chief  Financial  Officer and Secretary  since March 2004.  Mr.
Fallon has over 20 years of broad financial management experience gained at both public and private companies.  Prior to joining our company, from May 2002 until
December 2003, he was Vice President of Finance and Chief Financial  Officer for
Osiris and was involved in  strategic  partnering,  fund  raising and  strategic planning  activities.  From  January  2000 to May 2002,  Mr.  Fallon  was Senior
Director of Finance and Accounting with Guilford  Pharmaceuticals Inc., where he was  responsible  for financial and  strategic  planning  systems in addition to accounting  operations and internal and external financial reporting.  From June
1998 through  January 2000,  Mr. Fallon was Vice  President of Finance and Chief
Financial Officer with Small Molecule Therapeutics,  Inc., a venture-backed drug discovery company. In addition, Mr. Fallon has held various positions with other start-up and  established  life  sciences  companies.  Mr. Fallon is a Certified
Public  Accountant,  received a BS degree in Accounting  from the  University of
Baltimore and holds an MBA degree in Finance from Loyola College.

LEONARD A.  MUDRY,  has been a member of our Board since  December 2, 2004.  Mr.
Mudry  provides  consulting  and  financial  services to a number of  businesses which,  from June 2000 to January 2004,  included  Xechem.  From January 2004 to
October 2004,  Mr. Mudry was, a director of Xechem.  Mr. Mudry was from November
1998 to June 2000,  a  business  consultant  with  Strategic  Business  Group in
Cranford, NJ, from May 1994 to October 1998, Senior Vice President,  Finance and
Operations  of Xechem and from  February  1991 to April  1994,  Vice  President,
Operations  of Medigene,  Inc., a pre-natal  testing  company.  Prior to joining
Medigene,  Mr.  Mudry  was  Vice  President,  Operations/Finance  for  Princeton
Diagnostic  Labs,  from March 1990 to January 1991 and Senior Vice President and
Chief Financial Officer of American Medical  Laboratories,  from January 1987 to
March 1990.  Prior thereto,  Mr. Mudry held various  positions with  Hoffmann-La
Roche, Inc. a major pharmaceutical  company, and its subsidiaries,  from 1969 to
1987.

JOHN W. GRIFFIN,  M.D., is Professor and Director of the Department of Neurology
at Johns Hopkins University School of Medicine and Professor of Neuroscience and
Pathology and  Neurologist-in-Chief  at Johns Hopkins Hospital.  Dr. Griffin has
been on the faculty at Johns Hopkins since 1976,  and Professor of Neurology and
Neuroscience  since 1986. Dr. Griffin is President of the American  Neurological
Association  and was Past  President  of the  Peripheral  Nerve  Society and the
Society  for  Experimental  Neuropathology,  and  in  2005  was  elected  to the
Institute of Medicine of the National  Academy of Science.  Dr. Griffin  trained and was a medical intern and resident at Stanford  University School of Medicine and did his neurology  residency at Johns Hopkins,  before going to the NIH as a
Clinical Associate.  Dr. Griffin's clinical and research career has been devoted to the neurobiology and  neuropathology of the peripheral nervous system, and to studies of peripheral  neuropathies.  Dr.  Griffin's honors include Jacob Javits
Award from the NIH, and multiple  teaching  awards,  including  the  Professor's
Award of the Johns Hopkins University School of Medicine.  Dr. Griffin has given many named  lectures,  including the Robert  Wartenberg  Lecture of the American
Academy  of  Neurology  and the  Soriano  Lecture of the  American  Neurological
Association.  Dr. Griffin is a former member of the National Advisory Council to the National  Institute of Neurologic  Disease and Stroke and is currently Chair of the Burroughs Wellcome Fund Program in Translational Research. Dr. Griffin is
the Editor-in-Chief of the journal, NATURE NEUROLOGY.

                                       39

There are no family  relationships  between any of our  directors  or  executive officers.

Executive Compensation

The  following  sets forth  information  for the three most  recently  completed fiscal years concerning the compensation of (i) the Chief Executive  Officer and
(ii) all other executive officers who earned in excess of $100,000 in salary and bonus in the fiscal year ended December 31, 2004.

                                             SUMMARY COMPENSATION TABLE

                                                                                    Long Term Compensation
                                                                    -------------------------------------------------
                                         Annual Compensation        Restricted        Securities
                                         ------------------            Stock          Underlying         All Other
       Name and Principal                             Salary          Award(s)          Options        Compensation
          Position                      Year           ($)            ($)(1)               (#)             ($)
          --------                      ----          ------        ----------        -----------      ------------

William H. Pursley                      2004         $351,967(2)     5,089,506(3)          -             1,630(4)
  Chairman and Chief                    2003            -                -                 -                -
  Executive Officer                     2002            -                -                 -                -

Norman W. Barton, M.D., Ph.D.           2004         $187,152(2)     1,855,551(3)          -             1,364(4)
  Executive Vice President and          2003            -                -                 -                -
  Chief Medical Officer                 2002            -                -                 -                -

Donald W. Fallon                        2004         $179,667(2)       848,252(3)          -               550(4)
  Senior Vice President,                2003            -                -                 -                -
  Finance and Administrative,           2002            -                -                 -                -
  Chief Financial Officer and
  Secretary

Sean Miller                             2004            -                -                 -                -
  Chief Executive Officer(5)            2003            -                -                 -                -
                                        2002            -                -                 -                -

-------------------

(1)   Vesting restrictions on such shares lapse as to (i) 10% on the sixth month anniversary  of the date of award  (ii) an  additional  10% on the  twelve month  anniversary  of the  date of  award  and  (iii)  the  balance  upon initiation of phase III clinical trials for Myodur in muscular dystrophy.

(2)   Includes  $5,467,  $5,467  and  $4,667  of  401(k)  contributions  for Mr.
      Pursley,  Dr. Barton, and Mr. Fallon,  respectively.  Includes payments of
      $71,500, $0 and $29,167 paid by Xechem to Mr. Pursley, Dr. Barton, and Mr.
      Fallon, respectively, during 2004.

(3)   1,247,428 shares,  454,792 shares,  and 207,905 shares of restricted stock for Mr. Pursley, Dr. Barton and Mr. Fallon, respectively, have been valued at $4.08,  the closing  price per share of our Common Stock as reported by the OTC Bulletin Board on December 31, 2004.

(4)   Represents  reimbursement of premiums paid by such executive officer under certain term life insurance policies.

                                       40

(5)   Mr. Miller  resigned from our company as of December 8, 2004.  Information on Mr. Miller is not available.

Employment Agreements

Each of Messrs.  Pursley  and Fallon and Dr.  Barton are  parties to  employment agreements  with us.  Under such  agreements  each such  employee  is  generally obligated to commit substantially all of his time and attention to our affairs.

William H. Pursley,  our Chairman of the Board and Chief Executive Officer,  has
an employment  agreement ending March 31, 2006. The agreement may be renewed for additional  one-year terms unless either party notifies the other at least sixty days prior to the end of the then current  term of its desire to  terminate  the agreement.  The agreement  provides that Mr.  Pursley will be  compensated at an annual base salary of $330,000 with annual increases and a discretionary  annual bonus in an amount (in cash,  stock or other  property) to be  determined by the
Board.  The agreement may be  terminated by us for "cause",  by Mr.  Pursley for
"good reason" (as such terms are defined in the  agreement),  by Mr. Pursley for any reason,  upon thirty days notice,  and by us without cause,  upon sixty days notice.  If Mr. Pursley is terminated by us without cause, or by Mr. Pursley for good  reason  he will be  entitled  to his base  salary  and a  continuation  of benefits under our benefit plans for senior executives for a twelve month period after the date of termination.

Norman W. Barton, our Executive Vice President and Chief Medical Officer, has an
employment  agreement  ending April 26, 2006.  The  agreement may be renewed for additional  one-year terms unless either party notifies the other at least sixty days prior to the end of the then current  term of its desire to  terminate  the agreement.  The agreement  provides that Dr.  Barton will be  compensated  at an annual base salary of $265,000  with annual  increases and an annual bonus in an amount (in cash,  stock or other property) to be determined by the discretion of the Board. The agreement may be terminated by us for "cause",  by Dr. Barton for
"good  reason" (as such terms are defined in the  agreement),  by Dr. Barton for any reason,  upon thirty days notice,  and by us without cause,  upon sixty days notice.  If Dr.  Barton is  terminated  by us without cause or by Dr. Barton for good reason, he will be entitled to his base salary and continuation of benefits under our benefit  plans for senior  executives  for a twelve month period after the date of termination.

Donald W. Fallon,  our Senior Vice  President,  Finance and  Administration  and
Chief Financial Officer and Secretary,  has an employment agreement ending March
31, 2006.  The agreement  may be renewed for  additional  one-year  terms unless either party notifies the other at least sixty days prior to the end of the then current term of its desire to terminate the  agreement.  The agreement  provides that Mr.  Fallon will be  compensated  at an annual base salary of $175,000 with annual  increases  and an  annual  bonus in an amount  (in cash,  stock or other property) to be determined by the discretion of the Board.  As of March 1, 2005,
Mr. Fallon's annual base salary was increased to $240,000.  The agreement may be terminated by us for "cause", by Mr. Fallon for "good reason" (as such terms are defined in the  agreement),  by Mr.  Fallon for any  reason,  upon  thirty  days notice,  and by us  without  cause,  upon sixty days  notice.  If Mr.  Fallon is terminated  by us without  cause or by Mr.  Fallon for good  reason,  he will be entitled to his base salary and continuation of benefits under our benefit plans for senior executives for a twelve month period after the date of termination.

                                       41

        OPTION/SAR GRANTS AND FISCAL YEAR END OPTION EXERCISES AND VALUES

Stock Plans

Prior to our adoption of the Company's  Founders'  Stock Plan and 2004 Incentive
Plan, we did not have a stock option,  long-term incentive or other similar plan for officers, directors and employees.

FOUNDERS'  PLAN.  Our  Founders'  Plan was adopted by the board of directors and stockholders  on December 9, 2004.  An aggregate  of 3,031,943  shares of Common
Stock  have  been  issued  under  the  Founders'  Plan.  The  Founders'  Plan is administered  by the Board or the  Compensation  Committee,  which  Compensation
Committee  presently  consists of Leonard  Mudry.  Upon the happening of certain events described in the Founders' Plan, such as the cessation of employment by a participant  following an award,  shares  issued or issuable to  Founders'  Plan participants may revert to William Pursley, our Chief Executive Officer, and may
be cancelled, forfeited,  re-designated or re-issued by us in Mr. Pursley's sole discretion subject to Board and Compensation Committee approvals. Unless vesting is  accelerated by the Board or  Compensation  Committee,  Founders'  Stock Plan
shares will vest 10% upon the six month anniversary of the date of issuance, 10%
upon the one-year  anniversary  of the date of issuance and the  remainder  upon initiation  of a Phase III clinical  trial for  "Myodur" in muscular  dystrophy, provided such date is not less than six months  following the date of award.  In the  discretion  of the  Board or the  Compensation  Committee,  vesting  may be accelerated upon the achievement of significant scientific, regulatory, or other development milestones subject to approval of the Placement Agent.

2004  INCENTIVE  PLAN.  Our 2004  Incentive  Plan was  adopted  by the  board of directors and stockholders on December 9, 2004. An aggregate of 2,773,820 shares of Common Stock have been reserved for issuance under the 2004  Incentive  Plan.
The purpose of the 2004  Incentive  Plan is to provide an incentive to retain in the employ of and as directors, officers, consultants, advisors and employees of our  company,  persons of  training,  experience  and  ability,  to attract  new directors,  officers,  consultants,  advisors and employees  whose  services are considered  valuable,  to encourage the sense of proprietorship and to stimulate the active interest of such persons into our development and financial  success.
Under the 2004  Incentive  Plan,  we are  authorized  to issue  incentive  stock options intended to qualify under Section 422 of the Code,  non-qualified  stock options and restricted  stock.  The 2004 Incentive Plan is  administered  by the
Board or the Compensation  Committee,  which  Compensation  Committee  presently consists of Leonard  Mudry.  As of October 12,  2005,  908,381  shares of Common
Stock have been  issued  under the 2004  Incentive  Plan,  options  to  purchase
646,695  shares of Common Stock were  outstanding  and  1,131,436  shares remain available for issuance.

Compensation of Directors

On February 11, 2005, our Board adopted a Deferred  Stock Plan for  Non-Employee
Directors (the  "Directors  Plan") as an amendment to our 2004  Incentive  Stock
Plan. An aggregate of 200,000  shares of Common Stock have been  reserved  under the Directors Plan. The purpose of the Directors Plan is to provide an incentive for non-employee  directors to promote the financial success and progress of our company.  The Directors Plan is  administered  by the Board or the  Compensation
Committee.  Under the Directors  Plan we are  authorized to issue  non-qualified stock options to a director who is not, at the time of grant,  an employee.  The
Directors  Plan  provides  for (i) the  automatic  initial  grant of  options to purchase 10,000 shares of Common Stock to each  non-employee  director who joins our Board at an exercise  price  equal to the fair  market  value at the date of such  election  or  appointment  to the Board,  and (ii) the grant of options to purchase  2,000  shares  of  Common  Stock  on the  date of each  Board  meeting thereafter attended by such non-employee  director at an exercise price equal to the fair market value at the date of such Board  meeting,  subject to vesting as follows:  one-fourth  of the shares of issuable  pursuant to the option shall be exercisable  on the  date  which  is six  months  from  the  date of  grant,  an

                                       42

additional  one-fourth  of the  shares  shall  be  exercisable  on the  one-year anniversary of the date of grant,  an additional  one-fourth of the shares shall be exercisable on the two-year  anniversary of date of grant,  and the remaining one-fourth of the shares shall be exercisable  on the three-year  anniversary of the date of grant,  and further  subject to such person serving as a director at the time of vesting. The Directors Plan provides for a maximum lifetime award of
30,000 shares to any director.  The term of each option under the Directors Plan is ten years.  On February 11, 2005, our Board approved the payment of $1,000 to each  non-employee  director for each Board  meeting  attended,  in person or by telephone,  plus reimbursement of ordinary and necessary  reasonable expenses of participation by such director in such meeting.

                             PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The  following  table  sets  forth  certain  information   regarding  beneficial
ownership of our Common Stock as of October 12, 2005 by (i) each person known by us to own beneficially  more than 5% of our outstanding  Common Stock, (ii) each of our directors and executive  officers,  and (iii) all directors and executive officers as a group.  Except as otherwise  indicated,  each of the  stockholders named below has sole voting and investment  power with respect to such shares of
Common Stock:

     Name and Address of                     Number of Shares          Percentage
     Beneficial Owner(1)                    Beneficially Owned      Beneficially Owned(4)
     -------------------                    ------------------      ---------------------

William H. Pursley(2)                           1,511,373(5)                11.2%

Norman W. Barton, M.D., Ph.D.                     452,992(6)                 3.4%

Donald W. Fallon                                  207,905(7)                 1.5%

Leonard Mudry                                       8,000(8)                 *

John W. Griffin, M.D.                                   0                    *

Sean Miller(3)                                          0                    0

Fusion Capital Fund II, LLC                       779,718(9)                 5.8%

All directors and executive officers            2,180,270                   16.2%
as a group (5 persons)

-------------------

*     Represents less than 1%.

(1)   The address of each person or entity, except as otherwise indicated is c/o
      CepTor  Corporation,  200 International  Circle,  Suite 5100, Hunt Valley,
      Maryland 21030.

(2)   A provision  of the Spinoff  Agreement  (See  "Certain  Relationships  and
      Related  Transactions")  provides for 3,031,943 shares of our Common Stock to be designated for management and founders,  or approximately 23% giving effect to the rights of  currently  outstanding  Series A Preferred  Stock holders of our  outstanding  Common Stock as of October 12,  2005.  Awards have been made to eleven persons, other than 265,845 shares which have not yet been  awarded.  While such awards are subject to  confirmation  by our
      Compensation  Committee,  William Pursley is authorized  under the Spinoff

                                       43

      Agreement to designate awardees. All awards (other than 1,245,528 owned by
      William  Pursley as record owner and 265,845  additional  shares for which
      Mr.  Pursley  retains  the right to vote until  awarded),  are  subject to certain  conditions with respect to vesting and lapse.  All of such shares may revert to Mr. Pursley  should the conditions  imposed not be achieved.
      Mr. Pursley disclaims beneficial ownership of all of such shares for which he is not the record holder.

(3)   Mr. Miller resigned effective as of December 8, 2004.

(4)   Includes  shares of Common Stock issuable upon the conversion of currently outstanding shares of Series A Preferred Stock.

(5)   Includes 500 shares held by Mr. Pursley's wife and children.

(6)   Includes 300 shares held by Dr. Barton's wife and children.

(7)   Includes 200 shares held by Mr. Fallon's wife and child.

(8)   Includes 3,000 shares subject to an option which are exercisable within 60 days.

(9)   Includes 377,359 shares issuable upon exercise of the Fusion Warrant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On  December  23,  2003,  Xechem  entered  into a  financing  plan with its then wholly-owned subsidiary ("Spinoff Agreement") providing for, among other things, establishing a capital structure suitable for attracting  third-party financing, separation  of the  management  and  refocusing  each of the  companies on their respective core competencies and technologies. As part of the Spinoff Agreement,
Xechem  agreed that  management  would  receive from Xechem the right to acquire shares of Common Stock at par value.

Under the Spinoff Agreement,  we also agreed to buy from Xechem and redeem up to
$2,000,000  of  shares  of  Common  Stock  owned  by  Xechem  (the   "Redemption
Obligation")  from  proceeds  of future  offerings.  The  Redemption  Obligation originally  provided  for payment at a rate of 25% of the gross  proceeds (up to
$2,000,000)  raised,  before fees and  commissions,  pursuant to the sale of our stock. In addition, we agreed to pay a royalty equal to 2% of the gross revenues from the sale of any products  incorporating any of the technology then owned on the date of the Spinoff  Agreement or the licensing of any technology or sale of the licensing  rights.  On December 9, 2004,  the Spinoff  Agreement was amended which  reduced the  Redemption  Obligation  to 10% of the gross  proceeds (up to
$2,000,000),  and  conforming  the lock-up  applicable to our Common Stock to be held by  Xechem  following  the  Merger  such  that 50% may be sold  six  months following the effective date of the  registration of the Common Stock underlying the  securities  purchased  in the  Private  Placement,  and 50%  twelve  months following the effective date of such registration.  The amendment permits Xechem to transfer its shares in any  privately  negotiated  transaction,  provided the purchaser  agrees to the terms and  restrictions  applicable to Xechem,  and our consent is obtained.

During April and May 2004, as contemplated by the Spinoff Agreement,  we entered into certain interim  financing  agreements  ("Bridge Loans") in anticipation of the spinoff.  The terms of the Bridge Loans provided the Company with $1,100,000 pursuant to 8% promissory  notes  maturing on October 22, 2004. In addition,  we agreed to issue  515,430  shares of Common  Stock to the Bridge Loan holders and others.  Since we were unable to repay the Bridge Loans on their  maturity date, the Bridge  Loan  holders  had a right to convert  their  promissory  notes into shares  of common  stock of  Xechem.  No  Bridge  Loan  holder  exercised  their

                                       44

conversion  rights and pursuant to an exempt  exchange  offer dated  October 22,
2004, as amended November 15, 2004,  ("Exchange Offer"), all of the Bridge Loans
have either been repaid with the proceeds of the initial  closing of the Private
Placement  or have been  converted  into new 10%  convertible  promissory  notes
("Replacement  Notes") with a December 8, 2005 maturity date,  convertible  into shares  of our  Common  Stock  at $1.25  per  share  in an  amount  equal to the outstanding  principal  and interest.  An aggregate of 238,000  shares of Common
Stock originally issued in connection with the Bridge Loans was converted into a total of 487,597 shares of Common Stock upon the effectiveness of the Merger. In
April 2005,  the  Replacement  Notes were amended to extend the maturity date to
July 3, 2006 from  December  8, 2005,  to  increase  the  interest  rate to 12%, effective  December  9, 2005 and to change  the  conversion  price from $1.25 to
$0.75 per share.

On June 17, 2005, we entered into a Securities  Purchase  Agreement  with Xechem pursuant to which we  repurchased  2,886,563  shares of Common Stock from Xechem for a  purchase  price  of  $2,309,250.  As  additional  consideration,  William
Pursley,  our  Chairman  and Chief  Executive  Officer,  surrendered  options to purchase  43,000,000  shares of common stock of Xechem.  Xechem retained 500,000 shares of Common Stock,  but agreed that it would only sell such shares  subject to the volume restrictions of Rule 144, regardless of whether or not such volume limitations  are  applicable  at  the  time  of  such  sale.  Additionally,  the
Securities Purchase Agreement terminated the Spinoff Agreement.

We are a party to an employment  agreement with William Pursley,  a director and our  Chief  Executive  Officer  and  Chairman  of the  Board,  which  employment agreement expires on March 31, 2006 (with automatic  one-year renewal terms) for an annual  base  salary of  $330,000  and annual  increases  and  bonuses at the discretion of our Board.

We are a party to an employment  agreement with Norman Barton,  M.D., Ph.D., our
Executive Vice President and Chief Medical Officer,  which employment  agreement expires on April 26, 2006 (with automatic  one-year renewal terms) for an annual base salary of $265,000 and annual  increases  and bonuses at the  discretion of the Board.

We are a party to an employment  agreement with Donald  Fallon,  our Senior Vice
President,  Finance and  Administration,  Chief Financial Officer and Secretary,
which  employment  agreement  expires  March 31, 2006 (with  automatic  one-year renewal  terms) for an annual base salary of $175,000 and annual  increases  and bonuses at the discretion of the Board. As of March 1, 2005, Mr. Fallon's annual base salary was increased to $240,000.

In December 2004, Mr. Pursley,  Mr. Fallon and Dr. Barton were issued 1,247,428,
207,905 and 454,792  shares,  respectively,  of Common Stock under our Founders'
Plan.

On February 11, 2005,  we granted a  non-qualified  option to Leonard  Mudry,  a director, to purchase an aggregate of 12,000 shares of Common Stock at $6.25 per share, the closing price per share of our Common Stock on the OTC Bulletin Board on the date of grant. The options become  exercisable as to 3,000 shares on each of August 11, 2005, February 11, 2006, February 11, 2007 and February 11, 2008.

On February  11, 2005,  we awarded  5,000  restricted  shares of Common Stock to
Leonard  Mudry,  which  restrictions  lapse as to all of the  shares  awarded on
August 11, 2005.

On July 20, 2005, we granted a non-qualified option to purchase 10,000 shares of
Common Stock at $2.70 per share, the closing price per share of the Common Stock on the OTC Bulletin Board on the date of grant, to Dr.  Griffin,  a non-employee director, in accordance with the terms of the Directors Plan.

                                       45

On September 13, 2005,  we granted an option to purchase  2,000 shares of Common
Stock at $1.02 per share, the closing price per share of the Common Stock on the
OTC Bulletin  Board on the date of grant,  to each of Dr. Griffin and Mr. Mudry, our non-employee directors for participation in our Board meetings in accordance with the terms of the Directors Plan.

                         DESCRIPTION OF THE TRANSACTIONS

General

On October 7, 2005,  we entered  into a Stock  Purchase  Agreement  with  Fusion
Capital,  pursuant to which Fusion Capital has agreed,  under certain conditions as  outlined  below,  to  purchase  on each  trading  day during the term of the
Agreement  $25,000 of Common  Stock up to an  aggregate  of $20  million  over a
40-month  period,  subject  to earlier  termination  at our  discretion.  In our discretion,  in certain instances  depending upon the price of the Common Stock, we may elect to sell more  shares of  Common  Stock to Fusion  Capital  than the minimum daily amount.  The purchase  price of the shares of Common Stock will be calculated  based upon the future  market price of the Common Stock  without any fixed  discount to the market price.  Fusion  Capital does not have the right or the obligation to purchase shares of Common Stock in the event that the price of the Common Stock is less than $0.50 per share.

Fusion  Capital,  is offering  for sale up to  6,534,435  shares of Common Stock subsequent to the purchase from us under certain  conditions as outlined  below.
In connection with entering into the Stock Purchase Agreement, we authorized the sale and issuance to Fusion  Capital of up to  5,000,000  shares of Common Stock for a maximum proceeds of $20 million. Assuming Fusion Capital purchases all $20 million of Common Stock, we estimate that the maximum number of shares of Common
Stock we will sell to Fusion Capital under the Stock Purchase  Agreement will be
5,000,000 shares  (exclusive of the Initial  Commitment  Shares issued to Fusion
Capital  and 377,359  shares  issuable to Fusion  Capital  upon  exercise of the
Fusion  Warrant as an initial  commitment  fee,  25,000  shares issued to Fusion
Capital as an expense reimbursement and an additional 754,717 shares issuable to
Fusion Capital as an additional  commitment  fee. In the event we elect to issue more than  5,000,000  shares,  we will be  required  to file a new  registration statement  and have it  declared  effective  by the SEC.  The  number  of shares ultimately  offered for sale by Fusion  Capital is dependent  upon the number of shares purchased by Fusion Capital under the Stock Purchase Agreement.

Purchase of Shares under the Stock Purchase Agreement

Under the Stock  Purchase  Agreement,  on each  trading day,  Fusion  Capital is obligated to purchase a specified dollar amount of Common Stock.  Subject to our right to suspend  such  purchases at any time,  and our right to  terminate  the
Stock Purchase  Agreement at any time, each as described  below,  Fusion Capital shall  purchase on each trading day during the term of the Agreement  $25,000 of
Common Stock.  This daily purchase amount may be decreased by us at any time. We also have the right to increase the daily purchase amount at any time,  provided however,  we may not increase the daily purchase amount above $25,000 unless the price of the Common Stock is above $1.60 per share for five consecutive  trading days. The purchase price per share is equal to the lesser of:

o     the lowest sale price of the Common Stock on the purchase date; or

o     the average of the three  lowest  closing  sale prices of the Common Stock during the twelve consecutive trading days prior to the date of a purchase by Fusion Capital.

The purchase  price will be adjusted for any  reorganization,  recapitalization, non-cash dividend,  stock split, or other similar  transaction  occurring during

                                       46

the trading  days in which the closing bid price is used to compute the purchase price.  Fusion  Capital may not purchase  shares of Common Stock under the Stock
Purchase  Agreement  if Fusion  Capital,  together  with its  affiliates,  would beneficially  own more than 9.9% of the Common Stock  outstanding at the time of the purchase by Fusion Capital. Fusion Capital has the right at any time to sell any shares purchased under the Stock Purchase  Agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.

The  following  table sets forth the amount of  proceeds we would  receive  from
Fusion  Capital  from the sale of shares  of Common  Stock  offered  at  varying purchase prices:

   Assumed         Number of           Percentage of Outstanding       Proceeds from the Sale of
   Average        Shares to be         After Giving Effect to the       Shares to Fusion Capital
   Purchase      Issued if Full               Issuance to                    Under the Stock
    Price          Purchase                Fusion Capital(1)               Purchase Agreement
   --------      --------------        --------------------------      -------------------------

    $0.50         20,000,000                     59.8%                         $10,000,000
    $1.00         20,000,000                     59.1%                         $20,000,000
    $1.50(2)      13,333,333                     49.1%                         $20,000,000
    $2.00         10,000,000                     41.9%                         $20,000,000
    $5.00          4,000,000                     22.4%                         $20,000,000

--------------------

(1)   Based on 13,471,802 shares of Common Stock  outstanding  (giving effect to the rights of currently  outstanding  Series A Preferred Stock holders) as of October 12, 2005. Includes 377,359 shares of Common Stock issuable upon exercise  of the  Fusion  Warrant  as a  commitment  fee and the number of shares issuable at the  corresponding  assumed purchase price set forth in the adjacent column.

(2)   Closing  sale price of the Common  Stock as reported  on the OTC  Bulletin
      Board on October 12, 2005.

In connection with entering into the Stock Purchase Agreement, we authorized the sale to Fusion  Capital of up to 5,000,000  shares of Common Stock.  We estimate that we will sell no more than  5,000,000  shares  to Fusion  Capital  under the
Stock Purchase  Agreement  (exclusive of the Initial Commitment Shares issued to
Fusion  Capital,  377,359 shares issuable to Fusion Capital upon exercise of the
Fusion  Warrant as an initial  commitment  fee,  25,000  shares issued to Fusion
Capital as an expense reimbursement and an additional 754,717 shares issuable to
Fusion  Capital as an additional  commitment  fee), all of which are included in this  offering.  We have the right to  terminate  the Stock  Purchase  Agreement without any payment or liability to Fusion Capital at any time, including in the event  that all  5,000,000  shares  are sold to Fusion  Capital  under the Stock
Purchase  Agreement.  In the  event  we elect to sell  more  than the  5,000,000 shares,  we will be required to file a new  registration  statement  and have it declared effective by the SEC.

Minimum Purchase Price

Under the Stock Purchase Agreement, we have set a minimum purchase price ("floor price")  of $0.50 per  share.  Fusion  Capital  shall not have the right nor the obligation to purchase any shares of Common Stock in the event that the purchase price would be less the floor price. Specifically, Fusion Capital shall not have the right or the  obligation  to purchase  shares of Common Stock on any trading day that the market price of the Common Stock is below $0.50 per share.

                                       47

Our Right To Suspend Purchases

We have the unconditional  right to suspend purchases at any time for any reason effective upon one trading day's notice.  Any suspension  would remain in effect until our  revocation of the  suspension.  To the extent we need to use the cash proceeds of the sales of Common  Stock under the Stock  Purchase  Agreement  for working  capital  or other  business  purposes,  we do not  intend  to  restrict purchases under the Stock Purchase Agreement.

Our Right To Increase and Decrease the Amount to be Purchased

Under the Stock Purchase Agreement Fusion Capital has agreed to purchase on each trading day during the 40-month term of the Stock Purchase Agreement, $25,000 of
Common Stock up to an aggregate of $20 million.  We have the unconditional right to decrease the daily  amount to be purchased by Fusion  Capital at any time for any reason effective upon one trading day's notice.

In our discretion, we may elect to sell more Common Stock to Fusion Capital than the  minimum  daily  amount.  We have the right to increase  the daily  purchase amount as the market  price of the Common  Stock  increases.  Specifically,  for every  $0.10  increase in  Threshold  Price  above  $1.50,  we have the right to increase the daily purchase amount by up to an additional  $2,500.  For example, if the  Threshold  Price is $1.70 we would have the right to increase  the daily purchase amount to up to an aggregate of $30,000.  The "Threshold  Price" is the lowest sale price of the Common Stock  during the five trading days  immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If at any time during any  trading day the sale price of the Common  Stock is below the Threshold Price,  the applicable  increase in the daily purchase amount will be void.

In addition to the daily purchase amount, we may elect to require Fusion Capital to purchase on any single trading day, Common Stock in an amount up to $250,000, provided that the price is above $2.00 during the ten prior  trading  days.  The price at which such shares would be purchased will be the lowest  purchase price during the previous  fifteen  trading days prior to the date that such  purchase notice was received by Fusion  Capital.  We may increase this amount to $500,000 if our share  price is above  $4.00  during the five  trading  days prior to our delivery  of the  purchase  notice to Fusion  Capital.  This  amount may also be increased  to up to  $1,000,000  if the price of the Common Stock is above $6.00 during the five trading  days prior to our  delivery of the  purchase  notice to
Fusion Capital.  We may deliver multiple purchase notices;  however at least ten trading  days must have passed  since the most  recent  non-daily  purchase  was completed.

Events of Default

Generally, Fusion Capital may terminate the Stock Purchase Agreement without any liability or payment to the Company upon the  occurrence of any of the following events of default:

o     the  effectiveness of the registration  statement of which this prospectus is a part of lapses for any reason  (including,  without  limitation,  the issuance of a stop order) or is  unavailable to Fusion Capital for sale of
      Common Stock and such lapse or  unavailability  continues  for a period of ten  consecutive  trading  days or for more  than an  aggregate  of thirty trading days in any 365-day period;

o     suspension  by a principal  market of the Common  Stock from trading for a period of three consecutive trading days;

                                       48

o     the  de-listing of the Common Stock from a principal  market  provided the
      Common Stock is not immediately  thereafter trading on the Nasdaq National
      Market,  the Nasdaq National SmallCap Market,  the New York Stock Exchange
      or the American Stock Exchange;

o     the  transfer  agent's  failure for five  trading  days to issue to Fusion
      Capital  shares of Common Stock which Fusion  Capital is entitled to under the Stock Purchase Agreement;

o     any material  breach of the  representations  or  warranties  or covenants contained in the Stock Purchase  Agreement or any related agreements which has or which could have a material  adverse affect on us subject to a cure period of ten trading days;

o     any participation or threatened  participation in insolvency or bankruptcy proceedings by or against us; or

o     a material adverse change in our business.

Our Termination Rights

We have the  unconditional  right at any time for any  reason to give  notice to
Fusion Capital  terminating the Stock Purchase  Agreement.  Such notice shall be effective one trading day after Fusion Capital receives such notice.

Effect of Performance of the Stock Purchase Agreement on our Stockholders

All  shares  registered  in  this  offering  will  be  freely  tradable.  It  is anticipated  that shares  registered in this offering will be sold over a period of up to 40 months from the date of this  prospectus.  The sale of a significant amount of shares  registered  in this offering at any given time could cause the trading price of the Common Stock to decline and to be highly  volatile.  Fusion
Capital may ultimately purchase all of the shares of Common Stock issuable under the Stock Purchase Agreement, and it may sell some, none or all of the shares of
Common Stock it acquires upon purchase. Therefore, the purchases under the Stock
Purchase  Agreement may result in  substantial  dilution to the interests of our other  stockholders.  However,  we have the right at any time for any reason to:
(1) reduce the daily purchase amount,  (2) suspend  purchases of Common Stock by
Fusion Capital and (3) terminate the Stock Purchase Agreement.

No Short-Selling or Hedging by Fusion Capital

Fusion Capital has agreed that neither it nor any of its affiliates  will engage in any direct or indirect  short-selling  or hedging of Common  Stock during any time prior to the termination of the Stock Purchase Agreement.

Commitment Shares Issued to Fusion Capital

Under the terms of the Stock  Purchase  Agreement  Fusion  Capital has  received
377,359  shares of Common Stock and the Fusion Warrant to purchase up to 377,359 shares of Common Stock as an initial  commitment  fee. In  connection  with each purchase of Common  Stock after  Fusion  Capital  has  purchased  $10 million of
Common Stock, we will issue up to 754,717  additional  shares of Common Stock to
Fusion Capital as an additional  commitment fee. These additional shares will be issued pro rata based on the proportion that a dollar amount purchased by Fusion bears to the $10 million  amount under the Stock Purchase  Agreement.  Unless an event of default occurs, these shares must be held and may not be transferred or sold by  Fusion  Capital  until 40 months  from the date of the  Stock  Purchase
Agreement or the date the Stock Purchase Agreement is terminated.

                                       49

No Variable Priced Financings

Until the  termination  of the Stock Purchase  Agreement,  we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like  securities unless we have obtained
Fusion Capital's prior written consent.

Participations Rights

For a period of 40 months from October 7, 2005,  the date of the Stock  Purchase
Agreement,  we have granted to Fusion  Capital the right to  participate  in the purchase  of any New  Securities  (as defined  below) that we may,  from time to time, propose to issue and sell in connection with any financing  transaction to a third party. In particular,  Fusion Capital can purchase up to 25% of such New
Securities  at the same  price  and on the same  terms as such  other  investor, provided  that in any single  transaction,  Fusion  Capital may not  purchase in excess of $5,000,000.  "New  Securities"  means any shares of Common Stock,  our preferred  stock  or  any  other  of our  equity  securities  or our  securities convertible or exchangeable for our equity securities.  New Securities shall not include,  (i) shares of Common Stock issuable upon conversion or exercise of any securities  outstanding  as of the date of the Stock  Purchase  Agreement , (ii)
shares, options or warrants for Common Stock granted to our officers,  directors or employees  pursuant to stock option plans approved by our board of directors,
(iii) shares of Common  Stock or  securities  convertible  or  exchangeable  for
Common  Stock  issued   pursuant  to  the  acquisition  of  another  company  by
consolidation,  merger, or purchase of all or substantially all of the assets of such  company  or (iv)  shares  of Common  Stock or  securities  convertible  or exchangeable  into shares of Common Stock issued in connection  with a strategic transaction  involving us and issued to an entity or an affiliate of such entity that is engaged in the same or substantially  related business as we are. Fusion
Capital's  rights shall not prohibit or limit us from selling any  securities so long as we make the same offer to Fusion Capital.

We  issued an  aggregate  of 25,000  shares  of Common  Stock to Brown  Advisory
Securities, LLC as compensation for investment advisory services rendered to us.

                              SELLING STOCKHOLDERS

The following table sets forth the shares  beneficially owned, as of the date of this prospectus,  by the Selling Stockholders prior to the offering contemplated by this prospectus, the number of shares each Selling Stockholder is offering by this  prospectus and the number of shares which each Selling  Stockholder  would own  beneficially if all such offered shares are sold. The Selling  Stockholders acquired  their  beneficial  interests  in the shares  being  offered  hereby in transactions described under the heading "Description of the Transactions." None of the Selling  Stockholders is known to us to be a registered  broker-dealer or an affiliate of a registered broker-dealer except for Brown Advisory Securities,
LLC and Messrs. O'Shea and Yamron. Each of the Selling Stockholders has acquired its  shares  solely  for  investment  and not  with a view to or for  resale  or
distribution  of  such  securities.   Beneficial   ownership  is  determined  in
accordance with SEC rules and includes  voting or investment  power with respect to the securities.

                                          Shares of       Shares of       Shares of      Percentage of
                                        Common Stock        Common      Common Stock     Common Stock
                                         Owned Prior        Stock        Owned after      Owned After
Name                                     to Offering      to be Sold    the Offering     the Offering
----                                     -----------      ----------    ------------     ------------
Fusion Capital Fund II, LLC(1)            779,718(2)        779,718         -0-               -0-

Brown Advisory Securities, LLC(3)           1,250             1,250         -0-               -0-

                                       50

Patrick O'Shea                             11,875            11,875         -0-               -0-

Daniel Yamron                              11,875            11,875         -0-               -0-
-------------------

(1)   Steven G.  Martin  and  Joshua B.  Scheinfeld,  the  principals  of Fusion
      Capital, are deemed to be beneficial owners of all of the shares of Common
      Stock owned by Fusion Capital.  Messrs.  Martin and Scheinfeld have shared voting  and  dispositive  power  over the  shares  being  sold  under this prospectus.

(2)   Includes  377,359  shares of Common Stock which have been issued to Fusion
      Capital under the Stock Purchase Agreement,  25,000 shares which have been issued to Fusion  Capital as an expense  reimbursement  and 377,359 shares issuable  upon  exercise of the Fusion  Warrant.  Fusion  Capital may also acquire up to an  additional  5,754,717  shares  under the Stock  Purchase
      Agreement.  Fusion  Capital may not purchase  shares of Common Stock under the Stock  Purchase  Agreement  or the Fusion  Warrant if Fusion  Capital,
      together with its  affiliates,  would  beneficially  own more than 9.9% of
      Common Stock  outstanding at the time of the purchase.  Fusion Capital has the  right  at any time to sell  any  shares  purchased  under  the  Stock
      Purchase  Agreement  which  would  allow it to avoid the 9.9%  limitation.
      Therefore,  we do not believe that Fusion Capital will ever reach the 9.9%
      limitation.

(3)   David  M.  Churchill,  the  chief  financial  officer  of  Brown  Advisory
      Securities,  LLC,  has sole voting and  dispositive  power over the shares being sold under this prospectus.

No Selling Stockholder is an affiliate or is controlled by our affiliates.  None of the Selling Stockholders has or had a material relationship with us or any of our  predecessors  or  affiliates  for the past three years  except as described elsewhere in this prospectus.

                            DESCRIPTION OF SECURITIES

We are  authorized to issue  100,000,000  shares of Common Stock and  20,000,000 shares of Preferred  Stock,  par value $0.0001 per share,  1,000 shares of which have been designated  Series A Preferred  Stock.  As of October 12, 2005,  there were 10,930,303  shares of Common Stock, and 254.15 shares of Series A Preferred
Stock issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote per share.  Our Certificate of Incorporation  does not provide for cumulative  voting. The holders of Common
Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of legally available funds.  However, the current policy of the
Board  is  to  retain  earnings,   if  any,  for  operations  and  growth.  Upon
liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share  ratably in all assets which are legally  available  for  distribution, after payment of or provision for all liabilities and the liquidation preference of any  outstanding  preferred stock such as the Series A Preferred  Stock.  The holders  of  Common  Stock  have  no  preemptive,  subscription,  redemption  or conversion rights.

                                       51

Preferred Stock

The following  description  of the Series A Preferred  Stock is qualified in its entirety  by  reference  to the  Certificate  of  Incorporation  filed  with the
Secretary  of State of the State of  Delaware  on  February  1, 2005  fixing the rights, powers and privileges of the Series A Preferred Stock.

Holders  of Series A  Preferred  Stock will be  entitled  at any time to convert their shares of Series A Preferred Stock into Common Stock,  without any further
payment  therefor.   Each  share  of  Series  A  Preferred  Stock  is  initially convertible  into 10,000 shares of Common Stock.  The number of shares of Common
Stock  issuable upon  conversion  of the Series A Preferred  Stock is subject to adjustment upon the occurrence of certain  events,  including,  among others,  a stock split, reverse stock split or combination of our Common Stock, an issuance of Common Stock or other  securities as a dividend or distribution on the Common
Stock, a reclassification,  exchange or substitution of the Common Stock, or our capital  reorganization.  Upon our merger or consolidation  with or into another company, or any transfer, sale or lease by us of substantially all of our Common
Stock or assets,  the Series A Preferred  Stock will be treated as Common  Stock for all purposes,  including the determination of any assets,  property or stock to which  holders of the Series A Preferred  Stock are  entitled to receive,  or into  which  the  Series  A  Preferred  Stock is  converted,  by  reason  of the consummation of such merger, consolidation, sale or lease.

Except as otherwise required by law, the holders of Series A Preferred Stock are entitled to vote their shares on an  as-if-converted  to Common Stock basis, and shall vote together with the holders of the Common Stock,  and not as a separate class.

In the  event  of our  voluntary  or  involuntary  liquidation,  dissolution  or winding-up,  holders of Series A Preferred Stock will be entitled to receive out of our  assets  available  for  distribution  to our  stockholders,  before  any distribution is made to holders of our Common Stock,  liquidating  distributions in an amount equal to $25,000 per share. After payment of the full amount of the liquidating  distributions  to which the holders of the Series A Preferred Stock are entitled,  holders of the Series A Preferred Stock will receive  liquidating distributions  pro rata with  holders  of Common  Stock,  based on the number of shares of Common Stock into which the Series A Preferred Stock is convertible at the conversion rate then in effect.

The Series A Preferred Stock may not be redeemed.

Holders of Series A Preferred Stock will not be entitled to receive dividends.

Warrants

We have issued unit warrants to purchase up to an aggregate of 2,558,250  shares of Common  Stock in  connection  with the Private  Placement.  Each unit warrant entitles  the holder to purchase  5,000  shares of Common  Stock at the exercise price of $2.50 per share and will expire  three years after  effectiveness  of a registration statement covering shares of Common Stock underlying the warrants.

We have issued  warrants to purchase up to an aggregate  of 1,681,650  shares of
Common Stock to the Placement Agent and certain other parties in connection with the Private  Placement.  Each warrant entitles the holder to purchase the stated
number of shares of  Common  Stock at an  exercise  price of $1.25 per share and will expire five years (with respect to warrants to purchase  1,481,650  shares)
and three years (with respect to warrants to purchase  200,000 shares) after its issue date.

                                       52

We have issued three-year warrants to purchase an aggregate of 160,000 shares of
Common Stock at $1.70 per share to two firms for investor relation services. The warrants contain cashless exercise provisions.

We have issued the Fusion Warrant to purchase  377,359 shares of Common Stock to
Fusion  Capital at an  exercise  price of $0.01 per share  which will  expire on
December 31, 2010.

As of October 12, 2005, we have issued warrants to purchase  4,777,259 shares of
Common Stock.

The warrants may not be redeemed by us at any time.

The warrants  contain  provisions that protect the holders  against  dilution by adjustment of the purchase  price in certain  events,  such as stock  dividends, stock splits, and other similar events.

Prior to  exercise,  the  warrants do not confer upon  holders any voting or any other rights as a stockholder.

Convertible Notes

We have issued  convertible  promissory  notes in an aggregate  principal amount outstanding  as of October 12, 2005 of  $901,728.  These notes mature on July 3,
2006 and earn  interest at a rate of 10% per year  through  December 8, 2005 and
12% thereafter until maturity.  The outstanding  principal amount of these notes and  accrued  unpaid  interest  thereon  may,  at the option of the  holder,  be converted into shares of Common Stock at a conversion price of $0.75 per share.

Lock-up Agreements

Our  shares of Common  Stock are  subject  to various  lock-up  agreements  that provide  restrictions  on the future  sale of Common  Stock by certain  holders.
Xechem,  the parent of our  company  prior to the Merger  and  present  owner of
500,000  shares of Common  Stock,  has  agreed  that it would only sell any such shares subject to the volume of restrictions of Rule 144,  regardless of whether or not such volume limitations under Rule 144 are applicable at the time of such sale.  Additionally,  participants  in the Founders'  Plan may sell 10% of their shares on the six month anniversary following issuance, an additional 10% on the twelve month  anniversary of the issuance,  and the balance upon initiation of a
Phase III clinical  trial for our "Myodur"  technology  for muscular  dystrophy, unless accelerated by our Compensation Committee.  All lock-up agreements expire
24 months after the closing of the Private Placement.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain  provisions  of our  by-laws  are  intended  to  strengthen  our Board's position in the event of a hostile  takeover  attempt.  These by-law  provisions have the following effects:

o     they provide that only business  brought  before an annual  meeting by our
      Board or by a stockholder  who complies with the  procedures  set forth in the by-laws may be transacted at an annual meeting of stockholders; and

o     they provide for advance notice or certain  stockholder  actions,  such as the nomination of directors and stockholder proposals.

We are subject to the  provisions of Section 203 of the DGCL,  an  anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business  combination"  with an  "interested  stockholder"  for a period of three  years  after the date of the  transaction  in which the  person

                                       53

became an interested stockholder, unless the business combination is approved in a  prescribed  manner.  For  purposes of Section  203, a "business  combination"
includes a merger,  asset sale or other  transaction  resulting  in a  financial benefit to the  interested  stockholder,  and an "interested  stockholder"  is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

                              PLAN OF DISTRIBUTION

We are  registering an aggregate of 6,559,435  shares of Common Stock covered by this prospectus on behalf of the Selling  Stockholders.  The Common Stock may be
sold or distributed  from time to time by the Selling  Stockholders  directly to one or more purchasers or through brokers,  dealers, or underwriters who may act solely  as agents at market  prices  prevailing  at the time of sale,  at prices related to the  prevailing  market  prices,  at negotiated  prices,  or at fixed prices,  which may be  changed.  The sale of the  Common  Stock  offered by this prospectus may be effected in one or more of the following methods:

o     ordinary brokers' transactions;

o     transactions involving cross or block trades;

o     through brokers, dealers, or underwriters who may act solely as agents

o     "at the market" into an existing market for the Common Stock;

o     in other ways not involving market makers or established  trading markets, including direct sales to purchasers or sales effected through agents;

o     in privately negotiated transactions; or

o     any combination of the foregoing.

In order to comply with the securities  laws of certain  states,  if applicable, the Common  Stock may be sold only  through  registered  or licensed  brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless they have been  registered  or  qualified  for sale in the state or an exemption from the  registration  or  qualification  requirement is available and complied with.

Brokers, dealers,  underwriters,  or agents participating in the distribution of the  shares as  agents  may  receive  compensation  in the form of  commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the
Common Stock for whom the broker-dealers may act as agent. The compensation paid to a  particular  broker-dealer  may be less  than  or in  excess  of  customary commissions.

Fusion Capital is an "underwriter" within the meaning of the Securities Act with respect to the shares being  offered  under this  prospectus  which it purchases from us under the Stock Purchase Agreement.  Selling  Stockholders may be deemed an "underwriter" within the meaning of the Securities Act.

Neither we nor the Selling  Stockholders  can  presently  estimate the amount of compensation  that any agent will receive.  We know of no existing  arrangements between  the  Selling  Stockholders,  any  other  stockholder,  broker,  dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this  prospectus.  At the time a  particular  offer  of  shares  is  made,  a prospectus supplement,  if required, will be distributed that will set forth the names of any  agents,  underwriters,  or dealers and any  compensation  from the
Selling Stockholders, and any other required information.

                                       54

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers,  or agents.  We have also agreed to indemnify Fusion Capital and related persons against specified  liabilities,  including liabilities under the
Securities Act.

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to our directors,  officers,  and controlling persons, we have been advised that in the opinion of the SEC this  indemnification  is against  public policy as expressed in the Securities Act and is therefore, unenforceable.

Fusion  Capital  and its  affiliates  have agreed not to engage in any direct or indirect  short  selling or hedging of our Common  Stock  during the term of the
Stock Purchase Agreement.

We have  advised  the  Selling  Stockholders  that while  they are  engaged in a distribution  of the shares  included in this  prospectus  they are  required to comply with Regulation M promulgated under the Securities  Exchange Act of 1934, as  amended.  With  certain  exceptions,  Regulation  M  precludes  the  Selling
Stockholders,  any affiliated purchasers,  and any broker-dealer or other person who  participates  in  the  distribution  from  bidding  for or  purchasing,  or attempting to induce any person to bid for or purchase any security which is the
subject  of  the  distribution  until  the  entire   distribution  is  complete.
Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the  marketability  of the shares  offered  hereby this prospectus.

We have the option to terminate the offering to Fusion Capital for any reason or no reason by delivering notice to Fusion Capital without liability or payment to
Fusion Capital. This offering will terminate on the date that all shares offered by this Prospectus have been sold.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual,  quarterly and current reports,  and other  information with the
SEC.  Our  filings  are  available  to the  public  at the  SEC's  web  site  at
http://www.sec.gov. You may also read and copy any document we file at the SEC's
Public Reference Room, 450 Fifth Street, N.W.,  Washington,  D.C. 20549. Further
information  on the Public  Reference Room may be obtained by calling the SEC at
1-800-SEC-0330.

We have  filed a  registration  statement  on Form  SB-2  with the SEC under the
Securities Act for the Common Stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain  parts of which  have  been  omitted  in  accordance  with the rules and regulations  of the  SEC.  For  further  information,  reference  is made to the registration  statement  and its exhibits.  Whenever we make  references in this prospectus  to  any  of  our  contracts,  agreements  or  other  documents,  the references  are not  necessarily  complete  and you should refer to the exhibits attached to the  registration  statement for the copies of the actual  contract, agreement or other document.

                                  LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP, New York,  New
York.

                                       55

                                     EXPERTS

The  financial  statements  as of December  31, 2004 and for the year then ended included in this  prospectus  have been so included in reliance on the report of
Marcum & Kliegman LLP, independent registered public accounting firm, given upon the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2003 and for the year ended December
31, 2003 and for the period from August 11, 1986  (inception)  through  December
31, 2003 included in this  prospectus and the  registration  statement have been audited by WithumSmith+Brown, P.C., independent registered public accountants as stated  in their  report  dated  July 26,  2004,  except  for Note 14 (g) to the
December 31, 2003  financial  statements  which is dated  December 8, 2004 which includes an explanatory paragraph relating to our ability to continue as a going concern.  Such financial  statements  have been so included in reliance upon the authority of such firm as experts in auditing and accounting.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to our directors,  officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              CHANGES IN ACCOUNTANT

On October 22,  2004,  we replaced  WithumSmith+Brown,  P.C. as our  independent registered  public  accounting  firm and  approved the  appointment  of Marcum &
Kliegman LLP as its independent registered public accounting firm for the fiscal year ended December 31, 2004.

As of December 8, 2004, upon  effectiveness  of the Merger,  we replaced Daszkal
Bolton LLP as our independent  auditors and approved the appointment of Marcum &
Kliegman LLP as our independent  registered  public accounting firm to audit our financial  statements.  The reason for the replacement of Daszkal Bolton LLP was primarily that,  following the Merger,  we continued the business of the Company as our sole line of business.  We believe  that it was in our best  interests to retain Marcum & Kliegman LLP, the independent  registered public accounting firm at the time of the Merger,  to continue to audit such business after the Merger.
Marcum & Kliegman LLP is located at 655 Third Avenue,  16th Floor, New York, New
York 10017.

The reports of Daszkal  Bolton LLP on our  financial  statements  for the fiscal years  ended  April 30,  2004 and 2003 did not  contain  an  adverse  opinion or disclaimer  of opinion nor were they  qualified  or modified as to  uncertainty, audit  scope or  accounting  principles,  except that the reports for both years were  qualified as to  uncertainty  regarding our ability to continue as a going concern.

During our two most recent fiscal years,  and the  subsequent  interim  periods, prior to December 8, 2004, there were no  disagreements  with Daszkal Bolton LLP on any  matter  of  accounting  principles  or  practices,  financial  statement disclosure,  or  auditing  scope or  procedure  which,  if not  resolved  to the satisfaction  of Daszkal  Bolton LLP,  would have caused it to make reference to the matter in connection with its reports.  There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-B.

Appointment of Marcum & Kliegman LLP was  recommended  and approved by our Audit
Committee.  During our two most recent fiscal years, and the subsequent  interim periods,  prior to December 8, 2004,  we did not consult  Marcum & Kliegman  LLP regarding  either:  (i) the application of accounting  principles to a specified transaction,  completed or proposed,  or the type of audit opinion that might be rendered  on our  financial  statements,  or (ii) any matter that was either the subject of a disagreement as defined in Item  304(a)(1)(iv) of Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

                                       56

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                            PAGE

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS....................F-2

AUDITED FINANCIAL STATEMENTS:

BALANCE SHEETS AS OF DECEMBER 31, 2004 AND 2003..............................F-4

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO DECEMBER 31, 2004.....F-5

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD FROM
INCEPTION (AUGUST 11, 1986) TO DECEMBER 31, 2004.............................F-6

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO
DECEMBER 31, 2004............................................................F-7

NOTES TO FINANCIAL STATEMENTS........................................F-9 to F-26

UNAUDITED FINANCIAL STATEMENTS:

BALANCE SHEET AS OF JUNE 30, 2005...........................................F-27

STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005
AND 2004 AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO
JUNE 30, 2005...............................................................F-28

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE SIX MONTHS
ENDED JUNE 30, 2005.........................................................F-29

STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2005
AND 2004 AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO
JUNE 30, 2005...............................................................F-30

NOTES TO FINANCIAL STATEMENTS.......................................F-31 to F-41

                                      F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
CepTor Corporation (A Development Stage Company):

We have  audited  the  accompanying  balance  sheet  of  CepTor  Corporation  (A
Development Stage Company) as of December 31, 2004 and the related statements of operations,  changes in  stockholders'  deficiency,  and cash flows for the year then  ended and for the period  from  August 11,  1986  (date of  inception)  to
December 31, 2004.  These  financial  statements are the  responsibility  of the
Company's  management.  Our  responsibility  is to  express  an opinion on these financial statements based on our audit.

The financial  statements  of the Company as of and for the year ended  December
31, 2003 and for the period from August 11, 1986 (date of inception) to December
31, 2003 were audited by another  independent  registered public accounting firm whose  report  dated July 26, 2004  expressed  an  unqualified  opinion on those statements and included an explanatory paragraph regarding the Company's ability to continue as a going  concern.  The financial  statements  for the period from
August 11, 1986 (date of  inception)  to December 31, 2003 reflect a net loss of
$911,586  of the  total  inception  to date net loss of  $16,395,591.  The other auditors'  report  has been  furnished  to us,  and our  opinion,  insofar as it related to the amounts  included for such prior  periods are based solely on the report of such other auditors.

We conducted  our audit in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements  are free of material  misstatement.  The Company is not  required to have,  nor were we engaged to perform,  an audit of its  internal  control  over financial reporting.  Our audit included  consideration of internal control over financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in the  circumstances,  but not for the  purpose of  expressing  an opinion on the  effectiveness  of the Company's  internal control over financial reporting.  Accordingly  we express  no such  opinion.  An audit  also  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in
the  financial   statements,   assessing  the  accounting  principles  used  and
significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in
all  material  respects,   the  financial  position  of  CepTor  Corporation  (A
Development  Stage  Company) as of  December  31,  2004,  and the results of its operations  and its cash flows for the year then  ended and for the period  from
August 11, 1986 (date of  inception)  to December  31, 2004 in  conformity  with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP
Marcum & Kliegman LLP
New York, New York
March 4, 2005,  except for the 6th  paragraph of Note 18 as to which the date is
April 13, 2005

                                       F-2

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,
CepTor Corporation (A Development Stage Company):

We have  audited  the  accompanying  balance  sheet  of  CepTor  Corporation  (A
Development  Stage Company) as of December 31, 2003, and the related  statements of operations,  stockholders'  deficiency and cash flows for the year then ended and for the period  from  August 11, 1986 (date of  inception)  to December  31,
2003.  These  financial  statements  are  the  responsibility  of the  Company's management.  Our  responsibility  is to express  an  opinion on these  financial statements based on our audit.

We conducted  our audit in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in
all  material  respects,   the  financial  position  of  CepTor  Corporation  (A
Development  Stage  Company) as of  December  31,  2003,  and the results of its operations and cash flows for the year then ended and for the period from August
11, 1986 (date of inception) to December 31, 2003 in conformity  with accounting principles generally accepted in the United States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company will continue as a going concern.  As more fully  described in Note 2 to
the  December  31,  2003  financial   statements,   the  Company  has  sustained
reoccurring  operating  losses and has an accumulated  deficit of $915,846 as of
December 31, 2003. These conditions raise  substantial doubt about the Company's ability to continue  as a going  concern.  Management's  plans  regarding  those matters are also  described in Note 2. The  financial  statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith+Brown, P.C.
WithumSmith+Brown, P.C.
New Brunswick, New Jersey
July  26,  2004,  except  for Note  14(g) to the  December  31,  2003  financial statements, which is dated December 8, 2004

                                       F-3

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                         DECEMBER 31,
                                                                    2004            2003
                                                               -------------    -------------

                             ASSETS
Current Assets:
  Cash and cash equivalents                                    $   1,331,513    $      68,374
  Prepaid expenses                                                   107,729           17,697
                                                               -------------    -------------
    Total current assets                                           1,439,242           86,071

Property and equipment, net                                           60,615              137
Security deposit                                                      18,511                -
                                                               -------------    -------------
TOTAL ASSETS                                                   $   1,518,368    $      86,208
                                                               =============    =============

            LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
  Accounts payable                                             $      58,266    $      35,517
  Accrued expenses                                                   315,237                -
  Common stock subject to repurchase under put right               1,637,325                -
                                                               -------------    -------------
    Total current liabilities                                      2,010,828           35,517

Convertible notes                                                     56,821                -
Long-term debt                                                             -          275,000
Due to Xechem International, Inc.                                          -           50,000
                                                               -------------    -------------

    TOTAL LIABILITIES                                              2,067,649          360,517
                                                               -------------    -------------
Commitments and contingencies

Stockholders' Deficiency:
  Preferred stock, $0.0001 par value;  authorized
    20,000,000 shares, issued and outstanding - 145.07
    shares  of  Series  A  Convertible  Preferred  Stock;
    liquidation preference - $3,626,750                            3,626,750                -
  Common stock, $0.0001; authorized 100,000,000 shares,
    issued and outstanding 10,539,161, net of 401,305
    shares subject to put right and 3,898,213
    shares at December 31, 2004 and 2003, respectively                 1,054              390
  Subscriptions receivable on common stock                              (303)               -
  Deferred compensation                                             (624,750)               -
  Additional paid-in capital                                      12,294,648          641,147
  Treasury stock, 145,070 shares, at cost                           (362,675)               -
  Deficit accumulated during the development stage               (15,484,005)        (915,846)
                                                               -------------    -------------
    Total stockholders' deficiency                                  (549,281)        (274,309)
                                                               -------------    -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                 $   1,518,368    $      86,208
                                                               =============    =============

                                       F-4

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS

                                                                                                 CUMULATIVE
                                                                                              AUGUST 11, 1986
                                                                  FOR THE YEARS ENDED            (DATE OF
                                                                      DECEMBER 31,             INCEPTION) TO
                                                              -----------------------------     DECEMBER 31,
                                                                  2004             2003             2004
                                                              ------------     ------------   ---------------

REVENUES:
   Other income                                               $          -     $         -      $     75,349

OPERATING EXPENSES:
   Research and development                                      1,988,269         (58,785)        2,576,006
   In-process research and development                           5,034,309               -         5,034,309
   General and administrative                                    1,209,486         (67,507)        1,376,408
   Stock-based compensation pursuant to spinoff agreement        2,082,500               -         2,082,500
   Stock-based compensation to nonemployees                      2,689,575          41,637         2,907,235
   Stock-based litigation settlement expenses                      422,000               -           422,000
   Non-cash interest expense                                     1,100,915               -         1,100,915
   Interest expense, net of interest income                         20,835          12,157            35,451
                                                              ------------      ----------      ------------
        Total operating expenses                                14,547,889         (72,498)       15,534,824
                                                              ------------      ----------      ------------

NET (LOSS) INCOME                                              (14,547,889)         72,498       (15,459,475)

   Preferred dividends                                            (936,116)              -          (936,116)
                                                              ------------      ----------      ------------
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS            $(15,484,005)     $   72,498      $(16,395,591)
                                                              ============      ==========      ============

Basic and diluted (loss) income per common share              $      (3.25)     $     0.02

Weighted-average common shares outstanding                       4,757,477       3,898,213

                                       F-5

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

                                  PREFERRED STOCK             COMMON STOCK
                              -----------------------   ------------------------ SUBSCRIPTION
                                SHARES       AMOUNT       SHARES        AMOUNT    RECEIVABLE
                              ---------------------------------------------------------------

BALANCE, AUGUST 11, 1986
  AND DECEMBER 31, 1986             -       $     -            -       $     -    $       -

  Issuance of common stock
    for cash, $0.0012                                    840,818            84
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1987          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1988          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1989          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1990          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1991          -             -      840,818            84            -

  Net loss

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1992          -             -      840,818            84            -

  Net loss
  Convertible notes                                      176,572            18
  Issuance of common stock in
    exchange for services
    rendered. $ 0.0142                                   176,572            18
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1993          -             -    1,193,962           120            -

  Net income

  Distribution to stockholders
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1994          -             -    1,193,962           120            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1995          -             -    1,193,962           120            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1996          -             -    1,193,962           120            -

  Net loss
  Issued pursuant to
    acquisition, $3.3501                                  59,700             6
  Issuance of common stock
    for cash, $3.3501                                     29,850             3
  Capital contribution
    by stockholder
  Expense pursuant to grant
    of stock option
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1997          -             -    1,283,512           129            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1998          -             -    1,283,512           129            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1999          -             -    1,283,512           129            -

  Net loss
  Issuance of common stock
    for cash, $3.1409                                     15,919             2
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 2000          -             -    1,299,431           131            -

  Net loss
  Issued pursuant to funding
    agreement, $0.0838                                 1,083,729           108
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 2001          -       $     -    2,383,160       $   239    $       -

                                                                          DEFICIT
                                                                        ACCUMULATED
                               DEFERRED   ADDITIONAL   TREASURY STOCK    DURING THE      TOTAL
                                COMPEN-    PAID-IN    ----------------- DEVELOPMENT   STOCKHOLDERS
                                SATION     CAPITAL    SHARES     AMOUNT    STAGE       DEFICIENCY
                              ----------------------------------------------------------------------

BALANCE, AUGUST 11, 1986
  AND DECEMBER 31, 1986        $      -    $      -        -   $      -  $       -      $       -

  Issuance of common stock
    for cash, $0.0012                           916                                         1,000
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1987            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1988            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1989            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1990            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1991            -         916        -          -          -          1,000

  Net loss                                                                  (8,006)        (8,006)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1992            -         916        -          -     (8,006)        (7,006)

  Net loss                                                                  (1,169)        (1,169)
  Convertible notes                               3                                            21
  Issuance of common stock in
    exchange for services
    rendered. $ 0.0142                        2,482                                         2,500
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1993            -       3,401        -          -     (9,175)        (5,654)

  Net income                                                                10,222         10,222

  Distribution to stockholders                                              (4,260)        (4,260)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1994            -       3,401        -          -     (3,213)           308

  Net loss                                                                  (1,342)        (1,342)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1995            -       3,401        -          -     (4,555)        (1,034)

  Net loss                                                                  (8,727)        (8,727)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1996            -       3,401        -          -    (13,282)        (9,761)

  Net loss                                                                  (3,975)        (3,975)
  Issued pursuant to
    acquisition, $3.3501                    199,994                                       200,000
  Issuance of common stock
    for cash, $3.3501                        99,997                                       100,000
  Capital contribution
    by stockholder                           50,000                                        50,000
  Expense pursuant to grant
    of stock option                          20,356                                        20,356
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1997            -     373,748        -          -    (17,257)       356,620

  Net loss                                                                 (21,102)       (21,102)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1998            -     373,748        -          -    (38,359)       335,518

  Net loss                                                                 (25,172)       (25,172)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1999            -     373,748        -          -    (63,531)       310,346

  Net loss                                                                 (36,256)       (36,256)
  Issuance of common stock
    for cash, $3.1409                        49,998                                        50,000
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 2000            -     423,746        -          -    (99,787)       324,090

  Net loss                                                                (233,958)      (233,958)
  Issued pursuant to funding
    agreement, $0.0838                       90,659                                        90,767
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 2001     $      -    $514,405        -   $      -  $(333,745)     $ 180,899

                                       F-6

                               CEPTOR CORPORATION
                          (A Development Stage Company)
          STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY (CONTINUED)

                                                         PREFERRED STOCK            COMMON STOCK                     DEFERRED
                                                     -----------------------   -----------------------  SUBSCRIPTION  COMPEN-
                                                       SHARES       AMOUNT       SHARES        AMOUNT    RECEIVABLE   SATION
                                                     --------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2001                                 -       $     -     2,383,160      $   239     $      -    $     -

  Net loss
  Issued pursuant to funding agreement, $0.0838                                1,515,053          151
                                                     -------     ---------    ----------        -----         ----  ---------
BALANCE, DECEMBER 31, 2002                                 -             -     3,898,213          390            -          -

  Net income
                                                     -------     ---------    ----------        -----         ----  ---------
BALANCE, DECEMBER 31, 2003                                 -             -     3,898,213          390            -          -

  Acquisition by Xechem International, Inc. and
    application of push-down accounting                                                -            -
  Option granted pursuant to spinoff agreement                                         -            -
  Common stock subject to repurchase under put right                            (401,305)         (40)
  Common stock issued May 2004, in connection
    with bridge loans ($1.31)                                                    451,597           45
  Common stock issued May 2004, to placement
    agent for bridge loans ($2.50)                                                36,000            4
  Common stock issued September 2004, net of
    offering expenses of $70,760 ($1.68)                                         554,413           55
  Common stock issued December 2004 to advisors
    for past services ($2.50)                                                    675,690           68
  Reclassification in December 2004 of advances
    from Xechem as contribution to capital
  Minority shareholders pursuant to recapitalization                           1,850,000          185
  Common stock issued December 2004 pursuant to
    exercise of options granted pursuant to
    spinoff agreement ($0.00001)                                               3,031,943          303         (303)
  Intrinsic value of beneficial conversion
    feature of replacement notes
  Common stock issued December 2004 in conversion
    of convertible note ($1.25)                                                  167,610           17
  Common stock issued December 2004 in connection
    with litigation settlement ($2.50)                                           125,000           12
  Warrants issued in connection with
    litigation settlement
  Common stock issued December 2004 pursuant to
    placement agent agreement ($2.50)                                            150,000           15
  Warrants issued to nonemployees for services
  Preferred stock and warrants issued pursuant to
    units sold December 2004 in a private placement
    ($25,000/Unit)                                    145.07    $3,626,750
  Acquisition December 2004 of treasury stock
    under put right ($2.50)
  Deemed dividend of beneficial conversion
    feature of units sold in private placement
  Stock option-based compensation for investor
    relation services rendered                                                                                     (1,198,500)
  Stock option-based compensation for research
    consulting services rendered                                                                                      (30,600)
  Amortization of deferred compensation                                                                               604,350
  Net loss
                                                      ------    ----------    ----------       ------        -----  ---------
BALANCE, DECEMBER 31, 2004                            145.07    $3,626,750    10,539,161       $1,054        $(303) $(624,750)
                                                      ======    ==========    ==========       ======        =====  =========

                                      F-6

                                                                                        DEFICIT
                                                                                      ACCUMULATED
                                                        ADDITIONAL  TREASURY STOCK     DURING THE      TOTAL
                                                         PAID-IN   -----------------  DEVELOPMENT   STOCKHOLDERS
                                                         CAPITAL    SHARES   AMOUNT      STAGE       DEFICIENCY
                                                     -------------------------------------------------------------

BALANCE, DECEMBER 31, 2001                              $  514,405       -   $     -    $(333,745)   $   180,899

  Net loss                                                                               (654,599)      (654,599)
  Issued pursuant to funding agreement, $0.0838            126,742                                       126,893
                                                       ----------- ------- ---------  ------------   -----------
BALANCE, DECEMBER 31, 2002                                 641,147       -         -     (988,344)      (346,807)

  Net income                                                                               72,498         72,498
                                                       ----------- ------- ---------  ------------   -----------
BALANCE, DECEMBER 31, 2003                                 641,147       -         -     (915,846)      (274,309)

  Acquisition by Xechem International, Inc. and
    application of push-down accounting                  4,118,463                        915,846      5,034,309
  Option granted pursuant to spinoff agreement           2,082,500                                     2,082,500
  Common stock subject to repurchase under put right    (1,637,285)                                   (1,637,325)
  Common stock issued May 2004, in connection
    with bridge loans ($1.22)                              549,955                                       550,000
  Common stock issued May 2004, to placement
    agent for bridge loans ($2.50)                          89,996                                        90,000
  Common stock issued September 2004, net of
    offering expenses of $70,760 ($1.68)                   929,176                                       929,231
  Common stock issued December 2004 to advisors
    for past services ($2.50)                            1,689,157                                     1,689,225
  Reclassification in December 2004 of advances
    from Xechem as contribution to capital                 350,310                                       350,310
  Minority shareholders pursuant to recapitalization          (185)                                            -
  Common stock issued December 2004 pursuant to
    exercise of options granted pursuant to
    spinoff agreement ($0.00001)                                                                               -
  Intrinsic value of beneficial conversion
    feature of replacement notes                         1,111,240                                     1,111,240
  Common stock issued December 2004 in conversion
    of convertible note ($1.25)                            209,495                                       209,512
  Common stock issued December 2004 in connection
    with litigation settlement ($2.50)                     312,488                                       312,500
  Warrants issued in connection with
    litigation settlement                                  109,500                                       109,500
  Common stock issued December 2004 pursuant to
    placement agent agreement ($2.50)                          (15)                                            -
  Warrants issued to nonemployees for services             396,000                                       396,000
  Preferred stock and warrants issued pursuant to
    units sold December 2004 in a private placement
    ($25,000/Unit)                                        (822,510)                                    2,804,240
  Acquisition December 2004 of treasury stock
    under put right ($2.50)                                        145,070  (362,675)                   (362,675)
  Deemed dividend of beneficial conversion
    feature of units sold in private placement             936,116                        (936,116)            -
  Stock option-based compensation for investor
    relation services rendered                           1,198,500                                             -
  Stock option-based compensation for research
    consulting services rendered                            30,600                                             -
  Amortization of deferred compensation                                                                  604,350
  Net loss                                                                             (14,547,889)  (14,547,889)
                                                       ----------- ------- ---------  ------------   -----------
BALANCE, DECEMBER 31, 2004                             $12,294,648 145,070 $(362,675) $(15,484,005)  $  (549,281)
                                                       =========== ======= =========  ============   ===========

                                       F-6

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                                   CUMULATIVE
                                                                                                                AUGUST 11, 1986
                                                                                 FOR THE YEARS ENDED                (DATE OF
                                                                                     DECEMBER 31,                INCEPTION) TO
                                                                         -------------------------------------    DECEMBER 31,
                                                                                2004               2003               2004
                                                                         -----------------  ------------------  ------------------

CASH FLOWS USED IN OPERATING ACTIVITIES:
Net (loss) income                                                         $  (14,547,889)      $    72,498        $  (15,459,475)
Adjustments to reconcile net income (loss) to net cash
  used in operating activities:
    Depreciation and amortization                                                 11,046               273                13,283
    Write-off of in-process research and development                           5,034,309                 -             5,034,309
    Charge for stock option issued pursuant to
      spinoff agreement                                                        2,082,500                 -             2,082,500
    Stock-based compensation to nonemployees                                   2,689,575                 -             2,912,431
    Stock-based component of litigation settlement                               422,000                 -               422,000
    Non-cash interest expense                                                  1,100,915            41,637             1,318,575
    Changes in assets and liabilities:
      Prepaid expenses                                                           (90,032)           (6,476)             (107,729)
      Other assets                                                               (18,511)                -               (18,511)
      Accounts payable and accrued expenses                                      361,644          (220,998)              397,161
                                                                         -----------------  ------------------  ------------------
      Net cash used in operating activities                                   (2,954,443)         (113,066)           (3,405,456)
                                                                         -----------------  ------------------  ------------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment                                              (71,524)                -               (73,898)
                                                                         -----------------  ------------------  ------------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Net proceeds from issuances of common stock                                      929,231                 -             1,130,252
Net proceeds from issuances of preferred stock                                 2,804,240                 -             2,804,240
Acquisition of treasury stock under put right                                   (362,675)                -              (362,675)
Distribution to shareholders                                                           -                 -                (4,260)
Capital contributed by Xechem International, Inc.                                300,310            50,000               350,310
Proceeds from issuance of bridge loans                                         1,100,000                 -             1,375,000
Debt issue costs                                                                (132,000)                -              (132,000)
Principal payments on bridge loans                                              (350,000)                -              (350,000)
                                                                         -----------------  ------------------  ------------------
      Net cash provided by financing activities                                4,289,106            50,000             4,810,867
                                                                         -----------------  ------------------  ------------------
      Net increase (decrease) in cash and cash equivalents                     1,263,139           (63,066)            1,331,513

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD                              68,374           131,440                     -
                                                                         -----------------  ------------------  ------------------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD                            $    1,331,513       $    68,374        $    1,331,513
                                                                         =================  ==================  ==================

                                       F-7

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                 CUMULATIVE
                                                                                               AUGUST 11, 1986
                                                                 FOR THE YEARS ENDED               (DATE OF
                                                                     DECEMBER 31,               INCEPTION) TO
                                                           ---------------------------------     DECEMBER 31,
                                                                  2004            2003              2004
                                                           ----------------  ---------------  ----------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Issued 36,000 shares of common stock as
  debt issuance costs                                        $    90,000            -          $    90,000
Issued 451,597 shares of common stock to bridge
  loan investors and placement agent                             550,000            -              550,000
Issued 167,610 shares upon conversion of
  convertible notes                                              209,512            -              209,512
Deemed dividend of the beneficial conversion feature
  of units sold in private placement                             936,116            -              936,116
Issuance of convertible notes in exchange for bridge
  loans and long-term debt plus accrued interest               1,111,240            -            1,111,240
Obligation to repurchase 401,305 shares of common
  pursuant to put right                                        1,637,325            -            1,637,325
Cash paid during the year for:
  Interest                                                        16,773            -                    -

                                       F-8

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 1 - THE COMPANY

ORGANIZATION
The  financial  statements  presented  are  those  of  CepTor  Corporation  (the
"Company"), incorporated in August 1986 in the state of Delaware.

MERGER OF MEDALLION CREST MANAGEMENT,  INC. AND CEPTOR  CORPORATION As described
in  Note  13,   Medallion  Crest   Management,   Inc.,  a  Florida   corporation
("Medallion")  acquired  all of the common  stock of the  Company on December 8,
2004.  Medallion was an inactive  public shell at the time of  acquisition.  The
Company's  shareholders prior to the merger became the majority  shareholders of
Medallion  after the merger;  accordingly the transaction was accounted for as a recapitalization.  The accompanying financial statements have been retroactively restated to give effect to this transaction.

NATURE OF BUSINESS AND DEVELOPMENT STAGE OPERATIONS
CepTor  Corporation is a  biopharmaceutical  company engaged in the research and development of therapeutic  products for  neuromuscular,  neurodegenerative  and other  diseases with a focus on orphan  diseases  (defined as those which affect less than  200,000  people).  Since its  inception,  the Company has devoted its efforts and resources to the development of its receptor mediated drug-targeting platform for neuromuscular and  neurodegenerative  diseases,  and to raising the funds necessary to continue this research.

The Company is a development  stage  enterprise,  which has a limited history of operations and has not generated any material revenues since its inception.  The
Company  has  received  a  limited   amount  of  funding   through   grants  and
collaborative  research efforts in connection with developing its products.  The
Company does not have any products that are approved for commercial distribution at the present time. As a development stage  enterprise,  the Company is subject to all of the risks and uncertainties  that are associated with developing a new business.

NOTE 2 - LIQUIDITY AND FINANCIAL CONDITION (REVISED)

The  Company's  net  loss for the year  ended  December  31,  2004  amounted  to
$14,547,889,  which includes  $11,329,299 of non-cash special charges associated with the Company's acquisition by and subsequent spin-off from its former parent
Xechem  International,  Inc. ("Xechem"),  the issuance of stock and common stock purchase  warrants to  non-employees  for services and in  settlement of certain litigation and non-cash interest expense. The Company used net cash flows in its operating  activities of $2,954,443,  its development stage accumulated  deficit amounts to $15,484,005 and its working capital  deficiency  amounts to $571,586, which includes the obligation under the put right,  which during the year ending
December  31,  2005,  is  payable  only  out of  proceeds  from  any  subsequent financings,  as further  described  in Note 10. In  addition,  the  Company  was released  from  its  obligation  to use  3% of the  proceeds  from  its  private placement  for  investor  and  financial  relations  activities  unless  it  has liquidity  in excess  of that  required  to fund its  research  and  development activities. The Company expects to continue incurring losses for the foreseeable future due to the  inherent  uncertainty  that is related  to  establishing  the commercial  feasibility  of  pharmaceutical  products.  The Company will require substantial  additional  funding  to support  the  development  of its  proposed products and fund its  operations  while it continues its efforts to execute its business  plan  but  estimates  that  it has  sufficient  liquidity  to  sustain operations through December 31, 2005.

During the year ended  December 31, 2004,  the Company  received net proceeds of
$4,289,106 from financing  activities,  including (i) $2,804,240 (gross proceeds of $3,626,750 net of transactions  expenses amounting to $822,510) from the sale of preferred  stock and common stock  purchase  warrants  ("Units") in a private placement  transaction (see Note 16), (ii) $300,310 contributed by Xechem, (iii)
$968,000 (gross  proceeds of $1,100,000 from the issuances of Bridge Loans,  net of debt  issuance  costs of  $132,000,  (see Note 11) and (iv)  $929,231  (gross proceeds of $1,000,000 net of transactions  expenses  amounting to $70,769) in a sale of common stock to JCR  Pharmaceuticals  Co., Ltd. (see Note 12) concurrent with entering into an exclusive license agreement.  From the net proceeds of the sale of the Units,  the Company  repaid  $350,000 of principal on certain bridge loans pursuant to their terms and  repurchased  $362,675 of shares of its common stock held by Xechem pursuant to the terms of a redemption  obligation (see Note
5).  Subsequent to December 31, 2004 and through  February 11, 2005, the Company

                                       F-9

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 2 - LIQUIDITY AND FINANCIAL CONDITION (CONTINUED)
received net proceeds of approximately  $7,897,422 (gross proceeds of $9,164,500 net of transactions  expenses  amounting to $1,267,078),  through the additional sales  of  Units  described  in Note  18.  The  Company  is  continuing  to seek
additional  capital,   collaborative  partners,  joint  ventures  and  strategic
alliance  agreements  both  within the United  States and abroad in an effort to accelerate  the  development  of  its  proposed  products;  however,  there  are currently  no firm  commitments  in place for new  capital  nor has the  Company identified any prospective  joint venture partners or participants with which it would enter into a strategic alliance arrangement.

The Company's planned activities will require the use of additional  consultants and  contract  research  organizations  in support of its  clinical  development programs,  and additional  personnel,  including  management,  with expertise in areas  such as  preclinical  testing,  clinical  trial  design  and  management, regulatory  affairs,  manufacturing  and  marketing.  The  Company  has  been in discussions  with  several  contract  manufacturers  to provide the Company with sufficient clinical materials for both its pre-clinical  studies and to initiate its human clinical trials for its proposed product to treat muscular  dystrophy.
Based on these discussions,  the Company anticipates that it will likely need to raise additional capital to continue funding the development of its products.

Further,  if the Company receives regulatory approval for any of its products in the United  States or  elsewhere,  it will  incur  substantial  expenditures  to develop  manufacturing,  sales and marketing  capabilities and/or subcontract or joint venture these  activities with others.  There can be no assurance that the
Company  will ever  recognize  revenue  or  profit  from any such  products.  In
addition,   the  Company  may  encounter   unanticipated   problems,   including
developmental,  regulatory,  manufacturing  or marketing  difficulties,  some of which may be beyond its ability to resolve. The Company may lack the capacity to produce its  products  in-house and there can be no  assurances  that it will be able to locate or retain suitable contract manufacturers or be able to have them produce products at satisfactory prices.

There can be no assurance that management's plans to obtain additional financing to fund operations will be successful or that the successful  implementation  of the business plan will actually improve the Company's operating results.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The Company is a  development  stage  enterprise.  Accordingly,  the Company has included its  cumulative  statements  of  operations,  cash flows and  statement changes in  stockholders'  deficiency for the period of August 11, 1986 (date of inception)  to December  31, 2004 in  accordance  with  Statement  of  Financial
Accounting  Standards  ("SFAS") No. 7 "Accounting  and Reporting by  Development
Stage Enterprises".

The Company's net loss as reported in its statement of operations for the period of August 11,  1986 (date of  inception)  to December  31,  2004 is  $15,459,475 whereas the deficit  accumulated during its development stage as reported on its balance sheet at December 31, 2004 is $15,484,005. The difference is a result of the  acquisition of the Company by Xechem and the  restatement of its assets and liabilities to fair value, which resulted in the Company's  accumulated deficit, net of  distributions,  from  inception  through  December 31, 2003 (the date of merger for  financial  reporting  purposes)  being  reclassified  to  additional paid-in capital, net of a deemed dividend to the preferred shareholders.

CASH AND CASH EQUIVALENTS
The Company  considers  all highly liquid  investments  with a maturity of three months or less to be cash equivalents.

PROPERTY  AND  EQUIPMENT

Property  and  equipment  is  recorded  at cost less  accumulated  depreciation.
Depreciation is provided on the  straight-line  method over the estimated useful lives of the assets, which is primarily five years.  Leasehold  improvements are

                                      F-10

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
amortized  over the terms of their  respective  leases or  service  lives of the improvements,  whichever  is  shorter  Gains and  losses on  depreciable  assets retired or sold are  recognized  in the  statement of  operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

DEBT ISSUE COSTS
Pursuant to the Bridge loans  entered  into during April 2004 and May 2004,  the
Company paid the placement agent $132,000 in commissions  and a  non-accountable expense  allowance  and  issued  36,000  shares of common  stock with a value of
$90,000,  which were  amortized  over the term of the Bridge Loans from May 2004 through October 2004 (see Note 11).

ACCOUNTING  FOR  STOCK  BASED  COMPENSATION  As  permitted  under  SFAS No.  148
"Accounting for  Stock-Based  Compensation - Transition and  Disclosure,"  which amended SFAS No. 123 "Accounting for Stock-Based  Compensation," the Company has
elected to continue to follow the intrinsic  value method in accounting  for its stock-based compensation  arrangements as defined by Accounting Principles Board
("APB")  Opinion No. 25 "Accounting  for Stock Issued to Employees," and related
interpretations   including  Financial   Accounting   Standards  Board  ("FASB")
Interpretation  No. 44  "Accounting  for Certain  Transactions  Involving  Stock
Compensation," an interpretation of APB No. 25.

The cost of stock based compensation awards issued to non-employees for services are  recorded  at  either  the  fair  value  of  the  services  rendered  or the instruments  issued in exchange  for such  services,  whichever  is more readily determinable,  using the  measurement  date  guidelines  enumerated  in Emerging
Issues Task Force Issue ("EITF") 96-18,  "Accounting for Equity Instruments That
Are  Issued to Other  Than  Employees  for  Acquiring,  or in  Conjunction  with
Selling, Goods or Services."

The following table  summarizes the pro forma  operating  results of the Company had compensation  expense for stock options granted to employees been determined in  accordance  with the fair market value based method  prescribed  by SFAS No.
123. The Company has presented the following disclosures in accordance with SFAS
No. 148.

                                                                      For the Year Ended December 31,
                                                                      -------------------------------
                                                                     2004                       2003
                                                                     ----                       ----

Net (loss) income available to common stockholders               $(15,484,005)              $      72,498
Adjust: Stock-based employee compensation
  determined under the fair value method                               (2,930)                          -
                                                                 ------------               -------------
    Pro forma net (loss) income                                  $(15,486,935)              $      72,498
                                                                 =============              =============
Net (loss) income per share available to common stockholders:
    Basic and diluted, as reported                                     $(3.25)                      $0.02
    Basic and diluted, pro forma                                        (3.26)                       0.02

The pro forma amounts that are disclosed in accordance with SFAS No. 123 reflect the portion of the estimated  fair value of awards that were earned for the year ended December 31, 2004.

                                      F-11

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTING  FOR  WARRANTS  ISSUED IN  CONNECTION  WITH SALE OF UNIT The  Company
accounts for the issuance of common stock purchase warrants issued in connection with  sales  of its  Units  in  accordance  with the  provisions  of EITF  00-19
"Accounting  for Derivative  Financial  Instruments  Indexed to, and Potentially
Settled in, a Company's Own Stock".  Based on the provisions of EITF 00-19,  the
Company classifies as equity any contracts that (i) require physical  settlement or  net-share  settlement  or (ii)  gives  the  company  a  choice  of  net-cash settlement  or settlement  in its own shares  (physical  settlement or net-share settlement).  The Company classifies as assets or liabilities any contracts that
(i) require net-cash settlement  (including a requirement to net cash settle the contract  if an event  occurs and if that event is  outside  the  control of the
Company)  or (ii) give the  counterparty  a choice  of  net-cash  settlement  or settlement in shares (physical settlement or net-share settlement).

RESEARCH AND DEVELOPMENT
Research and development costs are expensed as incurred.

NET INCOME (LOSS) PER SHARE
Net income  (loss) per share is  presented  under  SFAS No.  128  "Earnings  Per
Share."  Under SFAS No.  128,  basic net income  (loss) per share is computed by dividing net income  (loss) per share  available to common  stockholders  by the weighted average shares of common stock  outstanding for the period and excludes any  potential  dilution.  Diluted  earnings  per share  reflect  the  potential dilution  that would  occur upon the  exercise  or  conversion  of all  dilutive securities  into common stock.  The  computation  of loss per share for the year ended December 31, 2004 excludes  potentially  dilutive securities because their inclusion would be anti-dilutive.

Shares of common  stock  issuable  upon  conversion  or exercise of  potentially dilutive securities at December 31, 2004 are as follows:

           Series A Preferred Stock                      1,450,700
           Warrants                                      1,120,420
           Options                                         662,340
           Convertible Notes                               725,730
                                                         ---------
           TOTAL                                         3,959,190
                                                         =========

There were no potentially dilutive securities  outstanding during the year ended
December 31, 2003. As described  further in Note 18,  subsequent to December 31,
2004, the Company sold,  pursuant to the private placement described in Note 16,
an  additional  366.58  Units,   including  366.58  shares  of  preferred  stock
convertible  into an aggregate of 3,665,800 shares of common stock plus warrants issued to the investors in the private placement to purchase 1,832,900 shares of common  stock and warrants  issued to the  placement  agent to purchase  366,580 shares of common  stock.  In  addition,  as  described  further  in Note 18, the
Company revised  certain terms of its  Convertible  Notes which may result in an additional  678,297 shares of common stock to be issuable upon conversion of the
Convertible Notes, upon maturity.

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally  accepted in the United States of America requires  management to make estimates  and  assumptions  that  affect  the  reported  amounts  of assets and liabilities  and disclosure of contingent  assets and liabilities at the date of the  financial  statements  and the  reported  amounts of revenues  and expenses during the reporting period. Actual results could differ from those estimates.

                                      F-12

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying  amounts  reported in the balance sheet for cash,  accounts payable and accrued expenses  approximate fair value based upon the short term nature of those  instruments.  The carrying amount of the convertible  notes  approximates their fair value as the  effective  rate of such  instruments,  which takes into consideration  the  allocation of proceeds  based on the relative fair values of the notes and equity instruments issued concurrently, are consistent with market rates for investments with similar levels of risk.

CONCENTRATION OF CREDIT RISK
The Company maintains cash balances, at times, with financial institutions in an amount  which is more than  amounts  insured by the  Federal  Deposit  Insurance
Corporation.  Management  monitors  the  soundness  of  these  institutions  and considers the Company's risk negligible.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In January 2003,  the  Financial  Accounting  Standards  Board  ("FASB")  issued
Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46").
This   interpretation   of  Accounting   Research   Bulletin   ("ARB")  No.  51,
"Consolidated   Financial  Statements,"  provides  guidance  for  identifying  a controlling  interest in a variable interest entity ("VIE") established by means other than voting  interest.  FIN 46 also required  consolidation of a VIE by an enterprise  that holds such  controlling  interest.  In December  2003, the FASB completed its deliberations  regarding the proposed  modifications to FIN 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities -
an  Interpretation of ARB 51" ("FIN No. 46 R"). The decisions reached included a deferral of the effective date and provisions  for additional  scope  exceptions for certain types of variable interests.  Application of FIN No. 46R is required in  financial  statements  of public  entities  that have  interests  in VIEs or potential  VIEs  commonly  referred to as  special-purpose  entities for periods ending after December 15, 2003.  Application  by public small business  issuers'
entities is required in all interim and annual financial  statements for periods ending after December 15, 2004.

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

In December 2004,  the FASB issued SFAS No. 123R,  "Share Based  Payment".  This statement is a revision of SFAS Statement No. 123,  "Accounting  for Stock-Based
Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to
Employees",  and its related  implementation  guidance.  SFAS 123R addresses all forms of share based  payment  ("SBP")  awards  including  shares  issued  under employee  stock  purchase  plans,  stock  options,  restricted  stock  and stock appreciation  rights.  Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date,  based on the estimated number of awards that are  expected  to vest and will result in a charge to  operations for stock-based compensation expense. SFAS 123R is effective for public entities that file as small business  issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

The  Company is  currently  in the  process of  evaluating  the effect  that the adoption of this pronouncement will have on its financial statements.

In  December  2004,  the FASB issued SFAS No.  153,  "Exchanges  of  Nonmonetary
Assets."  SFAS 153 amends APB  Opinion No. 29 to  eliminate  the  exception  for nonmonetary  exchanges  of  similar  productive  assets and  replaces  it with a general  exception  for  exchanges  of  nonmonetary  assets  that  do  not  have commercial  substance.  A nonmonetary  exchange has commercial  substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS 153 are effective for nonmonetary asset exchanges  occurring in fiscal periods  beginning  after June 15, 2005.  Earlier application is permitted for  nonmonetary  asset  exchanges  occurring in fiscal periods  beginning  after  December 16, 2004.  The  provisions of this Statement should be applied prospectively.

                                      F-13

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

In EITF Issue No. 04-8, "The Effect of Contingently  Convertible  Instruments on
Diluted  Earnings  Per Share",  the EITF reached a consensus  that  contingently convertible  instruments,  such as contingently  convertible debt,  contingently convertible  preferred  stock,  and other such securities  should be included in diluted earnings per share (if dilutive)  regardless of whether the market price trigger has been met. The consensus is effective for  reporting  periods  ending after December 15, 2004.

The  Company's  adoption  of this  pronouncement  did not have an  effect on the
Company's financial statements.

NOTE 4 - ACQUISITION OF CEPTOR CORPORATION BY XECHEM INTERNATIONAL, INC.

On January 27, 2004, the former  shareholders of the Company  received shares of preferred stock of Xechem (convertible into 30,000,000 shares of common stock of
Xechem)  in  connection  with the  merger  of the  Company  into a  wholly-owned subsidiary of Xechem. For financial  reporting  purposes,  the effective date of the  merger was  designated  January 1, 2004.  The  results of  operations  from
January 1 to January 27, 2004 were not significant.  The merger was accomplished through  a  reverse  triangular  merger  whereby  Ceptor  Acquisition,  Inc.,  a wholly-owned  subsidiary of Xechem,  was merged into the Company and the Company was the surviving entity.

Effective upon the acquisition of the Company by Xechem,  the Company's  balance sheet was adjusted to record existing assets and liabilities to fair value. Fair value was  generally  assigned to these assets based on the net present value of the projected cash flows  expected to be generated by those assets.  Significant assumptions underlying these cash flows include our assessment of the timing and our ability to  successfully  complete the in-process  research and  development
("IPR&D")  projects,  and  interest  rates used to discount  these cash flows to their present value. In accordance with EITF Issue No. 99-12,  "Determination of the Measurement Date for the Market Price of an Acquirer's  Securities Issued in
a  Business   Combination,"  the  Company  determined  the  fair  value  of  the consideration  paid in the transaction was the average closing price of Xechem's common stock for a  reasonable  period of time before and after the terms of the acquisition  were agreed to and announced.  The fair value of the  consideration
determined  under  this  method  amounted  to  $4,760,000.   In  allocating  the
consideration  paid, the fair value of the recorded assets and liabilities  were determined  to equal the carrying  value with the excess  value  assigned to the
IPR&D which  represents  the value  assigned to the acquired  intangible  assets which  had not  reached  technological  feasibility  and for  which  there is no alternative use.

The Company recorded  approximately  $5,034,300 of IPR&D,  consisting of granted patents and pending patent  applications,  which has been expensed as in-process research and development costs. The following table summarizes the fair value of the assets acquired and liabilities assumed in the acquisition:

Consideration paid by Xechem to former
  stockholders of Ceptor Corporation                       $    4,760,000

Net Liabilities Assumed:
  Current liabilities                                             (35,000)
  Notes and advances payable                                     (325,000)
  Current and other assets                                         85,691
                                                           ---------------
                                                                 (274,309)
                                                           ---------------
Purchase price in excess of net liabilities
  assumed by Xechem - allocated to in-process
  research and development                                 $    5,034,309
                                                           ===============

                                      F-14

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 5 - SPINOFF OF CEPTOR CORPORATION BY XECHEM INTERNATIONAL, INC.

DESCRIPTION OF XECHEM SPINOFF AGREEMENT
Following the  acquisition  of the Company by Xechem,  the board of directors of
Xechem determined that Xechem lacked the resources to fully fund the development and regulatory approval of the Company's  technology.  As a result, the board of directors  of Xechem  determined  that it was in the best  interest  of Xechem's stockholders  to effect a spin-off of the Company  from  Xechem,  providing  the
Company  with an  independent  platform  to obtain  financing  and  develop  its technology.  As a result the Company, Xechem, and William Pursley,  Chairman and
CEO of the Company ("Mr.  Pursley"),  entered into an agreement  dated March 31,
2004, amended July 23, 2004 and November 17, 2004, (the "Spinoff Agreement"), to
provide for the  separation  of the Company from Xechem.  The Spinoff  Agreement provided for the Company's separation from Xechem under a transaction structured to include  (i) the  Company's  redemption  of a portion  of its shares  held by
Xechem out of the proceeds of future  financing under the Redemption  Obligation described below, (ii) the issuance and allocation of additional shares of common stock to Mr.  Pursley under the  Founders'  Plan  described  below and (iii) the
Company's  reverse merger into a public shell  described in Note 13. The Company also agreed to pay royalties on future  revenues and assume  certain  obligation for contingent  consideration  payable to the former stockholders of the Company
(who sold their shares to Xechem).

The Spinoff of the Company from Xechem concurrent with Mr. Pursley's exercise of his stock option and the Company's  reverse  merger into Medallion was completed on December 8, 2004.

REDEMPTION OBLIGATION
Under the terms of the  original  Spinoff  Agreement,  Xechem  was  entitled  to receive 25% of the proceeds of any offering of securities of the Company,  up to
$2,000,000.  Following discussion with prospective selling agents for a proposed private  placement of the Company's  securities,  Xechem agreed to accept 10% of the proceeds, up to $2,000,000, of any future financing in partial redemption of shares of the Company held by Xechem (see Note 10).

ALLOCATION OF STOCK UNDER FOUNDERS' PLAN
Pursuant to the Spinoff Agreement, Mr. Pursley was allocated,  initially through a 10-year  option  exercisable  at par value  ($0.0001 per share),  the right to designate  for  issuance  3,031,943  shares of the common  stock of the Company, equal to 43.75% of the fully diluted common stock  outstanding  (the  "Founders'
Shares")   assuming  the  issuance  of  all  of  the   Founders'   Shares.   The
aforementioned  right  of Mr.  Pursley  provided  him the  irrevocable  right to allocate  such award to certain other  employees  and persons  designated by Mr.
Pursley  having  importance  to  the  future  success  of  the  Company,   on  a
discretionary basis.

Pursuant  to the grant of the option to  purchase  the  3,031,943  shares of the
Company's  common stock at the nominal  exercise price of par value, the Company recorded compensation expense of $2,082,500  representing the intrinsic value of the  option  determined  by  applying  the  percent  that the  Founders'  Shares represent of the fully diluted shares outstanding, to the net assets acquired by
Xechem in its acquisition of the Company.

Mr.  Pursley  allocated  1,468,670  shares of the  option to ten other  persons, retaining  1,247,428 with the remaining 315,845 shares to be allocated to others in the future.  All shares were issued  concurrent  with the Company's  spin-off from Xechem and reverse  merger with  Medallion on December 9, 2004.  All of the
Founders' Shares  immediately upon issuance became fully voting, and are subject to the terms of the  Founders'  Plan,  as amended.  Pursuant to the terms of the
Founders' Plan,  restrictions  on holders of Founders'  Shares will lapse 10% on
the  six  month  anniversary  following  issuance,   10%  on  the  twelve  month
anniversary  following issuance,  and the balance upon initiation of a Phase III clinical  trial for the  Myodor  technology  for  muscular  dystrophy.  Upon the happening  of  certain  events  described  in the  Founders'  Plan,  such as the cessation of employment by a  participant  following an award,  shares issued or issuable to Founders'  Plan  participants  may revert to Mr.  Pursley and may be cancelled, forfeited,  re-designated or re-issued in his sole discretion subject to Board of Directors or Compensation Committee approvals.

FUTURE ROYALTY COMMITMENT
The Company  agreed to pay  royalties  to Xechem in an amount  equal to two (2%)
percent  of the  gross  revenues  received  by the  Company,  its  subsidiaries, affiliates and assigns,  with respect to the sale of any products  Incorporating

                                      F-15

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 5 - SPINOFF OF CEPTOR BY CORPORATION XECHEM INTERNATIONAL, INC. (CONTINUED)
any of the technology owned by the Company as of March 31, 2004 or the licensing of any of the  Company's  intellectual  property,  or the sale of the  licensing rights to any of the Company's intellectual property.

CONTINGENT CONSIDERATION
Pursuant to the terms of the  acquisition of CepTor by Xechem,  Xechem agreed to the future payment of additional  consideration  in shares of stock of Xechem to the original shareholders of the Company upon the earlier to occur of filing (i)
of a Phase II application for any drug in development  which relies, in whole or in part, on the technology or the efforts of its management, provided such Phase
II  application  is filed (or  substantial  steps  taken to be filed)  within 36 months of the date of the final  acquisition  or  merger;  (ii) of any Phase III application for such  technology or efforts  provided such Phase III application is filed (or  substantial  steps taken to filed) within 60 months of the date of acquisition or merger; and (iii) of any NDA filings made within 72 months of the date of the final  acquisition  or merger with Xechem.  In  connection  with the
Spinoff  Agreement,  substantially  all of the  obligations  for the issuance of shares as additional  consideration to the original  shareholders of the Company have been assumed by the Company,  and Xechem has been released  therefrom.  The
Company will be required to record compensation  expense based on the fair value of the shares on the date of  attainment  of any of the  aforementioned  events.
This compensation charge could be substantial.

NOTE 6 - PREPAID EXPENSES

Prepaid expenses  principally  consist of unamortized  premiums paid to carriers for insurance  policies including  approximately  $100,800 at December 31, 2004, specifically relating to directors and officers' liability insurance.

NOTE 7 - DEBT ISSUE COSTS

Debt issue costs of $222,000  include  $132,000 of fees paid in cash and $90,000 representing  the fair  value  of  36,000  shares  of  common  stock  issued  as compensation to the placement agent in the Bridge Loan transaction  described in
Note 11.  The debt  issues  costs  were  fully  amortized  during the year ended
December 31, 2004.

NOTE 8 - PROPERTY AND EQUIPMENT

Property and equipment, is as follows:

                                           At December 31,
                                           ---------------
                                        2004            2003
                                     ---------        --------
Office equipment                      $60,134         $     -
Lab equipment                             500           2,374
Leasehold improvements                 11,390               -
                                     ---------        --------
                                       72,024           2,374
Less-accumulated depreciation
  and amortization                     11,409           2,237
                                     ---------        --------
Total                                 $60,615         $   137
                                     =========        ========

For the years ended December 31, 2004 and 2003, depreciation expense was $11,046 and $273, respectively.

                                      F-16

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 9 - ACCRUED EXPENSES

Accrued expenses at December 31, 2004, are as follows:

    Legal fees incurred in connection with the              $     152,485
      private placement and related matters
    Financial investor relations fees                             108,803
    Clinical development expenses                                  26,811
    Research expenses                                              21,703
    Interest on convertible notes                                   5,435
                                                            --------------
    Total                                                   $     315,237
                                                            ==============

NOTE 10 - COMMON STOCK SUBJECT TO REPURCHASE UNDER REDEMPTION OBLIGATION

The Spinoff  Agreement,  as amended,  provides for the Company to redeem, out of the proceeds of future  financing  transactions,  an aggregate of  $2,000,000 of shares  of  common  stock  of  the  Company  held  by  Xechem  (the  "Redemption
Obligation"). Pursuant to the terms of the Redemption Obligation, the Company is obligated  to use the  first  25%  (adjusted  to 10% of the  proceeds  from  the
Company's private placement initiated in December 2004 and concluded in February
2005) of the gross proceeds received in such financing transactions to redeem an equivalent  number of shares of common stock held by Xechem,  that is derived by dividing  such proceeds by the price per share of common stock of the Company at which such financing transaction is consummated. At the end of two years, Xechem will have the right to put the  remaining  portion of the  shares  held for sale back to the Company to cover any deficiency.

During  December  2004,  the Company  redeemed  145,070 of its common shares for
$362,675,  which  represents 10% of the gross proceeds that the Company received from  the  sale  of  Units  in the  private  placement  transactions  that  were consummated  in December  2004. At December 31, 2004,  the remaining  Redemption
Obligation of $1,637,325 is estimated to redeem approximately  401,305 shares of the  Company's  common  stock  held by  Xechem,  based on the fair  value of the
Company's  common stock on December 31, 2004 of $4.08 per share.  In  accordance with EITF Issue No. 00-19,  "Accounting  for  Derivative  Financial  Instruments
Indexed  To,  Potentially  Settled  In, The  Company's  Own  Stock," the Company
classified  the remaining  Redemption  Obligation as a current  liability in the accompanying  balance  sheet,  since the Company  anticipates  repurchasing  the remaining  amount of  common  stock  from  Xechem  out of  proceeds  of  various financings anticipated over the next twelve months.

The  Company  accounted  for its  redemptions  of the  aforementioned  shares as treasury stock transactions, at cost.

Subsequent to December 31, 2004, pursuant to additional  financing  transactions under the private placement  completed in February 2005, the Company redeemed an additional  366,580  shares of common  stock of the  Company  held by Xechem for
$916,450,  which  represents 10% of the gross proceeds that the Company received from the sale of 366.58 Units (see Note 18).

NOTE 11 - BRIDGE LOANS AND LONG TERM DEBT

BRIDGE NOTES
Pursuant to the terms of the Spinoff Agreement and actions taken thereafter, the
Company entered into a selling  agreement dated April 23, 2004 providing for the private  placement of $1,100,000 of 8%  convertible  notes due on the earlier of
October 22, 2004 or the date of closing on the next  financing of  $1,000,000 or more by the  Company  (the  "Bridge  Loans"),  secured by certain  rights to put
Bridge Loans to Xechem for Xechem shares in certain circumstances. Purchasers of the Bridge  Loans  received  451,597  shares of common  stock of the  Company as additional  consideration.  The selling agent  received  36,000 shares of common stock  of  the  Company,  plus  commissions  in the  amount  of  $110,000  and a non-accountable  expense allowance in the amount of $22,000,  in connection with its services (see Note 7). The Bridge Loan offering was completed in May 2004.

                                      F-17

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 11 - BRIDGE LOANS AND LONG TERM DEBT (CONTINUED)

The Company  recorded a $550,000  discount,  representing  an  allocation of the proceeds of the Bridge  Loans based on the  relative  fair value of common stock and the Bridge  Loans  issued to the Bridge Loan  participants,  which was fully amortized over the six month period from May 2004 through October 2004 (the term of the Bridge Loans).  The  amortization of the discount is included in non-cash interest expense in the accompanying  statement of operations for the year ended
December 31, 2004.

The  Company  was not able to  repay  the  Bridge  Loans on  October  22,  2004, therefore pursuant to the terms of the Bridge Loans, the Bridge Loan holders had the right to convert  their notes into  shares of common  stock of Xechem at the lower of $0.07 per share or 75% of the market  price of the  previous  20 market days prior to  conversion,  a portion of which  would have been  required  to be issued by Xechem and the remainder from Mr. Pursley's  personal Xechem holdings.
As of December 8, 2004 the closing  price of Xechem  common stock  (XKEM.OB) was approximately $0.02 per share.

Pursuant to the  exchange  offer  described  in Note 13, the Company  offered to exchange  with the  holders  of the  outstanding  Bridge  Loans and other  debt, certain newly issued notes due December 8, 2005  convertible  into shares of the
Company's common stock, at $1.25 per share, to be issued in amounts equal to the outstanding  principal under the notes cancelled,  plus accrued interest through
December 9, 2004 (the "Convertible Notes").

On December 9, 2004, the remaining  balance of principal and accrued interest of the Bridge Loans were either repaid or exchanged for the  Convertible  Notes (as further described in Note 13), as follows:

                                                      Accrued
                                     Principal       Interest         Total
                                   ------------    ------------   --------------
Repaid in cash                     $    350,000     $    16,773   $     366,773
Exchanged for Convertible Notes         750,000          36,696         786,696
                                   ------------    ------------   --------------
                                   $  1,100,000     $    53,469   $   1,153,469
                                   ============    ============   ==============

The contractual  interest expense on the notes repaid, which amounted to $16,773 is included in interest  expense in the  accompanying  statements of operations.
The  contractual  interest  expense on the notes  exchanged for the  Convertible
Notes, prior to exchange, of $36,696 is included in non-cash interest expense in the accompanying statements of operations.

LONG TERM DEBT
During the year ended  December  31,  2004,  the Company  exchanged  $275,000 of principal on long term debt plus $49,544 of accrued interest through the date of exchange  (aggregate of $324,544) for Convertible Notes under the exchange offer described  in Note  13.  Contractual  interest  expense  on these  notes,  which amounted to $25,886 for the year ended December 31, 2004 is included in non-cash interest  expense and $12,870 for the year ended  December 31, 2003, is included in interest expense in the accompanying statements of operations.

NOTE 12 - LICENSE AGREEMENT WITH JCR PHARMACEUTICALS CO., LTD.

On September 15, 2004 the Company  entered into an exclusive  license  agreement with JCR  Pharmaceuticals  Co., Ltd. ("JCR") to manufacture and sell Myodur, the
Company's  proposed  product  for  muscular  dystrophy,  in certain  Pacific Rim countries consisting of Japan, South Korea, China, Taiwan, and Singapore.  Under
the terms of the JCR license,  the Company will receive  royalties in the amount of 25% of net sales (as  defined),  provided  that the sum of cost of goods sold plus royalty  payments  does not exceed 35% of net sales in total.  In addition,
JCR is obligated to make a $500,000 payment upon approval of an  Investigational
New Drug application  ("IND") in the United States for the Company's therapy for muscular dystrophy.

                                      F-18

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 12 - LICENSE AGREEMENT WITH JCR PHARMACEUTICALS CO., LTD. (CONTINUED)

Pursuant to the agreement,  JCR purchased  554,413 shares of common stock of the
Company for a payment of $1,000,000.  In addition, JCR has agreed to purchase an additional  $1,000,000  of common  stock of the Company at the then market price existing at the time of IND approval from the Food and Drug  Administration  for the Company's therapy for muscular dystrophy.

NOTE 13 - MERGER WITH MEDALLION CREST MANAGEMENT, INC. AND RELATED TRANSACTIONS

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION
On December 8, 2004, Medallion, CepTor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Medallion ("Acquisition Corp."), and the Company,
entered  into an  Agreement  of Merger and Plan of  Reorganization  (the "Merger
Agreement").  Pursuant to the Merger Agreement,  on December 8, 2004 the Company
merged with  Acquisition  Corp.,  with the Company  surviving as a  wholly-owned subsidiary  of  Medallion  (the  "Merger").  Upon  effectiveness  of the Merger,
Medallion filed with the Florida  Department of State,  Articles of Amendment to
the Articles of  Incorporation  to change its name to CepTor  Corporation  ("New
CepTor"  and now the  Company),  and to  authorize  the  issuance of up to 1,000 shares of its Series A Convertible Preferred Stock (the "Preferred Stock").

Pursuant to the Merger,  Medallion acquired all of the outstanding capital stock of the Company in exchange for  5,278,068  shares of New CepTor's  common stock, par value  $0.0001  per share,  and  assumption  of certain  obligations  of the
Company.  As a result,  the Company's  former  stockholders  became the majority stockholders of New CepTor. The Merger was accounted for as a  recapitalization, since the former  stockholders  of the Company own a majority of the outstanding shares of New CepTor's common stock immediately following the Merger. New CepTor intends to carry on the Company's business as its sole line of business and will
remain  in  Hunt  Valley,   Maryland   and   continue  as  a   development-stage
bio-pharmaceutical  company focusing on therapeutic  products for neuromuscular, neurodegenerative diseases and other orphan diseases.

REINCORPORATION OF COMPANY
On December 9, 2004,  the Board of Directors of the Company  authorized a change of the state of  incorporation  to Delaware from Florida through a merger of the
New CepTor and the Company (its wholly-owned subsidiary). Approval of the change was  authorized by  shareholder  consent  during  January  2005.  Pursuant to an
Agreement dated November 15, 2004, Xechem, the single largest shareholder of New
CepTor,  agreed to vote for the change of the state of incorporation to Delaware in  connection  with the  spin-off  of its  majority  ownership  of the  Company pursuant to the Spinoff Agreement.  On January 31, 2005, the Company merged with
New Ceptor to change its  domicile to Delaware  from Florida and to collapse the parent-subsidiary relationship resulting from the Merger, with the Company being the surviving entity.

NOTE EXCHANGE  OFFER  Pursuant to an offer dated October 22, 2004 (the "Exchange
Offer") as amended  November 15,  2004,  made to the Bridge Loans and other debt holders of the Company,  New CepTor issued  $1,111,240 of its Convertible  Notes due December 8, 2005 which are  convertible  into shares of New CepTor's  common stock at $1.25 per share in amounts equal to the outstanding principal under the
notes  cancelled,   plus  accrued  interest  through  the  date  of  conversion.
(Subsequent to December 31, 2004, the maturity date was extended to July 3, 2006 and the conversion rate was amended to $0.75 per share, as further  described in
Note  18).  Since the fair  value of New  CepTor's  common  stock on the date of exchange was $2.50 per share, the Company recorded an original issuance discount equal to the  principal  balance of the notes,  which  represents  the intrinsic value  of  this  beneficial  conversion  feature.  The  intrinsic  value  of the beneficial  conversion  feature is being amortized to interest  expense over the term of the Convertible  Notes through  December 8, 2005.  During the year ended
December 31, 2004, the Company  amortized  $56,821 of the intrinsic value of the beneficial  conversion feature which is included in non-cash interest expense in the accompanying statement of operations.

                                      F-19

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 13 - MERGER WITH MEDALLION CREST MANAGEMENT, INC. AND RELATED TRANSACTIONS
          (CONTINUED)

Immediately following the completion of the note exchange, one of the holders of the Company's  convertible notes elected to convert their outstanding  principal of $209,512,  into 167,610 shares of common stock with a fair value of $419,024.
The excess of the fair value of shares  issued in exchange for such  Convertible
Notes,  which amounts to $209,512,  is included in non-cash  interest expense in the accompanying statement of operations for the year ended December 31, 2004.

Accordingly, the remaining principal balance of the Convertible Notes amounts to
$901,728,  before giving effect to the net unamortized  discount associated with the beneficial conversion feature.

ADOPTION OF STOCK PLANS
In connection with the Merger, New CepTor adopted the Company's  Founders' Stock
Plan and 2004  Incentive  Stock Plan. On December 9, 2004 the Company  issued to
Mr. Pursley and certain other  employees,  designated by Mr. Pursley,  3,031,943 shares of restricted common stock under the Founders' Stock Plan.

Under  the  2004  Incentive  Stock  Plan,  officers,  consultants,   third-party
collaborators,  and employees of the Company or its  subsidiaries may be granted rights in the form of options or shares of restricted  stock for up to a maximum of  2,773,820  shares of common  stock.  As of  December  31,  2004,  options to purchase  59,840  shares of common  stock of the Company have been granted to an employee  and  options  to  purchase  602,500  shares of common  stock have been granted to non-employees.  In addition, the Company has issued 800,690 shares of restricted stock to non-employees (see Note 17).

NOTE 14 - INCOME TAXES

As of December 31, 2004 the Company  estimates  that it has net  operating  loss carryforwards  of  approximately  $3,200,000  that will be  available  to offset future taxable income,  if any,  through 2024. The Company's  utilization of its net operating loss carryforwards could be subject to substantial  limitation due to the  "change of  ownership"  provisions  under  Section  382 of the  Internal
Revenue Code and similar state  provisions.  Such  limitation  may result in the expiration of the net operating loss  carryforwards  prior to their utilization.
The Company has  established  a 100%  valuation  allowance  for the deferred tax assets  arising from the net operating loss and other  temporary  differences as management  believes that it is more likely than not that their benefit will not be realized in the future.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENTS
The Company  entered into  employment  agreements with certain of its executives commencing March 31, 2004 and April 26, 2004 (the  "Executives"),  which provide each  Executive  with a base salary for an initial term of two years,  renewable annually  thereafter.  The  Company  is  obligated  to  pay,  in the  aggregate, approximately  $555,000,  $770,000 and $215,000 for the years ended December 31,
2004, 2005 and 2006, respectively. If Executive's employment with the Company is terminated  without  cause or good  reason,  as those  terms are  defined in the employment agreement, the Company is obligated to pay Executive his current base salary  and  his  benefits  for an  additional  twelve  months.  If  Executive's employment is terminated  due to total  disability,  the Company is obligated to continue  to pay his  current  base salary and his  benefits  for an  additional thirty-six months. If Executive's employment is terminated due to his death, the
Company  is  obligated  to  continue  to pay  his  current  base  salary  for an additional three months and continue to pay for his benefits for the next twelve months.  In addition,  the employment  agreement  contains  confidentiality  and covenant not to compete  provisions  for the period of his  employment  plus and additional twelve months.

LEASE ARRANGEMENT
Effective  March 17, 2004, the Company  entered into a sublease for 5,200 square feet of office space in Hunt Valley, Maryland that expires on December 31, 2006.
Minimum  lease  payments  under this  arrangement  will amount to  approximately
$76,000 during each of the years ending December 31, 2005 and 2006. In addition,

                                      F-20

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 15 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

the lease  provides for the Company to  reimburse  the landlord for its pro rata share of the building  common area operating  expenses.  Rent expense under this arrangement amounted to $62,400 for the year ended December 31, 2004.

DEFINED CONTRIBUTION PLAN
During the year ended  December  31,  2004,  the  Company  instituted  a defined contribution  plan under Section  401(k) of the Internal  Revenue Code. The plan provides for the Company to match its employee's  contributions  in an amount up to 4% of each eligible participant's  compensation.  The Company's contributions to the plan amounted to  approximately  $30,700 for the year ended  December 31,
2004, which are included the accompanying statement of operations.

CONSULTING AGREEMENTS
Pursuant to Xechem's acquisition of the Company,  Xechem entered into consulting agreements with its two founding  scientists (the  "Scientists") for a period of sixty  months.  In  consideration  for the services to be  rendered,  Xechem was obligated to pay a total of $276,000 to each Scientist, plus expenses as allowed for in the consulting agreements. Pursuant to the Spinoff Agreement, the Company entered into new consulting agreements to replace and supersede their agreements with Xechem. The consulting  agreements are non-cancelable for a period of sixty months, effective February 1, 2004 and provide for a monthly fee of $5,000 each, plus allowable expenses.

ROYALTY OBLIGATION
As  described  in Note 5, the Company is  obligated  to pay  royalties to Xechem equal to two (2%) percent of the gross revenues on certain future product sales, if any.

CONTINGENT CONSIDERATION
As  described  in  Note 5,  the  Company  assumed  Xechem's  obligation  to make additional payments of an indeterminable amount of shares of common stock to the
Company's former stockholders upon the attainment of certain product development milestones.

MANUFACTURING AND SUPPLY AGREEMENT
Pursuant  to a  manufacturing  arrangement  entered  into  during the year ended
December  31, 2004,  with Bachem AG (a contract  manufacturer  - "Bachem"),  the
Company has agreed to purchase its clinical  materials  through the end of 2005, from Bachem.  The  estimated  cost of producing  all of the  materials  that the
Company  will  require  under  this  contract   manufacturing   arrangement   is
approximately  $6,000,000.  During the year ended December 31, 2004, the Company made two  non-refundable  payments to Bachem in the  aggregate of  approximately
$811,300,  to fund the production of certain compounds for certain  pre-clinical studies that are required steps in the Company's drug  validation  process.  The
Company charged the aforementioned payments to research and development expenses in the  accompanying  statement of  operations  for the year ended  December 31,
2004.  The payment of additional  amounts to Bachem is contingent  upon Bachem's ability to supply the Company with certain levels of the required compounds.

SETTLEMENT OF LITIGATION
During  June 2004,  the  Company's  management  was  introduced  to a  financial intermediary,  as a means to locate a candidate for a public  transaction and to seek  funding.  The Company  executed a  "Non-Binding  Letter of Intent" for the purposes of structuring a potential  transaction.  In late  September  2004, the
Company advised the financial  intermediary  that it was not prepared to proceed with the proposed transaction.  The financial intermediary thereafter on October
8, 2004  commenced an action in the Northern  District of  California,  entitled
Bluewater Partners S.A. v. CepTor Corporation (Case No. C 04 4277 JCS) alleging, among  other  things,  that the Company  abandoned  its  obligations  to close a

                                      F-21

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 15 - COMMITMENTS AND CONTINGENCIES (CONTINUED)
transaction on the eve of a closing,  that it had breached its  agreements  with
Bluewater,  promissory  estoppel,  breach of implied  covenant of good faith and fair dealing, Quantum Meruit, unjust enrichment; and seeking declaratory relief, and damages in the amount of $3.6 million. On November 12, 2004, the Company and
Bluewater entered into a written proposal outlining material terms for permanent dismissal of the action providing, among other things, for immediate withdrawal, without prejudice, of the complaint by Bluewater,  exchanges of mutual releases, receipt  by  Bluewater  of 50,000  shares of  unrestricted  common  stock of the
Company,  from certain existing  shareholders of the Company as an accommodation who were further  compensated  with warrants to purchase 50,000 shares of common stock of the Company for $1.25 per share,  125,000  shares of restricted  common stock of the Company,  and payment of $25,000 in full  settlement of the action.
On  November  12,  2004  Bluewater  filed an  application  withdrawing,  without prejudice, their complaint against the Company.

NOTE 16 - EQUITY TRANSACTIONS

STOCK SPLIT
In April 2004, the Company's board of directors declared an 18,000-for-one stock split  (based upon the then  outstanding  shares of common stock of the Company, prior to the share exchange and merger with Medallion),  affected in the form of a stock dividend,  on the shares of the Company's common stock. Each shareholder of record  received  additional  shares of common stock for each share of common stock held  without the capital of the Company  being  increased or decreased by the  transfer  of  surplus  to capital  account  or the  transfer  of capital to surplus,  or  otherwise.  Stockholders'  equity  reflects  the  stock  split  by reclassifying  from  "Additional  paid-in  capital" to "Common  stock" an amount equal to the par value of the additional shares arising from the stock split. As the result of the stock split,  the pre-merger  shares held by Xechem  increased from 100 shares to 1,800,000 shares (3,898,213 shares on a post-Medallion merger basis) and the shares  held in reserve  for options to be granted to pursuant to the Founders' Plan, which upon exercise would be 1,400,000 shares  (3,031,943 on a post-Medallion merger basis).

In  conjunction   with  the  reverse  merger,   the  Company's   Certificate  of
Incorporation   was  amended  to  increase  the  authorized   capital  stock  to
120,000,000  shares,  and  100,000,000 was designated as shares of common stock,
$0.0001 par value per share and 20,000,000 shares of preferred stock.

COMMON STOCK ISSUED FOR CASH
As described in Note 12, the Company issued 554,413 shares of common stock to
JCR Pharmaceuticals Co., Ltd. for net proceeds of $929,231 (gross proceeds of
$1,000,000 less transaction expenses of $70,769).

COMMON STOCK ISSUED IN CONNECTION WITH BRIDGE LOANS
As described in Note 11, the Company  issued 451,597 shares of common stock with an  allocated  fair value of  $550,000  to the  holders of the Bridge  Loans and
36,000 shares of common stock with a fair of $90,000 to the  placement  agent in the Bridge Loan transaction.

COMMON STOCK AND WARRANTS  ISSUED IN SETTLEMENT OF LITIGATION The Company issued
125,000  shares of common  stock with a fair value of $312,500  and warrants for the  purchase of 50,000  shares of common stock with a fair value of $109,500 in connection with the settlement of litigation described in Note 15.

CONVERSION OF NOTES INTO COMMON STOCK
As described in Note 13 one of the holders of the  Company's  Convertible  Notes elected to convert their balance into 167,610 shares of common stock with a fair value of $419,024.

COMMON STOCK ISSUED UNDER FOUNDERS' PLAN
On December 9, 2004 the Company  issued to  employees  of the Company and others
3,031,943 shares of restricted  common stock under the Founders' Stock Plan (see
Note 5).

                                      F-22

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 16 - EQUITY TRANSACTIONS (CONTINUED)

COMMON STOCK ISSUED TO AGENT IN PRIVATE PLACEMENT TRANSACTION The Company issued
150,000  shares of common  stock to the  placement  agent in  private  placement transactions described below as partial payment for services rendered.

COMMON STOCK ISSUED TO AN ADVISOR FOR PAST SERVICES During November and December
2004, the Company  issued 675,690 shares of restricted  common stock with a fair value of  $1,689,225  to an advisor for  services  performed  during  2004.  The restrictions as to these shares lapse twelve months after the dates of issuance.

ISSUANCES OF WARRANTS
The Company  issued  three-year  warrants to purchase  200,000  shares of common stock to two advisors for past services  performed earlier in 2004 and, based on an option pricing model,  recorded the fair value of the warrants as stock-based compensation to nonemployees in the accompanying statement of operations, in the amount of $396,000 during the fourth quarter of 2004.

Pursuant  to  agreements  entered  into for the  purpose of  providing  investor relations  services to the Company,  the Company agreed to issue to its investor relations  firms,  five-year  options to purchase up to an  aggregate of 587,500 shares of common stock at an exercise price of $2.50 per share,  with piggy-back registration  rights.  Based on an option pricing model, the fair value of these options of $1,198,500 was recorded as deferred stock compensation expense at the date of award.  As these awards were for past and future  services,  the Company recognized  stock-related  compensation  expense of  $586,500  during the fourth quarter of 2004 and is included in stock-based  compensation to nonemployees for the year ended  December 31, 2004 in the  accompanying  statement of operations.
The  Company  will  amortize  the  remaining   balance  of  the  deferred  stock
compensation  expense of $612,000 through June 2006, the remaining period of the agreement.

In addition,  the Company  granted an option to purchase 15,000 shares of common stock to a research  consultant of the Company and,  based on an option  pricing model, recorded the fair value of the options as deferred stock compensation, in the amount of  $30,600.  The  Company  recognized  research  expense of $17,850, during the third and fourth  quarters  of 2004 and is  included  in  stock-based compensation  to  nonemployees  for the  year  ended  December  31,  2004 in the accompanying  statement of  operations.  The Company will amortize the remaining balance of the deferred stock compensation  expense of $12,750 through May 2005, the remaining period of the agreement.

PRIVATE PLACEMENT
Pursuant to a placement  agent  agreement  dated  October 22, 2004,  the Company agreed  to sell in a private  placement  up to 240  Units at  $25,000  per Unit, subject  to  increase  to  permit  sale of up to an  additional  36  Units  upon agreement of the Company and the placement  agent.  On January 13, 2005,  CepTor and the placement  agent amended the placement  agent  agreement to increase the private  placement to up to 480 Units,  subject to increase to permit sale of up to an  additional 72 Units,  provided that such increase  could be terminated at any time prior to closing by the Company. Under the terms of the placement agent agreement,  as amended,  the placement agent is entitled to a selling commission of 8%, plus a 2% non-accountable expense reimbursement payable from the proceeds of the private placement,  five-year warrants exercisable at $1.25 per share for an amount  equivalent  to 10% of the  shares of common  stock to which the Units would be convertible into, and up to 300,000 shares of common stock.

During  December  2004,  CepTor sold  145.07  Units to  investors  pursuant to a
Confidential   Private   Placement   Memorandum   dated   October  22,  2004  as
supplemented,  each  Unit  consisting  of one  share  of  Series  A  Convertible
Preferred  Stock,  and a  three-year  warrant to purchase up to 5,000  shares of common stock for $2.50 per share.  Each share of Series A Convertible  Preferred
Stock is convertible  into 10,000 shares of common stock.  During December 2004, the Company  received gross proceeds of $3,626,750  (net proceeds of $2,804,240, after the payment of commissions  and other expenses of the  transactions  which amounted to $822,510), from the sale of the Units.

                                      F-23

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 16 - EQUITY TRANSACTIONS (CONTINUED)

Holders  of Series A  Preferred  Stock will be  entitled  at any time to convert their shares of Series A Preferred Stock into common stock,  without any further payment  therefore.  Each  share  of  Series  A  Preferred  Stock  is  initially convertible  into 10,000 shares of common stock.  The number of shares of common stock  issuable upon  conversion  of the Series A Preferred  Stock is subject to adjustment upon the occurrence of certain  events,  including,  among others,  a stock split, reverse stock split or combination of our common stock, an issuance of common stock or other  securities as a dividend or distribution on the common stock, a reclassification,  exchange or substitution of the common stock, or our capital reorganization. Upon merger or consolidation of the Company with or into another company,  or any transfer,  sale or lease by us of substantially  all of the common stock or assets of the Company,  the Series A Preferred Stock will be treated as common stock for all  purposes,  including the  determination  of any assets,  property or stock to which holders of the Series A Preferred  Stock are entitled to receive, or into which the Series A Preferred Stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Except as otherwise required by law, the holders of Series A Preferred Stock are entitled to vote their shares on an  as-if-converted  to common stock basis, and shall vote together with the holders of the common stock,  and not as a separate class.

In the  event  of our  voluntary  or  involuntary  liquidation,  dissolution  or winding-up,  holders of Series A Preferred Stock will be entitled to receive out of our  assets  available  for  distribution  to our  stockholders,  before  any distribution is made to holders of our common stock,  liquidating  distributions in an amount equal to $25,000 per share. After payment of the full amount of the liquidating  distributions  to which the holders of the Series A Preferred Stock are entitled,  holders of the Series A Preferred Stock will receive  liquidating distributions  pro rata with  holders  of common  stock,  based on the number of shares of common stock into which the Series A Preferred Stock is convertible at the conversion rate then in effect.

The Series A Preferred Stock may not be redeemed.

Holders of Series A Preferred  Stock will not be entitled to receive  dividends, if any.

The Company  issued  warrants to purchase  725,350  shares of common  stock as a component  of the Unit.  The Company  determined  that the  preferred  stock was issued with an effective  beneficial  conversion feature for which it recorded a deemed  dividend of $936,116  based upon an  allocation  of the  proceeds to the relative  fair  values of the  preferred  stock and the  warrants.  The  Company calculated the fair value of the warrants using an option pricing model.

Pursuant  to the  placement  agent  agreement,  the Company  issued  warrants to purchase up to an aggregate of 145,070  shares of Common Stock to the  placement agent in  connection  with the private  placement.  Each  warrant  entitles  the placement  agent to purchase  the stated  number of shares of common stock at an exercise  price of $1.25 per share and will  expire  five years  after its issue date.

The  warrants  may not be  redeemed  by us at any  time.  The  warrants  contain provisions  that  protect the holders  against  dilution  by  adjustment  of the purchase price in certain events,  such as stock  dividends,  stock splits,  and other similar events. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

The Company  accounts for the issuance of common stock purchase  warrants issued in connection  with sales of its Units in accordance with the provisions of EITF
00-19  "Accounting  for  Derivative   Financial   Instruments  Indexed  to,  and
Potentially Settled in, a Company's Own Stock".  Based on the provisions of EITF
00-19, the Company  classifies as equity any contracts that (i) require physical settlement  or  net-share  settlement  or (ii)  gives  the  company  a choice of net-cash  settlement  or settlement  in its own shares  (physical  settlement or net-share  settlement).  The Company  classifies  as assets or  liabilities  any contracts that (i) require net-cash  settlement  (including a requirement to net cash  settle the  contract  if an event  occurs and if that event is outside the control  of the  Company)  or (ii) give the  counterparty  a choice of  net-cash
settlement   or  settlement   in  shares   (physical   settlement  or  net-share
settlement).

                                      F-24

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 16 - EQUITY TRANSACTIONS (CONTINUED)

The  Company  issued  the  aforementioned   warrants  with  registration  rights
agreements  which stipulate that the Company will file a registration  statement under the Securities Act on or before February 6, 2005. Substantially all of the
Company's  warrants are  exercisable by the holders at any time  irrespective of whether the registration statement has been declared effective. In addition, the
Company is not (and never is) precluded from  delivering  unregistered  stock to any warrant  holder who elects to exercise  their warrants in the event that the
Company's  registration statement with respect to the stock issuable pursuant to such warrants has not been declared effective.

The  Company's  registration  rights  agreements  generally  contain a provision requiring the Company to pay defined damages in the form of additional shares of common  stock of the  Company  if it has not  filed the  registration  statement before June 7, 2005.

Since the Company (i) is not precluded from issuing  unregistered  shares in the event of its failure to cause a registration statement to be declared effective,
(ii) is  permitted  to net share  settle its  warrants  by issuing  unregistered shares,  and (iii) has met all of the other  criteria for equity  classification under EITF 00-19, it has classified its warrants as equity instruments.

OPTIONS GRANTED PURSUANT TO 2004 INCENTIVE STOCK PLAN
The Company granted an option to purchase  approximately 60,000 shares of common stock to an employee.  Pursuant to the terms of the 2004  Incentive  Stock Plan, the options have an exercise price of $2.50 per share,  the fair market value on the date of grant and such options will vest over four years.

NOTE 17 - ADOPTION OF 2004 INCENTIVE STOCK PLAN

The 2004  Incentive  Stock Plan was first approved by the Board of Directors and the  stockholders  of the Company on May 31, 2004 and re-approved on December 8,
2004. The purpose of the 2004 Incentive Stock Plan is to provide an incentive to retain in the employ of and as directors,  officers,  consultants,  advisors and employees  of the  Company,  persons of training,  experience  and  ability,  to attract new  directors,  officers,  consultants,  advisors and  employees  whose services are considered  valuable,  to encourage the sense of proprietorship and to  stimulate  the active  interest of such  persons  into the  development  and financial  success of the  Company.  Under the 2004  Incentive  Stock Plan,  the
Company will be authorized to issue Incentive Stock options  intended to qualify under  Section 422 of the Code,  non-qualified  stock  options,  and  restricted stock.  The 2004 Incentive  Stock Plan is administered by the board of directors or the  Compensation  Committee.  As of December 31, 2004,  2,773,820  shares of common  stock of the Company  have been  reserved  for  issuance  under the 2004
Incentive  Stock Plan and options for the  purchase of 662,340  shares of common stock of the Company, of which all but approximately  60,000 are to nonemployees for services  rendered,  have been  recommended  to the Board of  Directors  for approval.  In addition  during the year ended  December  31,  2004,  the Company issued 800,690 shares of restricted  common stock of the Company pursuant to the
2004  Incentive  Stock Plan as payment for  services  rendered by  nonemployees.
Subsequent  to December 31, 2004,  the option awards and issuances of restricted common stock which had been  recommended  under the 2004 Incentive Stock Plan to various  consultants  and an employee were  approved by the  Company's  board of directors.

The  following  table  summarizes  the stock option  activity for the year ended
December 31, 2004 (there was no activity prior to January 1, 2004):

                                                            Weighted-Average
                                                Options      Exercise Price
                                               ----------    --------------
Outstanding - January 1, 2004                          -         $   -
Granted                                          662,340
Canceled                                               -
                                               ----------        -----
Outstanding - December 31, 2004                  662,340          2.50
                                               ==========
Options exercisable at December 31, 2004         295,000         $2.50

                                      F-25

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 17 - ADOPTION OF 2004 INCENTIVE STOCK PLAN (CONTINUED)

The following table  summarizes  additional  information  about  outstanding and exercisable stock options at December 31, 2004:

                                                 Weighted-Average
                                                 ----------------
                                         Remaining
                      Number             Contractual         Exercise           Number            Weighted-Average
Exercise Prices       Outstanding        Life                Price              Exercisable        Exercise Price
---------------       -----------        -----------         --------           -----------       ----------------

$0.00-$2.50           662,340            5.29 years          $2.50              295,000                 $2.50

All options  granted have exercise  prices equal to the fair market value on the date of grant.

The fair  value of stock  option  grants is  estimated  using the  Black-Scholes option-pricing model with the following assumptions:

                 Term (years)                     10
                 Volatility                       115%
                 Risk-free interest rate          3.32%
                 Dividend yield                   0

NOTE 18 - SUBSEQUENT EVENTS

PRIVATE PLACEMENT
Pursuant to the  private  placement  initiated  in  December  2004,  the Company received  additional  gross  proceeds of $9,164,500  (net proceeds of $7,897,422 after  deducting the expenses of the sale of the Units of  $1,267,078)  from the sale of 366.58 Units during  January and February  2005.  Each Unit consisted of one share of Series A Convertible  Preferred  Stock and a three-year  warrant to purchase up to 5,000  shares of common  stock at $2.50 per share.  If the 366.58
Units are converted into common stock of the Company by the holders, the Company will issue an  additional  3,665,800  shares of common  stock.  If the  warrants issued as a component  of the 366.58 Units are  exercised  by the  holders,  the
Company will  receive an  additional  $4,582,250  and will issue an aggregate of
1,832,900 shares of common stock.

Additionally,  the Company  issued  warrants to purchase up to an  aggregate  of
366,580  shares of common stock to the placement  agent in  connection  with the placement  agent  agreement.  Each  warrant  entitles the holder to purchase the stated number of shares of common stock at an exercise  price of $1.25 per share and will expire five years after its issue date.

Pursuant to the January 13, 2005 amendment to the placement agent agreement, the
Company  issued  warrants to purchase  up to 925,000  shares of common  stock to certain original shareholders of the Company prior to the merger with Medallion.
Each  warrant  entitles  the holder to purchase  the stated  number of shares of common stock at an exercise price of $1.25 per share and will expire three years after its issue date.

Subsequent to December 31, 2004, pursuant to additional  financing  transactions under the private placement  completed in February 2005, the Company redeemed an additional  366,580  shares of common  stock of the  Company  held by Xechem for
$916,450,  which  represents 10% of the gross proceeds that the Company received from the sale of 366.58 Units.

SETTLEMENT OF LEGAL FEES IN SHARES OF COMMON STOCK
Subsequent  to December 31, 2004,  the Company and its legal  counsel  agreed to settle a portion of its legal  fees  incurred  in  connection  with the  private placement  during  November and December  2004, in shares of common stock of the
Company.  The Company issued 23,000 shares of  unregistered  common stock with a fair value of $138,000 in settlement of $70,000 in legal fees.

AMENDED AND RESTATED CONVERTIBLE NOTES
Subsequent  to December  31,  2004,  the Company  revised  certain  terms of its
Convertible  Notes. The maturity date was extended to July 3, 2006 from December
8, 2005 in  exchange  for an  increase in the  interest  rate to 12%,  effective
December  9, 2005 and a change in the  conversion  price from $1.25 per share to
$0.75 per share.

                                      F-26

                                                      CEPTOR CORPORATION
                                                (A DEVELOPMENT STAGE COMPANY)
                                                   CONDENSED BALANCE SHEETS
                                                         (Unaudited)

                                                                                        June 30, 2005

                                                                                      -----------------

                                     ASSETS

Current Assets:
 Cash and cash equivalents                                                           $      2,281,831
 Prepaid expenses and other current assets                                                    235,012
                                                                                        -------------
    Total current assets                                                                    2,516,843

Property and equipment, net                                                                    60,999
Security deposit                                                                               18,511
                                                                                        -------------

TOTAL ASSETS                                                                            $   2,596,353
                                                                                        =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable                                                                    $        367,747
 Accrued expenses                                                                             546,178
 Common stock subject to repurchase under variable shares put right                                 -
                                                                                        -------------
   Total current liabilities                                                                  913,925

Convertible notes                                                                             157,701

                                                                                        -------------
TOTAL LIABILITIES                                                                           1,071,626
                                                                                        -------------

Commitments and contingencies

Stockholders' (Deficiency) Equity:
 Preferred stock, $0.0001 par value; authorized 20,000,000 shares, issued and outstanding - 382.65 and 145.07 shares of Series A Convertible  Preferred
   Stock at June 30, 2005 and December 31, 2004, respectively; liquidation
   preference - $9,566,250 and $3,626,750, respectively                                    9,566,250
 Common stock, $0.0001; authorized 100,000,000 shares, issued and outstanding
   - 9,142,944 at June 30, 2005 and 10,539,161, net of 401,305 shares subject to
   put right at December 31, 2004                                                                914
 Subscriptions receivable on common stock                                                        (31)
 Deferred compensation                                                                      (630,359)
 Additional paid-in capital                                                               22,128,051
 Treasury stock, 145,070 shares, at December 31, 2004, at cost                                     -
 Deficit accumulated during the development stage                                        (29,540,098)
                                                                                       -------------
   Total stockholders' (deficiency) equity                                                 1,524,727
                                                                                       -------------

TOTAL LIABILITIES AND STOCKHOLDERS'
   (DEFICIENCY) EQUITY                                                               $     2,596,353
                                                                                       =============

(See Notes to Condensed Financial Statements)

                                                              F-27

                                                         CEPTOR CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                 CONDENSED STATEMENTS OF OPERATIONS
                                                             (Unaudited)

                                                                                         Cumulative
                                                                                          August 11,
                                                                                             1986
                                                               Six Months Ended            (Date of
                                                                   June 30,             Inception) to
                                                         ------------    ------------      June 30,
                                                            2005            2004             2005
                                                         ------------    ------------   -------------

REVENUES:
  Other income                                             $        -      $      -       $    75,349

OPERATING EXPENSES:
  Research and development                                  2,814,364         277,061       5,408,220
  In-process research and development                               -       5,034,309       5,034,309
  General and administrative                                1,970,454       2,600,132       8,523,087
  Gain on extinguishment of debt                             (311,281)           -          (311,281)
  Non-cash interest expense                                   412,161         257,333       1,730,736
  Interest expense, net of interest income                      5,895          27,934          41,346
                                                         ------------    ------------    ------------
  Total operating expenses                                  4,891,593       8,196,769      20,426,417
                                                         ------------    ------------    ------------

NET LOSS                                                   (4,891,593)     (8,196,769)    (20,351,068)

  Preferred dividends                                      (9,164,500)              -     (10,100,616)
                                                         ------------    ------------    ------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                $(14,056,093)   $ (8,196,769)   $(30,451,684)
                                                         ============    ============    ============

  Basic and diluted loss per common share                $      (1.23)   $      (2.02)

  Weighted-average common shares outstanding               11,388,833       4,049,072

(See Notes to Condensed Financial Statements)

                                                                  F-28

                                                         CEPTOR CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                 CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY) EQUITY
                                                            (Unaudited)

                                                              Preferred Stock            Common Stock        Subscrip-    Deferred
                                                             -----------------        -------------------      tion        Compen-
                                                             Shares     Amount        Shares       Amount    Receivable    sation
                                                             ------     ------        ------       ------    ----------    ------

BALANCE, JANUARY 1, 2005                                     145.07   $ 3,626,750   10,539,161    $  1,054   $ (303)     $ (624,750)

Preferred stock and warrants issued pursuant to units sold
  on January 5, 2005 in a private placement ($25,000)         48.35     1,208,750
Deemed dividend of beneficial conversion feature of units
  sold January 5, 2005 in private placement
Acquisition January 5, 2005 of treasury stock under put
  right ($2.50)
Preferred stock and warrants issued pursuant to units sold
  on January 18, 2005 in a private placement ($25,000)        76.25     1,906,250
Deemed dividend of beneficial conversion feature of units
  sold January 18, 2005 in private placement
Acquisition January 18, 2005 of treasury stock under put
  right ($2.50)
Common stock issued January 2005 in connection with
  payment of legal fees ($3.04)                                                         23,000           2
Common stock issued January 2005 pursuant to amendment
  of placement agent agreement ($2.50)                                                 150,000          15
Common stock issued February 2005 to advisors for past
  services ($6.25)                                                                       7,500           1
Preferred stock and warrants issued pursuant to units sold
  on February 3, 2005 in a private placement ($25,000)       224.48     5,612,000
Deemed dividend of beneficial conversion feature of units
  sold February 3, 2005 in private placement
Acquisition February 3, 2005 of treasury stock under put
  right ($2.50)
Preferred stock and warrants issued pursuant to units sold
  on February 11, 2005 in a private placement ($25,000)       17.50       437,500
Deemed dividend of beneficial conversion feature of units
  sold February 11, 2005 in private placement
Acquisition February 11, 2005 of treasury stock under put
  right ($2.50)
Common stock issued February 2005 pursuant to cashless
  exercise of option ($3.05)                                                           100,191          10
Common stock issued March 2005 upon conversion of
  preferred shares ($2.50)                                   (44.00)   (1,100,000)     440,000          44

                                                                  F-29

                                                                                                          Deficit
                                                                                                        Accumulated       Total
                                                                 Additional      Treasury Stock         During the     Stockholders'
                                                                  Paid-in      -------------------      Development    (Deficiency)
                                                                  Capital      Shares      Amount         Stage           Equity
                                                                  -------      ------      ------         -----           ------

BALANCE, JANUARY 1, 2005                                       $ 12,294,648   145,070   $  (362,675)  $  (15,484,005)  $  (549,281)

Preferred stock and warrants issued pursuant to units sold
  on January 5, 2005 in a private placement ($25,000)              (159,359)                                             1,049,391
Deemed dividend of beneficial conversion feature of units
  sold January 5, 2005 in private placement                       1,208,750                              (1,208,750)             -
Acquisition January 5, 2005 of treasury stock under put
  right ($2.50)                                                                48,350      (120,875)                      (120,875)
Preferred stock and warrants issued pursuant to units sold
  on January 18, 2005 in a private placement ($25,000)             (252,624)                                             1,653,626
Deemed dividend of beneficial conversion feature of units
  sold January 18, 2005 in private placement                      1,906,250                              (1,906,250)             -
Acquisition January 18, 2005 of treasury stock under put
  right ($2.50)                                                                76,250      (190,625)                      (190,625)
Common stock issued January 2005 in connection with
  payment of legal fees ($3.04)                                      69,998                                                 70,000
Common stock issued January 2005 pursuant to amendment
  of placement agent agreement ($2.50)                                  (15)                                                     -
Common stock issued February 2005 to advisors for past
  services ($6.25)                                                   46,874                                                 46,875
Preferred stock and warrants issued pursuant to units sold
  on February 3, 2005 in a private placement ($25,000)             (851,447)                                             4,760,553
Deemed dividend of beneficial conversion feature of units
  sold February 3, 2005 in private placement                      5,612,000                              (5,612,000)             -
Acquisition February 3, 2005 of treasury stock under put
  right ($2.50)                                                               224,480      (561,200)                      (561,200)
Preferred stock and warrants issued pursuant to units sold
  on February 11, 2005 in a private placement ($25,000)            (250,613)                                               186,887
Deemed dividend of beneficial conversion feature of units
  sold February 11, 2005 in private placement                       437,500                                (437,500)             -
Acquisition February 11, 2005 of treasury stock under put
  right ($2.50)                                                                17,500       (43,750)                       (43,750)
Common stock issued February 2005 pursuant to cashless
  exercise of option ($3.05)                                            (10)                                                     -
Common stock issued March 2005 upon conversion of
  preferred shares ($2.50)                                        1,099,956                                                      -

(See Notes to Condensed Financial Statements)                                                                            (continued)

                                                                 F-29A

                                                         CEPTOR CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                 CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY) EQUITY
                                                            (Unaudited)

                                                              Preferred Stock            Common Stock        Subscrip-    Deferred
                                                             -----------------        -------------------      tion        Compen-
                                                             Shares     Amount        Shares       Amount    Receivable    sation
                                                             ------     ------        ------       ------    ----------    ------

Payments received for common stock issued December
  2004 pursuant to exercise of options granted under
  spinoff agreement                                                                                             272
Common stock issued March 2005 pursuant to exercise of
  warrants ($1.25)                                                                       5,000           1
Common stock issued April 2005 upon conversion of
  preferred shares ($2.50)                                   (15.00)     (375,000)     150,000          15
Common stock issued May 2005 pursuant to financing letter
  agreement ($3.00)                                                                     25,000           2
Common stock issued May 2005 upon conversion of
  preferred shares ($2.50)                                   (41.00)   (1,025,000)     410,000          41
Common stock issued June 2005 upon conversion of
  preferred shares ($2.50)                                   (29.00)     (725,000)     290,000          29
Capital contribution for repurchase of common stock
  pursuant to Stock Purchase Agreement
Common stock repurchased June 2005 pursuant to Stock
  Repurchase Agreement ($0.80)
Retirement of treasury shares                                                       (3,398,213)       (340)
Reverse common stock subject to repurchase under variable
  shares put right at December 31, 2004                                                401,305          40
Stock option-based compensation for investor relation
  services rendered                                                                                                        (439,900)
Stock option-based compensation for employees and
  directors                                                                                                                (293,231)
Fair value adjustment of stock options previously granted to
    non-employees                                                                                                            22,400
Amortization of deferred compensation                                                                                       705,122
Net loss
                                                             ------   -----------    ---------      ------   ------      ----------
BALANCE, JUNE 30, 2005                                       382.65   $ 9,566,250    9,142,944      $  914   $  (31)     $ (630,359)
                                                             ======   ===========    =========      ======   ======      ==========

                                                                 F-29B

                                                                                                          Deficit
                                                                                                        Accumulated       Total
                                                                 Additional      Treasury Stock         During the     Stockholders'
                                                                  Paid-in      -------------------      Development    (Deficiency)
                                                                  Capital      Shares      Amount         Stage           Equity
                                                                  -------      ------      ------         -----           ------

Payments received for common stock issued December
  2004 pursuant to exercise of options granted under
  spinoff agreement                                                                                                             272
Common stock issued March 2005 pursuant to exercise of
  warrants ($1.25)                                                    6,249                                                   6,250
Common stock issued April 2005 upon conversion of
  preferred shares ($2.50)                                          374,985                                                       -
Common stock issued May 2005 pursuant to financing letter
  agreement ($3.00)                                                  74,998                                                  75,000
Common stock issued May 2005 upon conversion of
  preferred shares ($2.50)                                        1,024,959                                                       -
Common stock issued June 2005 upon conversion of
  preferred shares ($2.50)                                          724,971                                                       -
Capital contribution for repurchase of common stock
  pursuant to Stock Purchase Agreement                              424,818                                                 424,818
Common stock repurchased June 2005 pursuant to Stock
  Repurchase Agreement ($0.80)                                               2,886,563   (2,734,068)                     (2,734,068)
Retirement of treasury shares                                    (4,012,853)(3,398,213)   4,013,193                               -
Reverse common stock subject to repurchase under variable
  shares put right at December 31, 2004                           1,637,285                                              1,637,325
Stock option-based compensation for investor relation
  services rendered                                                 439,900                                                      -
Stock option-based compensation for employees and
  directors                                                         293,231                                                      -
Fair value adjustment of stock options previously granted to
    non-employees                                                   (22,400)                                                     -
Amortization of deferred compensation                                                                                      705,122
Net loss                                                                                                 (4,891,593)    (4,891,593)
                                                               ------------ -----------  ----------   --------------   ------------
BALANCE, JUNE 30, 2005                                         $ 22,128,051           -    $      -   $ (29,540,098)   $ 1,524,727
                                                               ============ ===========  ==========   ==============   ============

(See Notes to Condensed Financial Statements)

                                                                 F-29C

                                                         CEPTOR CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                  CONDENSED STATEMENT OF CASH FLOWS
                                                            (Unaudited)

                                                                                                                    Cumulative
                                                                                                                  August 11, 1986
                                                                                  For the Six Months Ended      (Date of Inception)
                                                                                           June 30,                    to
                                                                              -----------------------------         June 30,
                                                                                    2005            2004              2005
                                                                              ------------     ------------     ------------------
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net loss                                                                      $ (4,891,593)    $ (8,196,769)      $(20,351,068)
Adjustments to reconcile net (loss) to net cash used in operating activities:
  Depreciation and amortization                                                      8,665            3,867             21,948
  Write-off of in-process research and development                                       -        5,034,309          5,034,309
  Charge for stock option issued pursuant to spinoff agreement                           -        2,082,500          2,082,500
  Stock-based compensation to employees and directors                               80,122                -             80,122
  Stock-based compensation to nonemployees                                         671,875                -          3,584,306
  Stock-based component of payment of legal fees                                    70,000                -             70,000
  Stock-based component of litigation settlement                                         -                -            422,000
  Gain on extinguishment of debt                                                  (311,281)               -           (311,281)
  Non-cash interest expense                                                        412,161          257,333          1,730,736
  Changes in assets and liabilities:
    Prepaid expenses & other current assets                                    (52,283)          (3,251)          (160,012)
    Other assets                                                                         -          (18,511)           (18,511)
    Accounts payable and accrued expenses                                          540,422           34,275            937,583
                                                                              ------------     ------------       ------------
    Net cash used in operating activities                                       (3,471,912)        (806,247)        (6,877,368)
                                                                              ------------     ------------       ------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment                                                 (9,049)         (68,769)           (82,947)
                                                                              ------------     ------------       ------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from issuances of common stock                                              6,250               -           1,136,502
Collections of subscriptions receivable                                                272                -                272
Net proceeds from issuances of preferred stock                                   7,650,457                -         10,454,697
Acquisition of treasury stock under put right                                     (916,450)               -         (1,279,125)
Acquisition of treasury stock under purchase agreement                          (2,309,250)               -         (2,309,250)
Distribution to shareholders                                                             -                -             (4,260)
Capital contributed by Xechem International, Inc.                                        -          300,310            350,310
Proceeds from issuance of bridge loans                                                   -        1,100,000          1,375,000
Expense of issuance of long term debt                                                    -         (132,000)          (132,000)
Principal payments on bridge loans                                                       -                -           (350,000)
                                                                              ------------     ------------       ------------
      Net cash provided by financing activities                                  4,431,279        1,268,310          9,242,146
                                                                              ------------     ------------       ------------
Net increase in cash and cash equivalents                                          950,318          393,294          2,281,831

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD                             1,331,513           68,374
                                                                              ------------     ------------       ------------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD                                $  2,281,831     $    461,668       $  2,281,831
                                                                              ============     ============       ============

(See Notes to Condensed Financial Statements)

                                                                  F-30

                                                                 CEPTOR CORPORATION
                                                           (A DEVELOPMENT STAGE COMPANY)
                                                         CONDENSED STATEMENTS OF CASH FLOWS
                                                                     (Unaudited)

                                                                                                                    Cumulative
                                                                                                                  August 11, 1986
                                                                                  For the Six Months Ended      (Date of Inception)
                                                                                           June 30,                    to
                                                                              -----------------------------         June 30,
                                                                                    2005            2004              2005
                                                                              ------------     ------------     ------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Deemed dividend of the beneficial conversion feature
    of units sold in private placement                                         $ 9,164,500     $        -        $ 10,100,616
  Issuance of 1,290,000 shares of common stock upon
    conversion of preferred shares                                               3,225,000              -           3,225,000
  Issuance of 7,500 shares of common stock as compensation
    for past services                                                               46,875              -              46,875
  Issuance of 25,000 shares of common stock as compensation
    for financial planning                                                          75,000              -              75,000
  Issuance of 23,000 shares of common stock in payment of
    accrued legal fees                                                              70,000              -              70,000
  Capital contribution for repurchase of common stock
    pursuant to Stock Purchase Agreement                                           424,818              -             424,818
  Issuance of 36,000 shares of common stock as debt
    issuance costs                                                                       -              -              90,000
  Issuance of 451,597 shares of common stock to bridge loan
    investors and placement agent                                                        -              -             550,000
  Issuance of 167,610 shares up on conversion of
    convertible notes                                                                    -              -             209,512
  Issuance of convertible notes in exchange for bridge
    loans and long-term debt plus accrued interest                                       -              -           1,111,240

(See Notes to Condensed Financial Statements)

                                                                  F-3OA

NOTE 1 - BASIS OF INTERIM FINANCIAL STATEMENT PRESENTATION

The accompanying  unaudited Condensed Financial Statements of CepTor Corporation
have been prepared in accordance with accounting  principles  generally accepted in the United  States for interim  financial  information  and should be read in conjunction  with the financial  statements for the year ended December 31, 2004 which can be found elsewhere in this Form SB-2. Accordingly, they do not include all the information and footnotes  required by accounting  principles  generally accepted in the United States for complete financial statements.  In the opinion of management all adjustments (which include only normal recurring  adjustments)
necessary to present  fairly the financial  position,  results of operations and cash flows for all periods  presented  have been made. The results of operations for the six-month  period ended June 30, 2005 are not necessarily  indicative of the operating  results that may be expected for the entire year ending  December
31, 2005.

NOTE 2 - THE COMPANY

ORGANIZATION
The  financial  statements  presented  are  those  of  CepTor  Corporation  (the
"Company"),  incorporated  in  August  1986 in the  state  of  Delaware.  CepTor
Corporation  is  a  biopharmaceutical   company  engaged  in  the  research  and
development of therapeutic  products for  neuromuscular,  neurodegenerative  and other  diseases with a focus on orphan  diseases  (defined as those which affect less than  200,000  people).  Since its  inception,  the Company has devoted its efforts and resources to the development of its receptor mediated drug-targeting platform for neuromuscular and  neurodegenerative  diseases,  and to raising the funds necessary to continue this research.

The Company is a development  stage  enterprise  which has a limited  history of operations and has not generated any material revenues since its inception.  The
Company  has  received  a  limited   amount  of  funding   through   grants  and
collaborative  research efforts in connection with developing its products.  The
Company does not have any products that are approved for commercial distribution at the present time. As a development stage  enterprise,  the Company is subject to all of the risks and uncertainties  that are associated with developing a new business.

MERGER OF XECHEM INTERNATIONAL, INC. AND CEPTOR CORPORATION
On January 27, 2004, the former  shareholders of the Company  received shares of preferred stock of Xechem International,  Inc. ("Xechem") in connection with the merger of the Company into a  wholly-owned  subsidiary of Xechem.  For financial reporting  purposes,  the effective date of the merger was designated January 1,
2004.  The  results of  operations  from  January 1 to January 27, 2004 were not significant.  The merger was accomplished  through a reverse  triangular  merger whereby  CepTor  Acquisition,  Inc., a  wholly-owned  subsidiary of Xechem,  was merged into the Company and the Company was the surviving entity.

Following the  acquisition  of the Company by Xechem,  the board of directors of
Xechem determined that Xechem lacked the resources to fully fund the development and regulatory approval of the Company's  technology.  As a result, the board of directors  of Xechem  determined  that is was in the best  interest  of Xechem's stockholders  to effect a spin-off of the Company  from  Xechem,  providing  the
Company  with an  independent  platform  to obtain  financing  and  develop  its technology.  As a result the Company, Xechem, and William Pursley,  Chairman and
CEO of the Company, entered into an agreement dated March 31, 2004, amended July
23, 2004 and November 17, 2004,  (the "Spinoff  Agreement"),  to provide for the separation of the Company from Xechem.  The Spinoff  Agreement  provided for the
Company's  separation from Xechem under a transaction  structured to include (i)
the  Company's  redemption  of a portion of it shares  held by Xechem out of the proceeds of future financing under the Redemption  Obligations  described below,
(ii) the issuance and  allocation  of  additional  shares of common stock to Mr.
Pursley under the Founders' Plan described below and (iii) the Company's reverse merger into a public shell.  The spin-off of the Company from Xechem  concurrent with Mr. Pursley's exercise of his stock option and the Company's reverse merger into Medallion was completed on December 8, 2004.

MERGER OF MEDALLION CREST MANAGEMENT, INC. AND CEPTOR CORPORATION
Medallion Crest Management,  Inc., a Florida corporation  ("Medallion") acquired all of the common  stock of the Company on December  8, 2004.  Medallion  was an
inactive  public shell at the time of  acquisition.  The Company's  shareholders prior to the merger  became the majority  shareholders  of  Medallion  after the merger; accordingly the transaction was accounted for as a recapitalization. The accompanying  financial  statements  preceding the date of the acquisition  have been retroactively restated to give effect to this transaction.

                                      F-31

NOTE 3 - LIQUIDITY AND FINANCIAL CONDITION

The Company's net loss for the six-month  period ended June 30, 2005 amounted to
$4,891,593,  which  includes  $922,877 of  non-cash  special  charges  primarily associated  with the  Company's  issuance  of stock and  common  stock  purchase warrants and options to non-employees for services,  gain on the  extinguishment of debt, and non-cash interest  expense.  The Company used net cash flows in its operating  activities of $3,471,912  during the six-month period ending June 30,
2005.  The  Company's   development  stage   accumulated   deficit  amounted  to
$29,540,098 at June 30, 2005. The Company expects to continue  incurring  losses for the foreseeable  future due to the inherent  uncertainty  that is related to establishing the commercial feasibility of pharmaceutical  products. The Company will require  substantial  additional  funding to support the development of its proposed  products and fund its  operations  while it  continues  its efforts to execute its business plan. The Company estimates that it currently does not have sufficient liquidity to sustain operations beyond December 31, 2005.

The Company's  working  capital at June 30, 2005 amounted to $1,602,918.  During the six-month  period ended June 30, 2005, the Company  received net proceeds of
$4,431,279 from financing  activities,  including (i) $7,650,457 (gross proceeds of  $9,164,500  net of  transaction  expenses  of  $1,514,043)  from the sale of preferred  stock and  common  stock  purchase  warrants  ("Units")  in a private placement  transaction (see Note 10), (ii) $6,250 from the exercise of warrants, and (iii) $272 from subscriptions  receivable  pursuant to the restricted shares issued under the Company's  Founders' Plan during  December  2004.  From the net proceeds of the sale of the Units, the Company  repurchased  3,253,143 shares of its  common  stock,  par value  $0.0001  per share from  Xechem  for  $3,225,700 comprised of (i) $916,450 for 366,580 shares of its common stock pursuant to the terms  of a  redemption  obligation  (see  Note 7) and (ii)  $2,309,250  and the forfeiture of an option held by the Company's CEO to purchase 43 million  shares of common  stock of Xechem  with a fair  value of  $424,818,  for an  additional
2,886,563  shares  of its  common  stock.  The  Company  is  continuing  to seek
additional   capital   through   equity   and  debt   offerings,   collaborative
partnerships,  joint  ventures and  strategic  alliances  both within the United
States and abroad in an effort to  accelerate  the  development  of its proposed products.  Except for the Fusion Capital transaction which is subject to certain conditions  (see  Note 11-  Subsequent  Events),  there  are  currently  no firm commitments  in  place  for  new  capital  nor has the  Company  identified  any prospective  joint venture  partners or  participants  with which it could enter into any new strategic alliance arrangement.

For the foreseeable  future, the Company's primary efforts will be on moving its lead product,  Myodur,  into phase I/II clinical trials for Duchenne's  muscular dystrophy. The Company plans to use its available cash resources to continue the pre-clinical  development  of its  technologies,  which  primarily  includes the manufacture of Myodur,  conducting  pre-clinical  tests and toxicology  studies, compiling,  drafting and  submitting  an  investigational  new drug  application
("IND") for Myodur,  and initiating phase I/II human clinical trials, if allowed by the Food and Drug Administration ("FDA"). As resources allow, the Company may also fund other working capital needs. The Company presently expects to file its
IND for Myodur in 2005, and initiate human clinical trials for Myodur during the quarter ending March 31, 2006.

The Company  expects to incur  significant  expenditures  during the next twelve months  for the cost to  manufacture  the  Company's  product  Myodur for use in clinical and other  testing.  The Company does not have,  and does not intend to establish, its own manufacturing facilities to produce its product candidates in the foreseeable  future. The Company plans to outsource the manufacturing of its proposed products to contract  manufacturers.  Following placement of an initial purchase  order  for its  proposed  product  in  2004,  the  Company  has  since determined  that the  quantity and  delivery  time of the clinical  materials it requires would cause the actual  manufacturing  costs of its proposed product to exceed its initial  estimates.  Accordingly,  the Company modified its estimated liquidity needs to include the additional  capital that will be required to fund its  manufacturing  effort.  On April 18,  2005,  the  Company  entered  into an exclusive  manufacture  and supply  agreement with Bachem AG ("Bachem")  whereby
Bachem is entitled to receive royalty payments in the amount of the lesser of 5%
of "net sales" (as defined in the agreement) or $10 million,  $15 million or $25 million in the first,  second and third (and thereafter) years of the agreement, respectively.  During the six-month period ended June 30, 2005, the Company paid approximately $1.1 million for the proposed product and related materials. As of
June 30, 2005, the Company has purchase commitments over the next nine months of an additional $2.8 million for the manufacture and delivery of product materials required for the  Company's  pre-clinical  and  toxicology  programs and initial clinical trials.

Further,  if the Company receives regulatory approval for any of its products in the United  States or  elsewhere,  it will  incur  substantial  expenditures  to develop  manufacturing,  sales, and marketing capabilities and/or to subcontract

                                      F-32

or joint venture these  activities  with others.  There can be no assurance that the Company will ever  recognize  revenue or profit from any such  products.  In
addition,   the  Company  may  encounter   unanticipated   problems,   including
developmental,  regulatory,  manufacturing,  or marketing difficulties,  some of which may be beyond its ability to resolve. The Company may lack the capacity to produce its  products  in-house and there can be no  assurances  that it will be able to locate or retain suitable contract manufacturers or be able to have them produce products at satisfactory prices.

As  described  in Note  10,  the  Company  entered  into a  Securities  Purchase
Agreement  with  Xechem  on June  17,  2005  pursuant  to which  it  elected  to repurchase  2,886,563  shares of its common  stock from  Xechem,  for a purchase price of $2,309,250  effectively reducing the total outstanding shares of common stock of the Company.  As  additional  consideration  for the  transaction,  the
Company's  CEO  agreed to  forfeit an option to  purchase  43 million  shares of
Xechem,  which the Company has recorded as a contribution  of capital and a cost of the treasury  shares.  Xechem retained  500,000 shares of common stock of the
Company  but agreed  that it would only sell such  shares  subject to the volume restrictions of Rule 144,  regardless of whether or not such volume  limitations are applicable at the time of such sale.  Additionally,  the Securities Purchase
Agreement terminated the Spinoff Agreement.  Due to the substantial amounts that the Company has expended  for the  manufacture  of its proposed  product and the repurchase  of shares of its  common  stock on June 17,  2005 from  Xechem,  the
Company has determined that its available  capital  resources are not sufficient to sustain its planned  operations beyond December 31, 2005. These matters raise substantial  doubt about the Company's  ability to continue as a going  concern.
The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There can be no assurance that management's plans to obtain additional financing to fund operations will be successful or that the successful  implementation  of the business plan will actually improve the Company's operating results.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The Company is a  development  stage  enterprise.  Accordingly,  the Company has included its  cumulative  statements of operations and cash flows for the period of August 11,  1986 (date of  inception)  to June 30,  2005 in  accordance  with
Statement of Financial  Accounting  Standards  ("SFAS")  No. 7  "Accounting  and
Reporting by Development Stage Enterprises."

The  Company's  net loss  available  to common  shareholders  as reported in its statement of operations for the period of August 11, 1986 (date of inception) to
June  30,  2005 is  $30,451,684  whereas  the  deficit  accumulated  during  its development  stage  as  reported  on its  balance  sheet  at  June  30,  2005 is
$29,540,098.  The  difference is a result of the  acquisition  of the Company by
Xechem and the  restatement of its assets and  liabilities to fair value,  which resulted  in the  Company's  accumulated  deficit,  net of  distributions,  from inception through December 31, 2003 (the date of merger for financial  reporting purposes) being  reclassified  to additional  paid-in  capital,  net of a deemed dividend to the preferred shareholders.

ACCOUNTING FOR STOCK BASED COMPENSATION
As permitted  under SFAS No. 148  "Accounting  for  Stock-Based  Compensation  -
Transition  and  Disclosure,"   which  amended  SFAS  No.  123  "Accounting  for
Stock-Based  Compensation,"  the Company has elected to use the intrinsic  value method of accounting for its stock-based compensation arrangements as defined by
Accounting  Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued
to  Employees,"  and  related  interpretations  including  Financial  Accounting
Standards  Board  ("FASB")   Interpretation   No.  44  "Accounting  for  Certain
Transactions Involving Stock Compensation," an interpretation of APB No. 25.

The cost of stock-based compensation awards issued to non-employees for services are  recorded  at  either  the fair  value of the  services  rendered  or of the instruments  issued in exchange  for such  services,  whichever  is more readily determinable,  using the  measurement  date  guidelines  enumerated  in Emerging
Issues Task Force ("EITF") Issue No. 96-18,  "Accounting for Equity  Instruments
That Are Issued to Other Than  Employees for Acquiring,  or in Conjunction  with
Selling, Goods or Services."

                                      F-33

The following table  summarizes the pro forma  operating  results of the Company had compensation  expense for stock options granted to employees been determined in  accordance  with the fair market value based method  prescribed  by SFAS No.
123. The Company has presented the following disclosures in accordance with SFAS
No. 148.

                                                                      For the Three-Month Period Ended
                                                                                  June 30,
                                                                     ---------------------------------
                                                                            2005               2004
                                                                     -------------        ------------
Net loss available to common stockholders                            $  (2,595,487)       $   (886,096)
Adjust: Stock-based employee compensation
        determined under the fair value method                             (15,485)                  -
                                                                     -------------        ------------
        Pro forma net loss                                           $  (2,610,972)       $   (886,096)
                                                                     =============        ============
Net loss per share available to common stockholders:
        Basic and diluted, as reported                               $       (0.22)       $      (0.21)
        Basic and diluted, pro forma                                 $       (0.23)       $      (0.21)

                                                                      For the Six-Month Period Ended
                                                                                  June 30,
                                                                     ---------------------------------
                                                                            2005               2004
                                                                     -------------        ------------
Net loss available to common stockholders                            $ (14,056,093)       $ (8,196,769)
Adjust: Stock-based employee compensation
        determined under the fair value method
                                                                           (28,799)         (5,497,358)
                                                                     --------------       ------------
        Pro forma net loss                                           $ (14,084,892)       $(13,694,127)
                                                                     ==============       ============

Net loss per share available to common stockholders:
        Basic and diluted, as reported                               $       (1.23)       $      (2.02)
        Basic and diluted, pro forma                                 $       (1.24)       $      (3.38)

The pro forma amounts that are disclosed in accordance with SFAS No. 123 reflect the  portion  of the  estimated  fair value of awards  that were  earned for the three-month and six-month periods ended June 30, 2005.

ACCOUNTING FOR WARRANTS ISSUED IN CONNECTION WITH SALE OF UNITS
The Company  accounts for the issuance of common stock purchase  warrants issued in connection  with sales of its Units in accordance with the provisions of EITF
Issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and
Potentially  Settled in, a Company's Own Stock." Based on the provisions of EITF
Issue No. 00-19, the Company classifies as equity any contracts that (i) require physical  settlement or net-share  settlement or (ii) gives the company a choice of net-cash  settlement or settlement in its own shares (physical  settlement or net-share  settlement).  The Company  classifies  as assets or  liabilities  any contracts  that (i) require  net-cash  settlement  (including a  requirement  to net-cash settle the contract if an event occurs and if that event is outside the control  of the  Company)  or (ii) give the  counterparty  a choice of  net-cash
settlement   or  settlement   in  shares   (physical   settlement  or  net-share
settlement).

NET (LOSS) PER SHARE
Net loss per share is presented  under SFAS No. 128  "Earnings Per Share." Under
SFAS No. 128,  basic net loss per share is  computed  by  dividing  net loss per share available to common  stockholders by the weighted average shares of common stock  outstanding for the period and excludes any potential  dilution.  Diluted earnings  per share  reflect the  potential  dilution  that would occur upon the exercise  or  conversion  of all  dilutive  securities  into common  stock.  The computation of loss per share for the  three-month  and six-month  periods ended
June 30, 2005 excludes  potentially  dilutive securities because their inclusion would be anti-dilutive.

                                      F-34

Shares of common stock  issuable upon the  conversion or exercise of potentially dilutive securities are as follows:

                                                  June 30,
                                         --------------------------
                                              2005           2004
                                         -----------    -----------
      Series A Preferred Stock             3,826,500              -
      Warrants                             4,239,900              -
      Options                                607,695      3,031,943
      Convertible Notes                    1,269,171              -
                                         -----------    -----------
      Total                                9,943,266      3,031,943
                                         ===========    ===========

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In January  2003,  the FASB  issued  Interpretation  No. 46,  "Consolidation  of
Variable  Interest  Entities"  ("FIN 46").  This  interpretation  of  Accounting
Research Bulletin ("ARB") No. 51, "Consolidated  Financial Statements," provides guidance for  identifying a controlling  interest in a variable  interest entity
("VIE")  established by means other than voting  interest.  FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In
December  2003,  the FASB  completed  its  deliberations  regarding the proposed modifications to FIN 46 and issued Interpretation Number 46R,  "Consolidation of
Variable  Interest  Entities - an  Interpretation  of ARB 51" ("FIN  46R").  The
decisions  reached  included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN 46R is required in  financial  statements  of public  entities  that have interests  in VIEs or potential  VIEs  commonly  referred to as  special-purpose entities for periods ending after December 15, 2003. Application by public small business  issuers'  entities is  required  in all  interim and annual  financial statements for periods ending after December 15, 2004.

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

In December  2004,  the FASB issued SFAS No. 123R,  "Share Based  Payment." This statement is a revision of SFAS Statement No. 123,  "Accounting  for Stock-Based
Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to
Employees," and its related implementation guidance. SFAS No. 123R addresses all forms of share based  payment  ("SBP")  awards  including  shares  issued  under employee  stock  purchase  plans,  stock  options,  restricted  stock  and stock appreciation  rights. Under SFAS No. 123R, SBP awards result in a cost that will be  measured at fair value on the awards'  grant  date,  based on the  estimated number  of  awards  that are  expected  to vest and will  result  in a charge to operations for stock-based  compensation expense. SFAS No. 123R is effective for public  entities that file as small business  issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

The  Company is  currently  in the  process of  evaluating  the effect  that the adoption of this pronouncement will have on its financial statements.

In  December  2004,  the FASB issued SFAS No.  153,  "Exchanges  of  Nonmonetary
Assets."  SFAS No. 153 amends APB Opinion No. 29 to eliminate  the exception for nonmonetary  exchanges  of  similar  productive  assets and  replaces  it with a general  exception  for  exchanges  of  nonmonetary  assets  that  do  not  have commercial  substance.  A nonmonetary  exchange has commercial  substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The  provisions of SFAS No. 153 are effective for  nonmonetary asset  exchanges  occurring  in fiscal  periods  beginning  after June 15, 2005.
Earlier  application is permitted for nonmonetary  asset exchanges  occurring in fiscal periods beginning after December 16, 2004. The provisions of SFAS No. 153 should be applied prospectively.

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

In EITF Issue No. 04-8, "The Effect of Contingently  Convertible  Instruments on
Diluted  Earnings  Per Share," the EITF  reached a consensus  that  contingently convertible  instruments,  such as contingently  convertible debt,  contingently convertible  preferred  stock,  and other such securities  should be included in diluted earnings per share (if dilutive)  regardless of whether the market price trigger has been met. The consensus is effective for  reporting  periods  ending after December 15, 2004.

                                      F-35

The  Company's  adoption  of this  pronouncement  did not have an  effect on the
Company's financial statements.

NOTE 5 - PREPAID EXPENSES AND GRANT RECEIVABLE

Prepaid expenses and grant receivable  principally  consists of amounts due from the National  Institutes of Health for amounts  expended by the Company for work on its grant of approximately $82,000, unamortized premiums paid to carriers for insurance  policies,  and the  fair  value of  common  stock  and  nonrefundable retainer paid as compensation for ongoing financial consulting.

NOTE 6 - ACCRUED EXPENSES

Accrued expenses at June 30, 2005 are as follows:

       Financial investor relations fees          $ 288,278
       Research expenses, miscellaneous              48,281
       Clinical development expenses                116,593
       Legal fees                                    42,875
       Interest on convertible notes                 50,151
                                                  ---------
       Total                                      $ 546,178
                                                  =========

In  connection  with the sale of Units in a private  placement,  pursuant to the placement agent agreement, the Company had agreed to spend up to 3% of the gross proceeds  from  its  private  placement  on  financial  and  investor  relations activities,  all of which was accrued and charged to additional  paid-in capital upon each closing of the private placement.

NOTE 7 - COMMON  STOCK  REPURCHASED  UNDER  VARIABLE  SHARES PUT RIGHT AND SHARE
PURCHASE AGREEMENT

On January 27, 2004, the former  shareholders of the Company  received shares of preferred  stock of Xechem in  connection  with the merger of the Company into a wholly-owned  subsidiary of Xechem.  Following the acquisition of the Company by
Xechem,  the board of  directors  of Xechem  determined  that Xechem  lacked the resources to fully fund the development and regulatory  approval  process of the
Company's  technology.  As a result, the board of directors of Xechem determined that it was in the best interest of Xechem's  stockholders  to effect a spin-off of the Company from Xechem,  providing the Company with an independent  platform to obtain financing and develop its technology. As a result the Company, Xechem, and William Pursley,  Chairman and CEO of the Company, entered into an agreement dated March 31, 2004,  as amended  July 23, 2004 and  November  17,  2004,  (the
"Spinoff Agreement"), to provide for the separation of the Company from Xechem.

The Spinoff  Agreement,  as amended,  provides for the Company to redeem, out of the proceeds of future  financing  transactions,  an aggregate of  $2,000,000 of shares of common stock of the Company held by Xechem (the  "Variable  Shares Put
Right").  Pursuant to the terms of the Variable Shares Put Right, the Company is obligated  to use the  first  25%  (adjusted  to 10% of the  proceeds  from  the
Company's private placement initiated in December 2004 and concluded in February
2005) of the gross proceeds received in such financing transactions to redeem an equivalent  number of shares of common stock held by Xechem,  that is derived by dividing  such proceeds by the price per share of common stock of the Company at which such  financing  transaction  is  consummated.  If there is any  remaining
Variable  Shares Put Right on March 31, 2006,  Xechem will have the right to put the  remaining  portion of the shares held for sale back to the Company at $2.50 per share to cover any  deficiency.  Through  February  11,  2005,  the  Company redeemed 511,650 shares of its common stock for $1,279,125, which represents 10%
of the gross  proceeds  that the Company  received from the sale of Units in the private  placement  transactions  that  were  initiated  in  December  2004  and completed February 11, 2005.

On June 17, 2005, the Company entered into a Securities  Purchase Agreement with
Xechem  pursuant to which the  Company  repurchased  2,886,563  shares of common
stock  from  Xechem,   for  a  purchase  price  of  $2,309,250.   As  additional
consideration,  William  Pursley,  the  Company's  Chairman and Chief  Executive
Officer,  agreed to surrender  options to purchase  43,000,000  shares of common stock of Xechem for which the Company  recorded as a contribution to capital and

                                      F-36

which was included in the cost of the treasury stock.  Xechem  retained  500,000 shares of common  stock of the  Company  but agreed that it would only sell such shares subject to the volume  restrictions of Rule 144, regardless of whether or
not  such  volume   limitations  are  applicable  at  the  time  of  such  sale.
Additionally,   the  Securities   Purchase  Agreement   terminated  the  Spinoff
Agreement.

The  Company  accounted  for its  redemptions  of the  aforementioned  shares as treasury  stock  transactions,  at cost.  Effective  June 17, 2005,  the Company retired  the  shares  of common  stock it held in  treasury  acquired  under the
Variable  Shares Put Right and  purchased  pursuant to the  Securities  Purchase
Agreement.

NOTE 8 - CONVERTIBLE NOTES

Pursuant to an offer dated October 22, 2004 as amended  November 15, 2004,  made to the holders of the Company's convertible notes, the Company issued $1,111,240 of its convertible  notes due December 8, 2005 which are convertible into shares of the  Company's  common  stock at $1.25  per  share  in  amounts  equal to the outstanding  principal under the notes  cancelled,  plus accrued interest at 10%
through the date of conversion (the "Convertible  Notes").  Since the fair value of the Company's  common stock on the date of exchange was $2.50 per share,  the
Company recorded an original issuance discount equal to the principal balance of the notes,  which  represents the intrinsic value of this beneficial  conversion feature.  The intrinsic  value of the  beneficial  conversion  feature was being amortized as non-cash  interest  expense over the term of the Convertible  Notes through  December 8, 2005.  During the three-month  and six-month  periods ended
June 30, 2005, the Company amortized $32,116 and $254,460,  respectively, of the intrinsic  value of the  beneficial  conversion  feature  which is  included  in non-cash interest expense in the accompanying statement of operations.

In April 2005, the Company  renegotiated  certain terms of the Convertible Notes
(the  "Amended  Notes") to extend  the  maturity  date  until  July 3, 2006.  In exchange the Company (1) increased the contractual  interest rate on the Amended
Notes  effective  December 8, 2005 to 12% and (2) reduced the conversion rate to
$0.75 from $1.25 per share. In addition, the Company's right to call the Amended
Notes was  eliminated.  The Company  accounted  for the  issuance of the Amended
Notes in  accordance  with the  guidelines  enumerated  in EITF Issue No.  96-19
"Debtor's  Accounting for a Modification or Exchange of Debt  Instruments." EITF
96-19  provides  that a  substantial  modification  of terms in an existing debt instrument  should be accounted for like, and reported in the same manner as, an extinguishment of debt. Further, EITF 96-19 indicates that the modification of a debt  instrument by a debtor and a creditor in a non-troubled  debt situation is deemed to have been  accomplished  with debt instruments that are  substantially different if the present value of the cash flows under the terms of the new debt instrument  is at least 10  percent  different  from  the  present  value of the remaining  cash flows under the terms of the original  instrument at the date of the modification.

The Company evaluated its issuance of the Amended Notes to determine whether the increase in interest rate,  extension of the maturity date, and reduction in the conversion  price  resulted in the issuance of a  substantially  different  debt instrument.  The Company  determined  that after giving effect to the changes in these features, including the substantial increase in the intrinsic value of the beneficial  conversion  feature that resulted from reducing the conversion price that it had issued a substantially  different debt instrument that resulted in a constructive  extinguishment of the original debt instrument.  Accordingly,  the
Company recorded a gain on the  extinguishment of debt in the amount of $311,281
that  is  included  in  the  accompanying   statements  of  operations  for  the
three-month and six-month periods ended June 30, 2005.

Since the fair value of the Company's  common stock on the date of amendment was
$4.00 per share, the Company recorded an original issuance discount equal to the intrinsic value of this beneficial conversion feature,  limited to the principal balance of the Amended Notes.  The intrinsic value of the beneficial  conversion feature is being  amortized  as non-cash  interest  expense over the term of the
Amended Notes through July 3, 2006. During the three-month and six-month periods ended June 30, 2005, the Company  amortized  $157,701 of the intrinsic  value of the beneficial conversion feature which is included in non-cash interest expense in the accompanying statement of operations.

                                      F-37

NOTE 9 - COMMITMENTS AND CONTINGENCIES

MANUFACTURING AND SUPPLY AGREEMENT
Effective April 11, 2005, the Company entered into an exclusive  manufacture and supply agreement to purchase its product  requirements from Bachem.  The Company intends  to use  these  clinical  materials  to  conduct  pre-clinical  studies, toxicology  tests and initial human clinical trials during the next nine months.
The  estimated  cost of  producing  all of the  materials  that the Company will require under the manufacture and supply agreement is approximately  $7,000,000.
The agreement also provides for Bachem to receive royalty payments in the amount of the lesser of 5% of "net sales" (as defined in the agreement) or $10 million,
$15  million or $25  million,  in the first,  second and third (and  thereafter)
years of the agreement, respectively.

To  date,  the  Company  has  made  payments  to  Bachem  in  the  aggregate  of approximately  $1.9  million to fund the  production  of certain  compounds  for initial  pre-clinical  and  toxicology  studies that are  required  steps in the
Company's  drug  validation  process.  The Company  charged  the  aforementioned payments to research and development expenses during the year ended December 31,
2004  (approximately  $0.8 million) and the six-month period ended June 30, 2005
(approximately  $1.1 million).  Balances  remaining on the purchase  commitments made through June 30, 2005 are approximately $2.8 million with terms calling for payment through the quarter ending March 31, 2006.

NOTE 10 - EQUITY TRANSACTIONS

During  the  six-month  period  ended  June 30,  2005,  the  Company  issued the following unregistered securities.

PRIVATE PLACEMENT
On January 5, 2005 and January 18, 2005 the Company  held  closings  pursuant to the terms of a Confidential Private Placement Memorandum dated October 22, 2004, as supplemented  November 16, 2004 and received gross proceeds of $1,208,750 and
$1,906,250,  respectively,  from the sale of 48.35 and 76.25  Units to 75 and 34 investors,  respectively.  On January 31, 2005 and  February 3, 2005 the Company
held  additional  closings under the Private  Placement and sold an aggregate of
224.48 Units to 86 investors and received gross  proceeds of $5,612,000,  and on
February 11, 2005 sold 17.50 Units to 4 investors and received gross proceeds of
$437,500.  Each Unit  consists  of one share of Series A  Preferred  Stock and a three-year  warrant to purchase common stock, par value $0.0001 per share of the
Company  at  $2.50  per  share.  Each  share  of  Series  A  Preferred  Stock is convertible  into 10,000  shares of common stock and each  warrant  entitles the holder to purchase 5,000 shares of common stock.

The Company issued  warrants to purchase  1,832,900  shares of common stock as a component of the Unit. The Company determined that the 366.58 shares of Series A
Preferred  Stock issued during the quarter ended March 31, 2005, was issued with an  effective  beneficial  conversion  feature  for  which  it  recorded  deemed dividends of $9,164,500 based upon an allocation of the proceeds to the relative fair  values of the  Series A  Preferred  Stock and the  warrants.  The  Company calculated the fair value of the warrants using an option pricing model.

Pursuant to the placement agent agreement,  the Company issued 150,000 shares of common stock and  warrants to purchase up to an  aggregate of 366,580  shares of common stock to the  placement  agent in connection  with the private  placement transactions  closed  during the quarter  ended  March 31,  2005.  Each  warrant entitles the  placement  agent to purchase the stated number of shares of common stock at an  exercise  price of $1.25 per share and will expire five years after its issue date.

The Company  accounts for the issuance of common stock purchase  warrants issued in connection  with sales of its Units in accordance with the provisions of EITF
Issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and
Potentially Settled in, a Company's Own Stock".

The Company issued the  aforementioned  warrants with registration  rights which provide, among other things, that the Company will file a registration statement under the  Securities  Act on or  before a date  which is sixty  days  after the closing  time.  The Company  filed a "resale"  registration  statement  with the
Securities  and Exchange  Commission  on February 11, 2005,  within the required timeframe.  Substantially  all of the Company's  warrants are exercisable by the holders at any time irrespective of whether the registration  statement has been

                                      F-38

declared  effective.  In addition,  the Company is not (and never is)  precluded from delivering  unregistered stock to any warrant holder who elects to exercise their  warrants  in the event that the  Company's  registration  statement  with respect to the stock  issuable  pursuant to such  warrants has not been declared effective.

Since the Company (i) is not precluded from issuing  unregistered  shares in the event of its failure to cause a registration statement to be declared effective,
(ii) is  permitted  to net share  settle its  warrants  by issuing  unregistered shares,  and (iii) has met all of the other  criteria for equity  classification
under  EITF  Issue  No.  00-19,   it  has  classified  its  warrants  as  equity
instruments.

COMMON STOCK ISSUED UPON CONVERSION OF SERIES A PREFERRED STOCK
During the six month  period  ended June 30,  2005,  1,290,000  shares of common stock were issued upon conversion of 129 shares of Series A Preferred Stock.

ISSUANCES OF WARRANTS
On March 16,  2005,  as a result of an  amendment  to the private  placement  to increase the maximum  offering  amount to $12.0 million from $6.0  million,  the
Company granted the original  shareholders of Medallion Crest  Management,  Inc.
five-year  warrants  to  purchase  925,000  shares of common  stock at $1.25 per share.

OPTIONS AND WARRANTS GRANTED PURSUANT TO 2004 INCENTIVE STOCK PLAN
During  November 2004, the Company  granted an option to an employee to purchase shares  of  common  stock  in an  amount  equal  to  1/2%  of its  common  stock outstanding upon the closing of the Company's private placement. Pursuant to the terms of the 2004  Incentive  Stock Plan under which these options were granted, the options have an exercise price of $2.50 per share,  the fair market value on the date of grant and such options vest over four years.  Upon completion of the
Company's  private  placement on February 11, 2005, the Company  determined that
78,195 shares of common stock were subject to this option. The Company accounted for this option using  variable plan  accounting  in accordance  with APB No. 25 since the number of shares of common stock  subject to this option was not known at the date of grant. Accordingly, the Company recorded deferred compensation of
$293,231  for the excess of the fair value of the common stock over the exercise price of which $48,872 was amortized through June 30, 2005.

On  February  10,  2005,  the  Company  issued a  fully-vested,  non-forfeitable five-year  warrant to purchase  37,500  shares of its common  stock at $6.50 per share for 12,500  shares,  $8.00 per share for 12,500 shares and $9.50 per share for 12,500 shares,  to an investor  relations firm for services  provided during the  three-month  period ended March 31, 2005.  The Company's  common stock must trade at or above  $8.00  per share  for ten  consecutive  days in order for the holder to exercise their right to purchase the shares underlying the warrant. In addition, if the Company's common stock trades at less than $0.67 per share, the holder  of the  warrants  may  request  a buyout  of the  warrant  for a $10,000 payment. The Company recorded a $172,750 charge to operations for the fair value of these warrants.

On February 11, 2005, the Company issued an option to purchase  12,000 shares of its common  stock for $6.25 per share to one of its  directors  pursuant  to its
2004 Incentive  Stock Plan. The right to exercise this option vests as to 25% on the six-month  anniversary  of award,  as to 25% on the one-year  anniversary of award and as to 25% on each of the  two-year  and  three-year  anniversaries  of award.

On March 7, 2005,  the Company  issued a three-year  warrant to purchase  50,000 shares of its common stock at $4.75 per share to a financial  relations firm for services  provided during March 2005. The Company  recorded a $205,500 charge to operations for the fair value of this warrant.

On March 7, 2005,  the Company  issued a three-year  warrant to purchase  15,000 shares of its common stock at $5.00 per share to a financial  relations firm for services  provided  during March 2005. The Company  recorded a $61,650 charge to operations for the fair value of this warrant.

COMMON STOCK ISSUED UPON CASHLESS EXERCISE OF WARRANTS
On February 15, 2005, a warrant holder exercised their right to purchase 187,500 shares of the  Company's  common  stock at $3.05 per  share  through a  cashless exercise  whereby in exchange  for the exercise  price of $571,875,  the Company

                                      F-39

withheld from issuing  87,309  shares of common stock  issuable upon exercise of this  warrant  based upon a fair market  value of $6.55 per share on the date of exercise. Consequently, the Company issued 100,191 shares of common stock to the warrant holder.

COMMON STOCK ISSUED IN PAYMENT OF LEGAL FEES
On January 10, 2005,  as payment for $70,000 of certain legal fees in connection with its private placement,  the Company issued 23,000 shares of common stock to its law firm.

COMMON STOCK ISSUED TO ADVISORS FOR PAST SERVICES
On February 11, 2005 the Company issued 2,500 shares of restricted  common stock to a former  director and 5,000 shares of restricted  common stock to a director of the Company as  compensation  for past  services to the Company.  The Company recorded  a  $46,875  charge  to  operations  for the  intrinsic  value of these restricted  shares of common stock. The  restrictions  lapse six months from the date of issuance.

COMMON STOCK ISSUED UPON EXERCISE OF WARRANTS
On March 15, 2005, the Company issued 5,000 shares of common stock upon exercise of a warrant at an exercise price of $1.25 per share.

COMMON STOCK ISSUED FOR FINANCIAL SERVICES
Pursuant to a letter  agreement  dated May 20, 2005,  the Company  issued 25,000 shares of common stock as initial compensation for financial consulting services to be provided the Company.  The fair value of these  shares,  which  amounts to
$75,000  at date of  issuance,  is  characterized  as a prepaid  expense  in the accompanying balance sheet at June 30, 2005.

TREASURY SHARES ACQUIRED AND RETIRED
Pursuant to the Variable  Shares Put Right  obligation  contained in the Spinoff
Agreement  with Xechem,  the Company  repurchased  366,580  shares of its common stock from  Xechem  during the  three-month  period  ended  March 31,  2005.  In addition,  pursuant to a Securities  Purchase Agreement entered into with Xechem effective June 17, 2005, the Company repurchased  2,886,563 shares of its common stock from Xechem. The Company accounted for these share repurchases as treasury stock  transactions,  at cost. Xechem retained 500,000 shares of common stock of the Company but agreed that it would only sell such shares subject to the volume restrictions of Rule 144,  regardless of whether or not such volume  limitations are applicable at the time of such sale.  Additionally,  the Securities Purchase
Agreement terminated the Spinoff Agreement.

Effective June 17, 2005, the Company retired all 3,398,213  shares of its common stock held in treasury.

CONTINGENT CONSIDERATION
Pursuant to the terms of the acquisition of the Company by Xechem, Xechem agreed to the future payment of additional  consideration  in shares of stock of Xechem to the  original  shareholders  of the Company  upon the  attainment  of certain defined  development  milestones.  In  connection  with the  Spinoff  Agreement, substantially  all of the  obligations  for the issuance of shares as additional consideration  to the original  shareholders of the Company have been assumed by the Company, and Xechem has been released therefrom.

During the  three-month  period ended June 30, 2005,  the Company  obtained from substantially  all of the  original  shareholders  a waiver of their rights with respect to the  contingent  consideration  and release of the  Company  from its obligations  there  under.  The Company  agreed to the issuance of up to 100,000 shares of its common stock at fair market value to certain original shareholders in connection with their releases.

NOTE 11 - SUBSEQUENT EVENTS

COMMON STOCK ISSUED UPON CONVERSION OF SERIES A PREFERRED STOCK
Subsequent to June 30, 2005, the Company issued 1,285,000 shares of common stock upon conversion of 128.50 shares of Series A Preferred Stock.

                                      F-40

LEGAL  PROCEEDINGS
On July 26, 2005 Xmark  Opportunity  Fund, L.P. and Xmark Opportunity Fund, Ltd.
("Xmark")  filed an action in the United States  District Court for the Southern
District of New York (No.  05-CV-6696)  against the Company and William Pursley, the Company's Chief Executive  Officer,  alleging breach of contract,  breach of the implied covenant of good faith and fair dealing,  detrimental reliance,  and quantum meruit/unjust enrichment related to the Company's registration of Common
Stock to be offered for sale by the  plaintiffs  and seeking  damages  under the
Securities   Exchange  Act  of  1934,   specific   performance   of  plaintiff's
subscription  agreement  entered into in connection  with the Company's  private
placement  of  securities   completed  on  February  11,  2005,  damages  in  an
unspecified  amount,  punitive  damages,   interest,  costs,  and  expenses.  On
September  24,  2005  Xmark  filed a  stipulation  and order of  dismissal  with prejudice dismissing the action.

STOCK PURCHASE AGREEMENT
On October 7, 2005, the Company  entered into a common stock purchase  agreement
("Stock  Purchase   Agreement")  with  Fusion  Capital  Fund  II,  LLC  ("Fusion
Capital"),   pursuant  to  which  Fusion  Capital  has  agreed,   under  certain
conditions,  to purchase on each  trading  day $25,000 of the  Company's  common stock up to an  aggregate,  under  certain  conditions,  of $20  million  over a
40-month period, subject to earlier termination at the Company's discretion.  If the  market  price of common  stock  increases  to certain  levels,  then in the
Company's discretion,  the Company may elect to sell more common stock to Fusion
Capital  than the minimum  daily  amount.  The  purchase  price of the shares of common stock will be calculated based upon the future market price of the common stock without any fixed  discount to the market price.  Fusion  Capital does not have the right or the obligation to purchase shares of common stock in the event that the price of common stock is less than $0.50 per share.

Pursuant to the Stock Purchase  Agreement,  the Company issued 377,359 shares of its common stock to Fusion  Capital and a warrant to purchase  377,359 shares of common  stock at $0.01 per share which  expires  December  31, 2010 (the "Fusion
Warrant"),  as an initial  commitment fee and as an additional  commitment fee, the  Company  is  obligated  to issue to Fusion  Capital an  additional  754,717 shares,  on a pro rata basis,  once Fusion  Capital has acquired its initial $10 million of common stock. In addition, the Company issued 25,000 shares to Fusion
Capital as an expense  reimbursement.  The Company has reserved 6,534,435 shares of common stock for this transaction.

Purchase of Shares under the Stock Purchase Agreement

Under the Stock  Purchase  Agreement,  on each  trading day,  Fusion  Capital is obligated to purchase a specified  dollar amount of the Company's  common stock.
Subject to the Company's  right to suspend such  purchases at any time,  and its right to terminate the Stock Purchase Agreement at any time, Fusion Capital will purchase on each trading day during the term of the Agreement  $25,000 of common stock.  This daily purchase  amount may be decreased by the Company at any time.
The Company  also has the right to  increase  the daily  purchase  amount at any time,  provided  however,  it may not increase the daily  purchase  amount above
$25,000  unless the price of the common  stock is above $1.60 per share for five consecutive  trading days.  Specifically,  for every $0.10 increase in Threshold
Price above  $1.50,  the Company  has the right to increase  the daily  purchase amount by up to an additional  $2,500.  For example,  if the Threshold  Price is
$1.70, the Company would have the right to increase the daily purchase amount up to an aggregate of $30,000.  The  "Threshold  Price" is the lowest sale price of the  common  stock  during  the five  trading  days  immediately  preceding  the
Company's notice to Fusion Capital to increase the daily purchase amount.  If at any time during any trading day the sale price of the common  stock is below the
Threshold  Price,  the applicable  increase in the daily purchase amount will be void.

In  addition  to the daily  purchase  amount,  the  Company may elect to require
Fusion Capital to purchase on any single trading day,  common stock in an amount up to  $250,000,  provided  that the price is above  $2.00  during the ten prior trading  days.  The price at which such shares  would be  purchased  will be the lowest purchase price during the previous fifteen trading days prior to the date that such  purchase  notice was  received  by Fusion  Capital.  The  Company may increase  this amount to $500,000 if its common stock share price is above $4.00 during the five trading  days prior to its  delivery of the  purchase  notice to
Fusion  Capital.  This amount may also be increased to up to  $1,000,000  if the price of the common  stock is above $6.00  during the five trading days prior to delivery  of the  purchase  notice to Fusion  Capital.  The  Company may deliver multiple  purchase  notices;  however at least ten trading days must have passed since the most recent non-daily purchase was completed.

                                      F-41

The purchase price per share is equal to the lesser of:

     o    the lowest sale price of the common stock on the purchase date; or

     o    the  average of the three  lowest  closing  sale  prices of the common stock during the twelve consecutive  trading days prior to the date of a purchase by Fusion Capital.

The purchase  price will be adjusted for any  reorganization,  recapitalization, non-cash dividend,  stock split, or other similar  transaction  occurring during the trading  days in which the closing bid price is used to compute the purchase price.  Fusion  Capital may not purchase  shares of common stock under the Stock
Purchase  Agreement  if Fusion  Capital,  together  with its  affiliates,  would beneficially own more than 9.9% of the Company's common stock outstanding at the time of the purchase by Fusion Capital. Fusion Capital has the right at any time to sell any shares  purchased  under the Stock  Purchase  Agreement  which would allow it to avoid the 9.9% limitation

Minimum Purchase Price

Under the Stock Purchase Agreement, the Company has set a minimum purchase price
("floor  price") of $0.50 per share.  Fusion Capital will not have the right nor the  obligation  to  purchase  any shares of Common  Stock in the event that the purchase price is less than the floor price.

Our Right To Suspend Purchases

The Company has the unconditional right to suspend purchases at any time for any reason  effective upon one trading day's notice.  Any suspension  will remain in effect until the Company's revocation of the suspension.

Events of Default

Generally, Fusion Capital may terminate the Stock Purchase Agreement without any liability or payment to the Company upon the  occurrence of any of the following events of default:

o     the  effectiveness  of the  registration  statement  lapses for any reason
      (including,  without  limitation,  the  issuance  of a stop  order)  or is unavailable to Fusion  Capital for sale of the Company's  common stock and such lapse or  unavailability  continues  for a period of ten  consecutive trading days or for more than an  aggregate of thirty  trading days in any
      365-day period;

o     suspension  by a  principal  market of the  Company's  common  stock  from trading for a period of three consecutive trading days;

o     the  de-listing  of the  Company's  common  stock from a principal  market provided the common  stock is not  immediately  thereafter  trading on the
      Nasdaq National Market,  the Nasdaq National SmallCap Market, the New York
      Stock Exchange or the American Stock Exchange;

o     the  transfer  agent's  failure for five  trading  days to issue to Fusion
      Capital  shares of common stock which Fusion  Capital is entitled to under the Stock Purchase Agreement ;

o     any material  breach of the  representations  or  warranties  or covenants contained in the Stock Purchase  Agreement or any related agreements which has or which could have a material  adverse affect on the Company  subject to a cure period of ten trading days;

o     any participation or threatened  participation in insolvency or bankruptcy proceedings by or against the Company; or

o     a material adverse change in the Company's business.

Our Termination Rights

The  Company  has the  unconditional  right at any time for any  reason  to give notice to Fusion Capital terminating the Stock Purchase  Agreement.  Such notice shall be effective one trading day after Fusion Capital receives such notice.

                                      F-42

Commitment Shares Issued to Fusion Capital

Under the terms of the Stock  Purchase  Agreement  Fusion  Capital has  received
377,359 shares of the Company's  common stock and the Fusion Warrant to purchase up to 377,359 shares of common stock as an initial commitment fee. In connection with each  purchase of common  stock after  Fusion  Capital  has  purchased  $10 million of common stock, the Company will issue up to 754,717  additional shares of  common  stock to Fusion  Capital  as an  additional  commitment  fee.  These additional  shares will be issued pro rata based on the proportion that a dollar amount  purchased  by Fusion  bears to the $10  million  amount  under the Stock
Purchase Agreement. Unless an event of default occurs, these shares must be held and may not be  transferred  or sold by Fusion  Capital until 40 months from the date of the Stock Purchase Agreement or the date the Stock Purchase Agreement is terminated.

No Variable Priced Financings

Until the  termination of the Stock Purchase  Agreement,  the Company has agreed not to issue,  or enter into any agreement  with respect to the issuance of, any variable priced equity or variable priced  equity-like  securities unless it has obtained Fusion Capital's prior written consent.

Participations Rights

For a period of 40 months from October 7, 2005,  the date of the Stock  Purchase
Agreement, the Company has granted to Fusion Capital the right to participate in the purchase of any New Securities (as defined below) that the Company may, from time to  time,  propose  to  issue  and sell in  connection  with any  financing transaction to a third party.  In particular,  Fusion Capital may purchase up to
25% of such New Securities at the same price and on the same terms as such other investor,  provided  that in any  single  transaction,  Fusion  Capital  may not purchase in excess of $5,000,000.  "New  Securities"  means any shares of common stock,  preferred stock or any other equity securities or securities convertible or exchangeable for equity  securities of the Company.  New Securities shall not include,  (i) shares of common stock issuable upon conversion or exercise of any securities  outstanding  as of the date of the Stock  Purchase  Agreement , (ii)
shares,  options or warrants for common stock granted to the Company's officers, directors or employees  pursuant to stock option plans  approved by its board of
directors,   (iii)  shares  of  common  stock  or  securities   convertible   or
exchangeable  for common stock  issued  pursuant to the  acquisition  of another company by consolidation, merger, or purchase of all or substantially all of the assets of such company or (iv) shares of common stock or securities  convertible or  exchangeable  into  shares  of common  stock  issued  in  connection  with a strategic  transaction  involving  the  Company  and  issued  to an entity or an affiliate  of such entity that is engaged in the same or  substantially  related business as the Company. Fusion Capital's rights shall not prohibit or limit the
Company from selling any securities so long as it makes the same offer to Fusion
Capital.

                                      F-43

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Section 145 of the DGCL provides,  in general,  that a corporation  incorporated under the laws of the State of Delaware,  such as us, may  indemnify  any person who was or is a party or is  threatened  to be made a party  to any  threatened, pending or completed action,  suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director,  officer, employee or agent of the corporation,  or is or was serving at the request of the  corporation as a director,  officer,  employee or agent of another  enterprise,  against  expenses  (including  attorneys'  fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably  believed to be in or not opposed to the best interests of the  corporation,  and, with respect to any criminal action or proceeding,  had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify  any such person  against  expenses  (including  attorneys'  fees)
actually and reasonably  incurred by such person in connection  with the defense or settlement of such action or suit if such person acted in good faith and in a manner  such  person  reasonably  believed  to be in or not  opposed to the best interests of the  corporation,  except that no  indemnification  will be made in respect of any claim,  issue or matter as to which  such  person  will have been adjudged to be liable to the corporation  unless and only to the extent that the
Court of  Chancery  of the State of  Delaware  or any other  court in which such action was brought  determines such person is fairly and reasonably  entitled to indemnity for such expenses.

Our Certificate of  Incorporation  and Bylaws provide that we will indemnify our directors,  officers,  employees  and  agents to the  extent  and in the  manner permitted by the  provisions of the DGCL, as amended from time to time,  subject to any permissible  expansion or limitation of such  indemnification,  as may be set forth in any stockholders' or directors'  resolution or by contract. We also have director and officer indemnification  agreements with each of our executive
officers  and   directors   which   provide,   among  other   things,   for  the
indemnification  to the fullest  extent  permitted or required by Delaware  law, provided  that such  indemnitee  shall not be  entitled  to  indemnification  in connection with any "claim" (as such term is defined in the agreement) initiated by the  indemnitee  against us or our  directors  or officers  unless we join or consent to the initiation of such claim,  or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Item 25.  Other Expenses of Issuance and Distribution

The expenses  payable by us in connection with this  Registration  Statement are estimated as follows:

SEC Registration Fee                            $    1,158.07
Accounting Fees and Expenses                        20,000
Legal Fees and Expenses                             20,000
Printing Fees and Expenses                               0
                                                -------------
Total                                           $   41,158.08

Item 26.  Recent Sales of Unregistered Securities

During  the  last  three  years,  we  have  issued  the  following  unregistered securities.  None of these transactions involved any underwriters,  underwriting discounts or commissions, except as specified below, or any public offering, and

                                      II-1

we believe that each transaction was exempt from the  registration  requirements of the  Securities  Act by virtue of Section  4(2) thereof  and/or  Regulation D promulgated thereunder.

On August 25,  2004,  we granted an option to purchase  15,000  shares of Common
Stock at $2.50 per share to a research consultant of our company. Shares subject to the  option  vest as to 25% on the date of grant  and 25% each  three  months thereafter.

On December 2, 2004,  we granted an option to purchase an  aggregate  of 400,000 shares of Common  Stock at $2.50 per share to a  consulting  firm for  financial public  relation  services.  Shares  subject to the option vest as to 25% on the grant date and 25% on each six months thereafter.

On January 25, 2005,  we issued 23,000 shares of Common Stock to our law firm as compensation for past services.

On December 9, 2004 we sold an  aggregate of 103.62  Units to  approximately  42 accredited  investors and received gross proceeds of $2,590,500,  before payment of commissions  and expenses,  pursuant to the terms of a  Confidential  Private
Placement  Memorandum dated October 22, 2004, as supplemented  November 16, 2004 in the Private Placement.  Each Unit consists of one share of Series A Preferred
Stock and a three-year  warrant to purchase our common stock,  par value $0.0001 per share ("Common Stock") at $2.50 per share.  Each share of Series A Preferred
Stock is  convertible  into  10,000  shares  of Common  Stock  and each  warrant entitles the holder to purchase 5,000 shares of Common Stock.

On December  27, 2004,  January 5, 2005 and January 18, 2005 we held  additional closings under the Private  Placement and received gross proceeds of $1,036,250,
$1,208,750 and  $1,906,250,  from the sale of an additional  41.45,  48.35,  and
76.25 Units to 73, 75, and 34 investors,  respectively.  On January 31, 2005 and
February  3, 2005 we sold an  aggregate  of  224.48  Units to 86  investors  and received gross  proceeds of  $5,612,000,  and on February 11, 2005 we sold 17.50
Units to 4 investors and received  gross proceeds of $437,500 and terminated the
Private Placement,  realizing total gross proceeds from the Private Placement of
$12,791,250.

On December  8, 2004 we issued  5,278,068  shares of Common  Stock to Xechem and other stockholders pursuant to the Merger.

On  December  9, 2004,  we issued an  aggregate  of 3,031,  943 shares of Common
Stock, at par value, to be designated to participants in the Founders' Plan.

On December 9, 2004, we issued  167,610  shares of Common Stock to a Replacement
Note holder which converted its Replacement Note.

On December 9, 2004, we issued 150,000 shares of Common Stock and on January 31,
2005, we issued 150,000 shares of Common Stock to the Placement  Agent under the
Placement Agent Agreement.  Pursuant to the Placement Agent Agreement, we issued warrants to purchase 511,650 shares of Common Stock to the Placement Agent.

On December 9, 2004, we issued  three-year  warrants to purchase an aggregate of
200,000 shares of Common Stock at $1.25 per share to two entities which assisted us in the Private Placement.

On December 9, 2004, we issued 125,000 shares of Common Stock to an unaffiliated entity in settlement of a lawsuit.

                                      II-2

On  December  9, 2004 we issued  337,845  shares of Common  Stock to a financial advisor for services provided to us during 2004.

On December 9, 2004 we issued  five-year  warrants to purchase an  aggregate  of
50,000 shares of Common Stock to four entities.

On February 10, 2005, we issued a five-year warrant to purchase 37,500 shares of
Common  Stock at $6.50 per share for 12,500  shares,  $8.00 per share for 12,500 shares and $9.50 per share for 12,500 shares, to an investor  relations firm for services  provided during the first quarter of 2005. Our Common Stock must trade at or above $8.00 per share for ten consecutive  days in order for the holder to exercise their right to purchase the shares underlying the warrant. In addition, if our  Common  Stock  trades at less than  $0.67 per  share,  the holder of the warrants may request a buyout of the warrant for a $10,000 payment.

Concurrent  with the final close of the Private  Placement on February 11, 2005, we were able to calculate  the number of shares of Common  Stock  subject to the option  previously  granted to an employee  upon hire during  November  2004, of
78,195 shares of Common Stock. Pursuant to the terms of the 2004 Incentive Stock
Plan,  the options  have an exercise  price of $2.50 per share,  the fair market value on the date of grant and such options will vest over four years.

On February 11, 2005,  we issued an option to purchase  12,000  shares of Common
Stock for $6.25 per share to one of our directors pursuant to our 2004 Incentive
Stock Plan.  The right to exercise  this option vests as to 25% on the six-month anniversary of award,  as to 25% on the one-year  anniversary of award and as to
25% on each of the two-year and three-year anniversaries of award.

On February 11, 2005,  we issued  2,500 shares of  restricted  Common Stock to a former director and 5,000 shares of restricted Common Stock to a director of our company as compensation  for past services.  The  restrictions  lapse six months after issuance of the shares of Common Stock.

On February 11, 2005, we issued  50,000 shares of restricted  Common Stock (from the 3,031,943 shares designated on December 9, 2004) to a member of our law firm as compensation for past services.  The restrictions lapse as to 5,000 shares on each of August 11, 2005 and  December  11, 2005 and as to the  remaining  40,000 shares upon our IND Phase III filing with the FDA for Myodur.

On February 15, 2005, a warrant holder  exercised its right to purchase  187,500 shares of Common Stock at $3.05 per share through a cashless exercise whereby in exchange for the  exercise  price of $571,875,  we  cancelled  87,309  shares of
Common Stock with a value of $6.55 per share on date of  exercise,  resulting in us issuing 100,191 shares of Common Stock.

On March 7, 2005,  we issued a three-year  warrant to purchase  50,000 shares of
Common  Stock at $4.75  per share to a  financial  relations  firm for  services provided to us during March 2005.

On March 7, 2005,  we issued a three-year  warrant to purchase  15,000 shares of
Common  Stock at $5.00  per share to a  financial  relations  firm for  services provided to us during March 2005.

On March 16,  2005,  as a result of the  amendment  of our Private  Placement to increase the total amount to be raised from $6.0  million to $12.0  million,  we granted the original  shareholders of Medallion  five-year warrants to purchase, in the aggregate, 925,000 shares of Common Stock at $1.25 per share.

                                      II-3

In April 2005, the Replacement Notes were amended to extend the maturity date to
July 3, 2006 from  December  8, 2005,  to  increase  the  interest  rate to 12%, effective  December 9, 2005,  and to change the  conversion  price from $1.25 to
$0.75 per share.

On June 21,  2005 we  issued  25,000  shares of  Common  Stock to an  investment advisory firm for services rendered to us.

On August 16, 2005, we issued a three-year warrant to purchase 100,000 shares of
Common  Stock at $1.70  per share to a  financial  relations  firm for  services rendered to us.

On August 16, 2005, we issued a three-year  warrant to purchase 60,000 shares of
Common Stock at $1.70 per shares to the Placement  Agent for financial  relation services.

On  September  16, 2005 we issued  25,000  shares of Common  Stock as an expense reimbursement  and on October 7, 2005, we issued  377,359 shares of Common Stock as initial  commitment  shares and the Fusion Warrant to purchase 377,359 shares of Common Stock at $0.01 per share to Fusion  Capital  under the Stock  Purchase
Agreement.

Item 27.  Exhibits.

Exhibit
Number          Description
------          -----------
1.1             Placement Agent Agreement, dated as of October 22, 2004, between us,  the  Company  and  the  Brookshire  Securities  Corporation
                (incorporated  herein by reference to Exhibit 1.1 to our Current
                Report on Form 8-K, filed on December 14, 2004 ("2004 8-K"))

1.2             Amendment  No.  1 to  Placement  Agent  Agreement,  dated  as of
                January  13,  2005,   between  us  and   Brookshire   Securities
                Corporation  (incorporated herein by reference to Exhibit 1.2 to our Current Report on Form 8-K, dated January 31, 2005 ("January
                2005 8-K"))

2.1             Certificate of Ownership and Merger of CepTor  Corporation  into
                CepTor  Research  and  Development   Company   (incorporated  by
                reference herein to Exhibit 2.1 to the January 2005 8-K)

3.1             Amended and Restated Certificate of Incorporation, dated January
                27, 2005 (incorporated by reference herein to Exhibit 3.1 to the
                January 2005 8-K)

3.2             Certificate of Correction to Amended and Restated Certificate of
                Incorporation, filed February 4, 2005 (incorporated by reference herein to Exhibit 3.2 of the Registration Statement on Form SB-2
                dated February 11, 2005 ("Form SB-2"))

3.3             Amended and Restated By-laws  (incorporated  herein by reference to Exhibit 3.2 to the January 2005 8-K)

4.1*            Agreement  between the Company  and Brown  Advisory  Securities,
                LLC, dated May 20, 2005.

                                      II-4

Exhibit
Number          Description
------          -----------

4.2             Common Stock Purchase Agreement,  dated October 7, 2005, between
                the  Company  and  Fusion   Capital  Fund  II,  LLC   ("Fusion")
                (incorporated by reference herein to Exhibit 10.1 to our Current
                Report on Form 8-K, filed October 11, 2005 ("October 2005 8-K"))

4.3             Registration  Rights Agreement,  dated October 7, 2005,  between the  Company and Fusion  (incorporated  by  reference  herein to
                Exhibit 4.2 to the October 2005 8-K)

4.4             Common  Stock  Warrant  with  Fusion,   dated  October  7,  2005
                (incorporated  by reference herein to Exhibit 4.1 to the October
                2005 8-K)

5*              Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

10.1            Employment  Agreement,  dated March 31,  2004,  with  William H.
                Pursley (incorporated by reference herein to Exhibit 10.1 to the
                Form SB-2)

10.2            Employment  Agreement,  dated  April 26,  2004,  with  Norman W.
                Barton, M.D., Ph.D. (incorporated by reference herein to Exhibit
                10.2 to the Form SB-2)

10.3            Employment  Agreement,  dated  March 31,  2004,  with  Donald W.
                Fallon  (incorporated by reference herein to Exhibit 10.3 to the
                Form SB-2)

10.5            Founders' Plan (incorporated by reference herein to Exhibit 10.5 to the Form SB-2)

10.6            2004 Incentive Plan (incorporated by reference herein to Exhibit
                10.6 to the Form SB-2)

10.7            Sublease  Agreement,  dated March 4, 2004, by and between CepTor
                Corporation   and   Millennium   Inorganic    Chemicals,    Inc.
                (incorporated  by  reference  herein to Exhibit 10.7 to the Form
                SB-2)

10.8            Exclusive License Agreement,  dated September 15, 2004, with JCR
                Pharmaceuticals  Company, Ltd. (incorporated by reference herein to Exhibit 10.8 to the Form SB-2)

10.9*           Indemnification  Agreement,  dated October 6, 2005, with William
                H. Pursley

10.10*          Indemnification Agreement, dated October 6, 2005, with Norman W.
                Barton, M.D.

10.11*          Indemnification Agreement, dated October 6, 2005, with Donald W.
                Fallon

10.12*          Indemnification  Agreement,  dated October 6, 2005, with Leonard
                A. Mudry

16              Letter from Daszkal  Bolton LLP to the  Securities  and Exchange
                Commission,  dated  August 17, 2005  (incorporated  by reference herein to Exhibit 16 to our Current Report on Form 8-K/A,  filed on August 19, 2005)

23.1*           Consent of WithumSmith+Brown, P.C.

23.2*           Consent of Marcum & Kliegman LLP

                                      II-5

23.3*           Consent  of Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
                (included in Exhibit 5)

24*             Power of Attorney (included on signature page)

------------------
*filed herewith

Item 28.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)      To file,  during  any  period  in which it  offers  or sells  securities,  a post-effective amendment to this Registration Statement to:

(i)         Include  any  prospectus  required  by  Section  10(a)  (3)  of  the
Securities Act of 1933;

(ii)        Reflect  in the  prospectus  any facts or events  arising  after the effective date of the Registration  Statement (or the most recent post-effective amendment  thereof)  which,  individually  or  in  the  aggregate,  represent  a fundamental  change in the information set forth in the Registration  Statement.
Notwithstanding the foregoing,  any increase or decrease in volume of securities offered (if the total dollar value of  securities  offered would not exceed that which  was  registered)  and any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be reflected  in the form of  prospectus filed with the  Commission  pursuant  to Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent  no more than a 20 percent  change in the maximum  aggregate  offering price set forth in the "Calculation of Registration
Fee" table in the effective Registration Statement;

(iii)       Include  any  additional  or  changed  information  on the  plan  of distribution.

(2) For  determining  liability  under the Securities  Act, the Registrant  will treat each such post-effective  amendment as a new registration statement of the securities  offered,  and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from  registration by means of a  post-effective  amendment any of the securities  being  registered  which remain unsold at the termination of the offering.

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to directors,  officers and  controlling  persons of the Registrant pursuant to the  provisions  described  under Item 24 above,  or otherwise,  the
Registrant has been advised that in the opinion of the SEC such  indemnification is against public policy as expressed in the  Securities Act and is,  therefore, unenforceable.

In the event that a claim for  indemnification  against such liabilities,  other than the payment by the  Registrant of expenses  incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered,  the Registrant will, unless in the opinion of its counsel the matter has been settled by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification  by it is  against  public  policy  as  expressed  in  the
Securities Act and will be governed by the final adjudication of such issue.

                                      II-6

                               SIGNATURES

            In accordance  with the  requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this  Registration
Statement on Form SB-2 to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Hunt Valley, State of Maryland,  on October 17,
2005.

                                        CEPTOR CORPORATION

                                        By: /s/ William H. Pursley
                                            ----------------------------------
                                            Chairman and Chief Executive Officer

            Pursuant to the  requirements  of the Securities  Act of 1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears  below in so signing also makes,  constitutes  and  appoints  William H.
Pursley  and Donald W.  Fallon his true and lawful  attorney-in-fact  and agent, with full power of  substitution  and  reconstitution,  for him and in his name, place,  and  stead,  in any and all  capacities,  to sign and file  Registration
Statement(s)  and  any  and  all  pre-or   post-effective   amendments  to  such
Registration  Statement(s),  with all  exhibits  thereto and  hereto,  and other documents  with the  Securities  and  Exchange  Commission,  granting  unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform  each and every act and thing  requisite  or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person,  hereby ratifying and confirming all that said  attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures                               Title                        Date
----------                               -----                        ----

/s/ William H. Pursley          Chairman, Chief Executive      October 17, 2005
----------------------          Officer and Director
William H. Pursley              (principal executive
                                officer)

/s/ Donald W. Fallon            Senior Vice President,         October 17, 2005
--------------------            Finance and Administration,
Donald W. Fallon                Chief Financial Officer and
                                Secretary (principal financial
                                officer and principal
                                accounting officer)

/s/ Leonard A. Mudry            Director                       October 17, 2005
--------------------
Leonard A. Mudry

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number          Description
------          -----------
1.1             Placement Agent Agreement, dated as of October 22, 2004, between us,  the  Company  and  the  Brookshire  Securities  Corporation
                (incorporated  herein by reference to Exhibit 1.1 to our Current
                Report on Form 8-K, filed on December 14, 2004 ("2004 8-K"))

1.2             Amendment  No.  1 to  Placement  Agent  Agreement,  dated  as of
                January  13,  2005,   between  us  and   Brookshire   Securities
                Corporation  (incorporated herein by reference to Exhibit 1.2 to our Current Report on Form 8-K, dated January 31, 2005 ("January
                2005 8-K"))

2.1             Certificate of Ownership and Merger of CepTor  Corporation  into
                CepTor  Research  and  Development   Company   (incorporated  by
                reference herein to Exhibit 2.1 to the January 2005 8-K)

3.1             Amended and Restated Certificate of Incorporation, dated January
                27, 2005 (incorporated by reference herein to Exhibit 3.1 to the
                January 2005 8-K)

3.2             Certificate of Correction to Amended and Restated Certificate of
                Incorporation, filed February 4, 2005 (incorporated by reference herein to Exhibit 3.2 of the Registration Statement on Form SB-2
                dated February 11, 2005 ("Form SB-2"))

3.3             Amended and Restated By-laws  (incorporated  herein by reference to Exhibit 3.2 to the January 2005 8-K)

4.1*            Agreement  between the Company  and Brown  Advisory  Securities,
                LLC, dated May 20, 2005.

4.2             Common Stock Purchase Agreement,  dated October 7, 2005, between
                the  Company  and  Fusion   Capital  Fund  II,  LLC   ("Fusion")
                (incorporated by reference herein to Exhibit 10.1 to our Current
                Report on Form 8-K, filed October 11, 2005 ("October 2005 8-K"))

4.3             Registration  Rights Agreement,  dated October 7, 2005,  between the  Company and Fusion  (incorporated  by  reference  herein to
                Exhibit 4.2 to the October 2005 8-K)

4.4             Common  Stock  Warrant  with  Fusion,   dated  October  7,  2005
                (incorporated  by reference herein to Exhibit 4.1 to the October
                2005 8-K)

5*              Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

10.1            Employment  Agreement,  dated March 31,  2004,  with  William H.
                Pursley (incorporated by reference herein to Exhibit 10.1 to the
                Form SB-2)

10.2            Employment  Agreement,  dated  April 26,  2004,  with  Norman W.
                Barton, M.D., Ph.D. (incorporated by reference herein to Exhibit
                10.2 to the Form SB-2)

10.3            Employment  Agreement,  dated  March 31,  2004,  with  Donald W.
                Fallon  (incorporated by reference herein to Exhibit 10.3 to the
                Form SB-2)

10.5            Founders' Plan (incorporated by reference herein to Exhibit 10.5 to the Form SB-2)

10.6            2004 Incentive Plan (incorporated by reference herein to Exhibit
                10.6 to the Form SB-2)

10.7            Sublease  Agreement,  dated March 4, 2004, by and between CepTor
                Corporation   and   Millennium   Inorganic    Chemicals,    Inc.
                (incorporated  by  reference  herein to Exhibit 10.7 to the Form
                SB-2)

10.8            Exclusive License Agreement,  dated September 15, 2004, with JCR
                Pharmaceuticals  Company, Ltd. (incorporated by reference herein to Exhibit 10.8 to the Form SB-2)

10.9*           Indemnification  Agreement,  dated October 6, 2005, with William
                H. Pursley

10.10*          Indemnification Agreement, dated October 6, 2005, with Norman W.
                Barton, M.D.

10.11*          Indemnification Agreement, dated October 6, 2005, with Donald W.
                Fallon

10.12*          Indemnification  Agreement,  dated October 6, 2005, with Leonard
                A. Mudry

16              Letter from Daszkal  Bolton LLP to the  Securities  and Exchange
                Commission,  dated  August 17, 2005  (incorporated  by reference herein to Exhibit 16 to our Current Report on Form 8-K/A,  filed on August 19, 2005)

23.1*           Consent of WithumSmith+Brown, P.C.

23.2*           Consent of Marcum & Kliegman LLP

23.3*           Consent  of Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
                (included in Exhibit 5)

24*             Power of Attorney (included on signature page)

------------------
*filed herewith